EXHIBIT 4.1

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                    WELLS FARGO ASSET SECURITIES CORPORATION,
                                    Depositor

                             WELLS FARGO BANK, N.A.,
                                    Servicer

                             WELLS FARGO BANK, N.A.,
                            Securities Administrator

                                       and

                             [___________________],
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                           Dated as of [_________], 20



               Home Equity Asset-Backed Certificates, Series 20 -

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

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms..................................................5
Section 1.02  Accounting....................................................64


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................64
Section 2.02  Acceptance by Custodian.......................................68
Section 2.03  Repurchase or Substitution of Mortgage Loans by the
              Depositor.....................................................70
Section 2.04  Representations and Warranties of the Depositor with respect to the Mortgage Loans.................................72
Section 2.05  Representations, Warranties and Covenants of the Servicer.....78
Section 2.06  Representations and Warranties of the Depositor...............80
Section 2.07  Issuance of Certificates and the Uncertificated Regular
              Interests.....................................................82


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer...................................82
Section 3.02  Collection of Mortgage Loan Payments..........................84
Section 3.03  Realization Upon Defaulted Mortgage Loans.....................84
Section 3.04  Collection Account, Distribution Account and Reserve
              Accounts......................................................86
Section 3.05  Permitted Withdrawals From the Collection Account.............91
Section 3.06  Establishment of Escrow Accounts; Deposits in Escrow
              Accounts......................................................92
Section 3.07  Permitted Withdrawals From Escrow Account.....................93
Section 3.08  Payment of Taxes, Insurance and Other Charges;
              Collections Thereunder; Primary Mortgage Insurance............93
Section 3.09  Transfer of Accounts..........................................94
Section 3.10  Maintenance of Hazard Insurance...............................94
Section 3.11  Maintenance of Mortgage Impairment Insurance Policy...........95
Section 3.12  Fidelity Bond, Errors and Omissions Insurance.................95
Section 3.13  Title, Management and Disposition of REO Property.............96
Section 3.14  Due-on-Sale Clauses; Assumption and Substitution
              Agreements....................................................98

Section 3.15  Duties of the Credit Risk Manager.............................99
Section 3.16  Optional Purchases of 60+ Day Delinquent Loans................99
Section 3.17  Trustee to Cooperate; Release of Files.......................100
Section 3.18  Servicing Compensation.......................................101
Section 3.19  Annual Statement as to Compliance............................102
Section 3.20  Annual Independent Certified Public Accountants' Reports.....102
Section 3.21  Access to Certain Documentation and Information Regarding
              the Mortgage Loans...........................................103
Section 3.22  Obligations of the Servicer in Respect of Compensating
              Interest.....................................................103
Section 3.23  Investment of Funds in the Collection Account and the
              Distribution Account.........................................103
Section 3.24  Liability of Servicer; Indemnification.......................105
Section 3.25  Reports of Foreclosure and Abandonment of Mortgaged
              Properties...................................................106
Section 3.26  Limitation of Liability of the Credit Risk Manager...........106
Section 3.27  No Personal Solicitation.....................................107
Section 3.28  Periodic Filings.............................................107


                                   ARTICLE IV

                                  FLOW OF FUNDS

Section 4.01  Interest Distributions.......................................109
Section 4.02  Distributions of Principal and Monthly Excess Cashflow
              Amounts......................................................111
Section 4.03  Allocation of Losses.........................................117
Section 4.04  Method of Distribution.......................................117
Section 4.05  Distributions on Book-Entry Certificates.....................118
Section 4.06  Statements...................................................118
Section 4.07  Remittance Reports; Advances.................................121
Section 4.08  REMIC Distributions..........................................123


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................128
Section 5.02  Registration of Transfer and Exchange of Certificates........129
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............133
Section 5.04  Persons Deemed Owners........................................134
Section 5.05  Appointment of Paying Agent..................................134


                                   ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

Section 6.01  Liability of the Servicer and the Depositor..................135

Section 6.02  Merger or Consolidation of, or Assumption of the
              Obligations of, the Servicer or the Depositor................135
Section 6.03  Limitation on Liability of the Servicer and Others...........135
Section 6.04  Servicer Not to Resign.......................................136
Section 6.05  Delegation of Duties.........................................136


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Servicer Events of Termination...............................137
Section 7.02  Trustee to Act; Appointment of Successor.....................139
Section 7.03  Waiver of Defaults...........................................140
Section 7.04  Notification to Certificateholders...........................140
Section 7.05  Survival of Servicer Liabilities.............................140


                                  ARTICLE VIII

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 8.01  Duties of Trustee and Securities Administrator...............140
Section 8.02  Certain Matters Affecting the Trustee and the Securities
              Administrator................................................142
Section 8.03  Trustee and Securities Administrator Not Liable for
              Certificates or Mortgage Loans...............................143
Section 8.04  Trustee and Securities Administrator May Own Certificates....144
Section 8.05  Trustee and Securities Administrator Fees and Expenses.......144
Section 8.06  Eligibility Requirements for Trustee and Securities
              Administrator................................................146
Section 8.07  Resignation or Removal of Trustee and Securities
              Administrator................................................146
Section 8.08  Successor Trustee and Successor Securities Administrator.....147
Section 8.09  Merger or Consolidation of Trustee or Securities
              Administrator................................................148
Section 8.10  Appointment of Co-Trustee or Separate Trustee................148
Section 8.11  Limitation of Liability......................................149
Section 8.12  Trustee or Securities Administrator May Enforce Claims
              Without Possession of Certificates...........................150
Section 8.13  Suits for Enforcement........................................150
Section 8.14  Waiver of Bond Requirement...................................151
Section 8.15  Waiver of Inventory, Accounting and Appraisal Requirement....151
Section 8.16  Appointment of Custodian.....................................151


                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 9.01  REMIC Administration.........................................151
Section 9.02  Prohibited Transactions and Activities.......................154

Section 9.03  Indemnification with Respect to Certain Taxes and Loss of
              REMIC Status.................................................154
Section 9.04  REO Property.................................................155
Section 9.05  Grantor Trust Administration.................................155


                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination..................................................156
Section 10.02 Additional Termination Requirements..........................157


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................158
Section 11.02 Recordation of Agreement; Counterparts.......................160
Section 11.03 Limitation on Rights of Certificateholders...................160
Section 11.04 Governing Law; Jurisdiction..................................161
Section 11.05 Notices......................................................161
Section 11.06 Severability of Provisions...................................162
Section 11.07 Article and Section References...............................162
Section 11.08 Notice to the Rating Agencies................................162
Section 11.09 Further Assurances...........................................163
Section 11.10 Benefits of Agreement........................................163
Section 11.11 Acts of Certificateholders...................................163

                                    EXHIBITS:

Exhibit A-AI-1A   Form of Class AI-1A Certificates
Exhibit A-AI-1B   Form of Class AI-1B Certificates
Exhibit A-AI-2    Form of Class AI-2 Certificates
Exhibit A-AI-3    Form of Class AI-3 Certificates
Exhibit A-AI-4    Form of Class AI-4 Certificates
Exhibit A-AI-5    Form of Class AI-5 Certificates
Exhibit A-AI-6    Form of Class AI-6 Certificates
Exhibit A-AI-7    Form of Class AI-7 Certificates
Exhibit A-AI-8    Form of Class AI-8 Certificates
Exhibit A-AI-9    Form of Class AI-9 Certificates
Exhibit A-AII-1A  Form of Class AII-1A Certificates
Exhibit A-AII-1B  Form of Class AII-1B Certificates
Exhibit A-AIII-1  Form of Class AIII-1 Certificates
Exhibit A-AIII-2  Form of Class AIII-2 Certificates
Exhibit A-AIII-3  Form of Class AIII-3 Certificates
Exhibit B-1       Form of Class M-1 Certificates
Exhibit B-2       Form of Class M-2 Certificates
Exhibit B-3       Form of Class M-3 Certificates
Exhibit B-4       Form of Class M-4 Certificates
Exhibit B-5       Form of Class M-5 Certificates
Exhibit B-6       Form of Class M-6 Certificates
Exhibit B-7       Form of Class M-7 Certificates
Exhibit B-8A      Form of Class M-8A Certificates
Exhibit B-8B      Form of Class M-8B Certificates
Exhibit B-9       Form of Class M-9 Certificates
Exhibit B-10      Form of Class M-10 Certificates
Exhibit C-1       Form of Class CE Certificates
Exhibit C-2       Form of Class P Certificates
Exhibit C-3       Form of Class R Certificates
Exhibit D-1       Group I Mortgage Loan Schedule
Exhibit D-2       Group II Mortgage Loan Schedule
Exhibit D-3       Group III Mortgage Loan Schedule
Exhibit E         Form of Request for Release
Exhibit F-1       Form of Custodian's Initial Certification
Exhibit F-2       Form of Custodian's Final Certification
Exhibit G         Mortgage Loan Purchase Agreement
Exhibit H         Form of Lost Note Affidavit
Exhibit I         Form of ERISA Representation
Exhibit J-1       Form of Investment Letter (Non-Rule 144A)
Exhibit J-2       Form of Rule 144A Investment Letter
Exhibit K         Form of Class R Certificate Transfer Affidavit
Exhibit L         Form of Transferor Certificate
Exhibit M         Monthly Information Provided by Servicer

Exhibit N-1       Form of Class AI Yield Maintenance Agreement
Exhibit N-2       Form of Class AII Yield Maintenance Agreement
Exhibit N-3       Form of Class AIII Yield Maintenance Agreement
Exhibit N-4       Form of Upper Mezzanine Yield Maintenance Agreement
Exhibit N-5       Form of Middle Mezzanine Yield Maintenance Agreement
Exhibit N-6       Form of Lower Mezzanine Yield Maintenance Agreement
Exhibit O         Form of Certification
Exhibit P         Form of Certification of the Securities Administrator
                  to be Provided to Servicer
Exhibit Q         List of Recordation States

            This Pooling and Servicing Agreement is dated as of [__________], 20 (the "Agreement"), among WELLS FARGO ASSET SECURITIES CORPORATION, as depositor (the "Depositor"), WELLS FARGO BANK, N.A., as servicer (the "Servicer"), WELLS FARGO BANK, N.A., as securities administrator (the "Securities Administrator") and [____________________], as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

            The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty-nine Classes of Certificates, designated as (i) the Class AI-1A, Class AI-1B, Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8, Class AI-9, Class AII-1A, Class AII-1B, Class AIII-1, Class AIII-2 and Class AIII-3 Certificates, (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A, Class M-8B, Class M-9 and Class M-10 Certificates, (iii) the Class CE Certificates, (iv) the Class P Certificates and
(v) the Class R Certificate.

                                     REMIC 1

            As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Yield Maintenance Agreements, the Reserve Funds, the Cap Carryover Amounts, the Prepayment Penalties, the Servicer Prepayment Penalty Payment Amounts and the Originator Prepayment Penalty Payment Amounts) as a real estate investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

=======================================================================================================
                          Uncertificated
                            REMIC 1 Pass-      Initial Uncertificated     Latest Possible Maturity
       Designation          Through Rate          Principal Balance                 Date(1)
-------------------------------------------------------------------------------------------------------
LT1AA                        Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AI1A                      Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AI1B                      Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AI2                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AI3                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AI4                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AI5                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AI6                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AI7                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AI8                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AI9                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AII1A                     Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AII1B                     Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AIII1                     Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AIII2                     Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1AIII3                     Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1M1                        Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1M2                        Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1M3                        Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1M4                        Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1M5                        Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1M6                        Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1M7                        Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1M8A                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1M8B                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1M9                        Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1M10                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1ZZ                        Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------

=======================================================================================================
                          Uncertificated
                            REMIC 1 Pass-      Initial Uncertificated     Latest Possible Maturity
       Designation          Through Rate          Principal Balance                 Date(1)
-------------------------------------------------------------------------------------------------------
LT1SUB                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1GRP                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT2SUB                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT2GRP                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT3SUB                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT3GRP                       Variable(2)                 $                   [___________], 20
-------------------------------------------------------------------------------------------------------
LT1XX                        Variable(2)                 $                   [___________], 20
=======================================================================================================

(1) Solely for purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2

            As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest represents the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions.

            The following table sets forth (or describes) the Class designation, Original Principal Balance, the Pass-Through Rate and Assumed Final Maturity Dates for each Class of Certificates comprising the interests in the Trust Fund created hereunder:

================================================================================================
                          Original Principal      Pass-Through             Assumed Final
         Class                  Balance               Rate                Maturity Dates*
------------------------------------------------------------------------------------------------
AI-1A                              $                   (1)               [___________], 20
------------------------------------------------------------------------------------------------
AI-1B                              $             [___]%(2)               [___________], 20
------------------------------------------------------------------------------------------------
AI-2                               $             [___]%(2)               [___________], 20
------------------------------------------------------------------------------------------------
AI-3                               $             [___]%(2)               [___________], 20
------------------------------------------------------------------------------------------------
AI-4                               $             [___]%(2)               [___________], 20
------------------------------------------------------------------------------------------------
AI-5                               $             [___]%(2)               [___________], 20
------------------------------------------------------------------------------------------------
AI-6                               $             [___]%(2)               [___________], 20
------------------------------------------------------------------------------------------------
AI-7                               $             [___]%(2)               [___________], 20
------------------------------------------------------------------------------------------------

================================================================================================
                          Original Principal      Pass-Through             Assumed Final
         Class                  Balance               Rate                Maturity Dates*
------------------------------------------------------------------------------------------------
AI-8                               $             [___]%(2)               [___________], 20
------------------------------------------------------------------------------------------------
AI-9                               $             [___]%(2)               [___________], 20
------------------------------------------------------------------------------------------------
AII-1A                             $                   (3)               [___________], 20
------------------------------------------------------------------------------------------------
AII-1B                             $                   (4)               [___________], 20
------------------------------------------------------------------------------------------------
AIII-1                             $                   (5)               [___________], 20
------------------------------------------------------------------------------------------------
AIII-2                             $                   (6)               [___________], 20
------------------------------------------------------------------------------------------------
AIII-3                             $                   (7)               [___________], 20
------------------------------------------------------------------------------------------------
M-1                                $                   (8)               [___________], 20
------------------------------------------------------------------------------------------------
M-2                                $                   (9)               [___________], 20
------------------------------------------------------------------------------------------------
M-3                                $                  (10)               [___________], 20
------------------------------------------------------------------------------------------------
M-4                                $                  (11)               [___________], 20
------------------------------------------------------------------------------------------------
M-5                                $                  (12)               [___________], 20
------------------------------------------------------------------------------------------------
M-6                                $                  (13)               [___________], 20
------------------------------------------------------------------------------------------------
M-7                                $                  (14)               [___________], 20
------------------------------------------------------------------------------------------------
M-8A                               $                  (15)               [___________], 20
------------------------------------------------------------------------------------------------
M-8B                               $            [___]%(16)               [___________], 20
------------------------------------------------------------------------------------------------
M-9                                $                  (17)               [___________], 20
------------------------------------------------------------------------------------------------
M-10                               $            [___]%(16)               [___________], 20
------------------------------------------------------------------------------------------------
CE                               (18)                 (18)                      N/A
------------------------------------------------------------------------------------------------
P                                 N/A                 N/A                       N/A
------------------------------------------------------------------------------------------------
R                                 N/A                 N/A                       N/A
------------------------------------------------------------------------------------------------
Total                              $
================================================================================================

* Solely for purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 2.

(1) The Pass-Through Rate for the Class AI-1A Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class AI-1A Formula Rate and (ii) the Group I Cap for such Distribution Date.

(2) The Pass-Through Rate for such Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Formula Rate set forth for such Certificates in the table above and (ii) the Group I Cap for such Distribution Date.

(3) The Pass-Through Rate for the Class AII-1A Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class AII-1A Formula Rate and (ii) the Group II Cap for such Distribution Date.

(4) The Pass-Through Rate for the Class AII-1B Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class AII-1B Formula Rate and (ii) the Group II Cap for such Distribution Date.

(5) The Pass-Through Rate for the Class AIII-1 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class AIII-1 Formula Rate and (ii) the Group III Cap for such Distribution Date.

(6) The Pass-Through Rate for the Class AIII-2 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class AIII-2 Formula Rate and (ii) the Group III Cap for such Distribution Date.

(7) The Pass-Through Rate for the Class AIII-3 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class AIII-3 Formula Rate and (ii) the Group III Cap for such Distribution Date.

(8) The Pass-Through Rate for the Class M-1 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-1 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(9) The Pass-Through Rate for the Class M-2 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-2 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(10) The Pass-Through Rate for the Class M-3 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-3 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(11) The Pass-Through Rate for the Class M-4 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-4 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(12) The Pass-Through Rate for the Class M-5 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-5 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(13) The Pass-Through Rate for the Class M-6 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-6 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(14) The Pass-Through Rate for the Class M-7 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-7 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(15) The Pass-Through Rate for the Class M-8A Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-8A Formula Rate and (ii) the Pool Cap for such Distribution Date.

(16) The Pass-Through Rate for such Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Formula Rate set forth for such Certificates in the table above and (ii) the Pool Cap for such Distribution Date.

(17) The Pass-Through Rate for the Class M-9 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-9 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(18) Solely for REMIC purposes, the Class CE Certificates will (i) have an Original Principal Balance equal to the Initial Overcollateralization Amount and (ii) will bear interest on their Notional Amount.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Interest on all Classes of REMIC 1 Regular Interests and on each Fixed Rate Class will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on all Floating Rate Classes will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

            "1933 Act": The Securities Act of 1933, as amended.

            "60+ Day Delinquent Loan": Each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

            "Account": Any of the Collection Account, the Distribution Account, the Class AI Reserve Account, the Class AII Reserve Account, the Class AIII Reserve Account, the Upper Mezzanine Reserve Account, the Middle Mezzanine Reserve Account, the Lower Mezzanine Reserve Account or the Escrow Account.

            "Accrued Certificate Interest": With respect to each Distribution Date and Class of Certificates (other than the Class CE, Class P and Class R Certificates), an amount equal to the interest accrued at the Pass-Through Rate set forth or described for such Class in the table in the Preliminary Statement during the related Interest Accrual Period on the Principal Balance of such Class of Certificates, reduced by such Class' Interest Percentage of any Current Interest Shortfall Amount for such Distribution Date.

            "Adjustable Rate Mortgage Loan": A Mortgage Loan which has a rate at which interest accrues that adjusts based on the applicable Index plus a related Gross Margin, as set forth and subject to the limitations in the related Mortgage Note.

            "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each adjustment date on which the Mortgage Interest Rate changes pursuant to the related Mortgage Note. The first Adjustment Date following the applicable Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedules.

            "Advance": As to any Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.07 or if the Servicer fails to make any advance, by the Trustee pursuant to Section 7.01.

            "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

            "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement and all amendments and supplements hereto.

            "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

            "Applied Realized Loss Amount": With respect to each Distribution Date, the excess, if any, of (a) the aggregate of the Principal Balances of the Certificates (after giving effect to all distributions on such Distribution Date and the increase of any Principal Balances as a result of Subsequent Recoveries) over (b) the Pool Balance as of the end of the related Collection Period.

            "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

            "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

            "Available Funds": As to any Distribution Date, an amount equal to the excess of (i) the sum of: (a) the aggregate of the Monthly Payments due during the related Collection Period and received on or prior to the related Determination Date by the Servicer, (b) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Principal Prepayments, Substitution Adjustment Amounts, the Purchase Price for any repurchased Mortgage Loan, the Termination Price with respect to the termination of the Trust pursuant to Section 10.01 hereof and other unscheduled recoveries of principal and interest (excluding Prepayment Penalties, Originator Prepayment Penalty Payment Amounts and Servicer Prepayment Penalty Payment Amounts) in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of an REO Property deposited in the Collection Account for such Distribution Date, (d) any Compensating Interest for such Distribution Date, (e) the aggregate of any Advances made by the Servicer or the Trustee for such Distribution Date and (f) any Reimbursement Amount or Subsequent Recovery deposited into the Collection Account during the related Prepayment Period over
(ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to Sections 3.05 or 6.03, (b) amounts reimbursable or payable to the Trustee pursuant to Section 7.01 or Section 8.05 and amounts reimbursable or payable to the Securities Administrator pursuant to Section 8.05 or Section 9.01(c), (c) Stayed Funds, (d) the Servicing Fee and (e) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

            "Bankruptcy Code": Title 11 of the United States Code, as amended.

            "Balloon Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

            "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

            "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class AI-1A, Class AI-1B, Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8, Class AI-9, Class AII-1A, Class AII-1B, Class AIII-1, Class AIII-2, Class AIII-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A, Class M-8B, Class M-9 and Class M-10 Certificates shall be Book-Entry Certificates.

            "Business Day": Any day other than (i) a Saturday or a Sunday or
(ii) a legal holiday in the State of Delaware, State of New York, the State of Maryland, the State of Minnesota, the State of Iowa or in the city in which the Corporate Trust Office of the Trustee or the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

            "Cap": Any of the Group I Cap, the Group II Cap, the Group III Cap or the Pool Cap.

            "Cap Amount": With respect to any Distribution Date and any of (a) the Class AII-1A or Class AII-1B Certificates and any Distribution Date is equal to (i) the Class AII Yield Maintenance Agreement Payment for such Distribution Date multiplied by (ii) a fraction equal to (A) the Principal Balance of such Class immediately prior to such Distribution Date divided by (B) the sum of the Principal Balances of the Class AII-1A and Class AII-1B Certificates immediately prior to such Distribution Date; (b) the Class AIII-1, Class AIII-2 or Class AIII-3 Certificates and any Distribution Date is equal to (i) the Class AIII Yield Maintenance Agreement Payment for such Distribution Date multiplied by
(ii) a fraction equal to (A) the Principal Balance of such Class immediately prior to such Distribution Date divided by (B) the sum of the Principal Balances of the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates immediately prior to such Distribution Date; (c) the Class M-1, Class M-2, Class M-3, Class M-4 or Class M-5 Certificates and any Distribution Date is equal to (i) the Upper Mezzanine Yield Maintenance Agreement Payment for such Distribution Date multiplied by (ii) a fraction equal to (A) the Principal Balance of such Class immediately prior to such Distribution Date divided by (B) the sum of the Principal Balances of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates immediately prior to such Distribution Date; (d) the Class M-6 and Class M-7 Certificates and any Distribution Date is equal to (i) the Middle Mezzanine Yield Maintenance Agreement Payment for such Distribution Date multiplied by (ii) a fraction equal to (A) the Principal Balance of such Class immediately prior to such Distribution Date divided by (B) the sum of the Principal Balances of the Class M-6 and Class M-7 Certificates immediately prior to such Distribution Date; and (e) the Class M-8A or Class M-9 Certificates and any Distribution Date is equal to (i) the Lower Mezzanine Yield Maintenance Agreement Payment for such Distribution Date multiplied by (ii) a fraction equal to (A) the Principal Balance of such Class immediately prior to such Distribution Date divided by (B) the sum of the Principal Balances of the Class M-8A and Class M-9 Certificates immediately prior to such Distribution Date.

            "Cap Carryover Amount": If on any Distribution Date, the Accrued Certificate Interest for any Certificate is based upon a Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on such Distribution Date based on the related Formula Rate, over (ii) the amount of interest such Certificate received on such Distribution Date based on the related Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Formula Rate on such Certificate).

            "Certificate": Any Regular Certificate or Class R Certificate.

            "Certificate Custodian": Initially, [________________]; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Securities Administrator.

            "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of the Class R Certificate for any purpose hereof.

            "Class": Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

            "Class A Certificate": Any one of the Class AI, Class AII or Class AIII Certificates.

            "Class A Certificateholders": Collectively, the Holders of the Class A Certificates.

            "Class AI Certificate": Any one of the Certificates with an "AI" designated on the face thereof substantially in the form annexed hereto as Exhibits A-AI-1A, A-AI-1B, A-AI-2, A-AI-3, A-AI-4, A-AI-5, A-AI-6, A-AI-7, A-AI-8 and A-AI-9, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class AI Certificates Principal Allocation": With respect to any Distribution Date and the Group I Senior Principal Distribution Amount, to the Class AI Certificates, sequentially, as follows (i) to the Class AI-9 Certificates, up to the Priority Amount, (ii) concurrently, to the Class AI-1A and Class AI-1B Certificates, pro rata; and (iii) sequentially, to the Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8 and Class AI-9 Certificates.

            "Class AI Reserve Account": The trust account created and maintained by the Securities Administrator pursuant to Section 3.04(g) which shall be entitled "Class AI Reserve Account, Wells Fargo Bank, N.A., as Securities Administrator for [_________________], as Trustee, in trust for registered Holders of the Class AI-1A Certificates of Wells Fargo Home Equity Asset-Backed Securities 20 - Trust, Home Equity Asset-Backed Certificates, Series 20 - ," and which must be an Eligible Account. Amounts on deposit in the Class AI Reserve Account shall not be invested. The Class AI Reserve Account shall not be an asset of any REMIC formed under this Agreement.

            "Class AI Yield Maintenance Agreement": The yield maintenance agreement between the Securities Administrator, on behalf of the Trust, and the Yield Maintenance Agreement Provider substantially in the form attached hereto as Exhibit N-1. The Class AI Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

            "Class AI Yield Maintenance Agreement Payment": On each Distribution Date through the Distribution Date in [_________] 20 , the amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable upper strike rate for such Distribution Date over the lower strike rate for such Distribution Date, in each case as set forth on the schedule attached to the confirmation to the Class AI Yield Maintenance Agreement for such Distribution Date, (b) the Effective Notional Amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or the Closing Date, in the case of the first Distribution Date) to but excluding the current Distribution Date and the denominator of which is 360.

            "Class AI-1A Certificate Margin": For each Distribution Date, [___]% per annum.

            "Class AI-1A Formula Rate": For each Distribution Date, a rate per annum equal to One-Month LIBOR as of the related LIBOR Determination Date, plus the Class AI-1A Certificate Margin.

            "Class AI-1B Formula Rate": For each Distribution Date, a rate per annum equal to [___]%.

            "Class AI-2 Formula Rate": For each Distribution Date, a rate per annum equal to [___]%.

            "Class AI-3 Formula Rate": For each Distribution Date, a rate per annum equal to [___]%.

            "Class AI-4 Formula Rate": For each Distribution Date, a rate per annum equal to [___]%.

            "Class AI-5 Formula Rate": For each Distribution Date, a rate per annum equal to [___]%.

            "Class AI-6 Formula Rate": For each Distribution Date, a rate per annum equal to [___]%.

            "Class AI-7 Formula Rate": For each Distribution Date, a rate per annum equal to [___]%.

            "Class AI-8 Formula Rate": For each Distribution Date, a rate per annum equal to [___]%.

            "Class AI-9 Formula Rate": For each Distribution Date, a rate per annum equal to [___]%.

            "Class AII Certificate": Any one of the Certificates with an "AII" designated on the face thereof substantially in the form annexed hereto as Exhibits A-AII-1A and A-AII-1B, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class AII-1A Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class AII-1A Formula Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class AII-1A Certificate Margin and (b) the Group II Maximum Rate Cap.

            "Class AII Reserve Account": The trust account created and maintained by the Securities Administrator pursuant to Section 3.04(g) which shall be entitled "Class AII Reserve Account, Wells Fargo Bank, N.A., as Securities Administrator for [_________________], as Trustee, in trust for registered Holders of the Class AII Certificates of Wells Fargo Home Equity Asset-Backed Securities 20 - Trust, Home Equity Asset-Backed Certificates, Series 20 - ," and which must be an Eligible Account. Amounts on deposit in the Class AII Reserve Account shall not be invested. The Class AII Reserve Account shall not be an asset of any REMIC formed under this Agreement.

            "Class AII Yield Maintenance Agreement": The yield maintenance agreement between the Securities Administrator, on behalf of the Trust, and the Yield Maintenance Agreement Provider substantially in the form attached hereto as Exhibit N-2. The Class AII Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

            "Class AII Yield Maintenance Agreement Payment": On each Distribution Date through the Distribution Date in [___________] 20 , the amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and
(ii) the applicable upper strike rate for such Distribution Date over the applicable lower strike rate for such Distribution Date, in each case as set forth on the schedule attached to the confirmation to the Class AII Yield Maintenance Agreement for such Distribution Date, (b) the Effective Notional Amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or the Closing Date, in the case of the first Distribution Date) to but excluding the current Distribution Date and the denominator of which is 360.

            "Class AII-1B Applied Realized Loss Amount": As to the Class AII-1B Certificates and as of any Distribution Date after the Principal Balance of the Class M-1 Certificates has been reduced to zero, the lesser of (x) the Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class AII-1B Applied Realized Loss Amount, if any, on such Distribution
Date) and (y) the excess of the aggregate Principal Balance of the Class AII-1A and Class AII-1B Certificates over the aggregate unpaid principal balance of the Group II Mortgage Loans.

            "Class AII-1B Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class AII-1B Formula Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class AII-1B Certificate Margin and (b) the Group II Maximum Rate Cap.

            "Class AII-1B Realized Loss Amortization Amount": As to the Class AII-1B Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class AII-1B Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) and (ii) hereof, in each case for such Distribution Date.

            "Class AIII Certificate": Any one of the Certificates with an "AIII" designated on the face thereof substantially in the form annexed hereto as Exhibits A-AIII-1, A-AIII-2 and A-AIII-3, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class AIII Reserve Account": The trust account created and maintained by the Securities Administrator pursuant to Section 3.04(g) which shall be entitled "Class AIII Reserve Account, Wells Fargo Bank, N.A., as Securities Administrator for [_______________], as Trustee, in trust for registered Holders of the Class AIII Certificates of Wells Fargo Home Equity Asset-Backed Securities 20 - Trust, Home Equity Asset-Backed Certificates, Series 20 - ," and which must be an Eligible Account. Amounts on deposit in the Class AIII Reserve Account shall not be invested. The Class AIII Reserve Account shall not be an asset of any REMIC formed under this Agreement.

            "Class AIII Yield Maintenance Agreement": The yield maintenance agreement between the Securities Administrator, on behalf of the Trust, and the Yield Maintenance Agreement Provider substantially in the form attached hereto as Exhibit N-3. The Class AIII Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

            "Class AIII Yield Maintenance Agreement Payment": On each Distribution Date through the Distribution Date in [___________] 20 , the amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and
(ii) the applicable upper strike rate for such Distribution Date over the lower strike rate for such Distribution Date, in each case as set forth on the schedule attached to the confirmation to the Class AIII Yield Maintenance Agreement for such Distribution Date, (b) the Effective Notional Amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or the Closing Date, in the case of the first Distribution Date) to but excluding the current Distribution Date and the denominator of which is 360.

            "Class AIII-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class AIII-1 Formula Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class AIII-1 Certificate Margin and (b) the Group III Maximum Rate Cap.

            "Class AIII-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class AIII-2 Formula Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class AIII-2 Certificate Margin and (b) the Group III Maximum Rate Cap.

            "Class AIII-3 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class AIII-3 Formula Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class AIII-3 Certificate Margin and (b) the Group III Maximum Rate Cap.

            "Class CE Certificates": Any one of the Class CE Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-1, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class CE Distributable Amount": With respect to any Distribution Date, the sum of (i) the interest accrued on such Class CE Certificate at its Pass-Through Rate calculated on its Notional Amount less the amount (without duplication) of Cap Carryover Amounts paid pursuant to Section 4.02(b)(xxxiv),
(ii) any remaining Overcollateralization Release Amounts and (iii) the aggregate of amounts remaining in the Reserve Accounts after the distributions in Section 3.04(g)(i), (ii), (iii) and (iv).

            "Class M Certificate": Any one of the Certificates with an "M" designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, Exhibit B-5, Exhibit B-6, Exhibit B-7, Exhibit B-8A, Exhibit B-8B, Exhibit B-9 and Exhibit B-10, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class M Certificateholders": Collectively, the Holders of the Class M Certificates.

            "Class M-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class M-1 Formula Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-1 Certificate Margin and (b) the Pool Maximum Rate Cap.

            "Class M-1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [___]% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

            "Class M-1 Realized Loss Amortization Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (v) hereof, in each case for such Distribution Date.

            "Class M-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class M-2 Formula Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-2 Certificate Margin and (b) the Pool Maximum Rate Cap.

            "Class M-2 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [___]% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

            "Class M-2 Realized Loss Amortization Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (viii) hereof, in each case for such Distribution Date.

            "Class M-3 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class M-3 Formula Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-3 Certificate Margin and (b) the Pool Maximum Rate Cap.

            "Class M-3 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), and (iv) the Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [___]% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

            "Class M-3 Realized Loss Amortization Amount": As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xi) hereof, in each case for such Distribution Date.

            "Class M-4 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class M-4 Formula Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-4 Certificate Margin and (b) the Pool Maximum Rate Cap.

            "Class M-4 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [___]% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

            "Class M-4 Realized Loss Amortization Amount": As to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly

Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xiv) hereof, in each case for such Distribution Date.

            "Class M-5 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class M-5 Formula Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-5 Certificate Margin and (b) the Pool Maximum Rate Cap.

            "Class M-5 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [___]% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

            "Class M-5 Realized Loss Amortization Amount": As to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xvii) hereof, in each case for such Distribution Date.

            "Class M-6 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class M-6 Formula Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-6 Certificate Margin and (b) the Pool Maximum Rate Cap.

            "Class M-6 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [___]% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

            "Class M-6 Realized Loss Amortization Amount": As to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xx) hereof, in each case for such Distribution Date.

            "Class M-7 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class M-7 Formula Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-7 Certificate Margin and (b) the Pool Maximum Rate Cap.

            "Class M-7 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [___]% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

            "Class M-7 Realized Loss Amortization Amount": As to the Class M-7 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-7 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly

Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxiii) hereof, in each case for such Distribution Date.

            "Class M-8 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date) and (viii) the sum of the Principal Balances of the Class M-8A and Class M-8B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [___]% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

            "Class M-8 Realized Loss Amortization Amount": As to the Class M-8A and Class M-8B Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-8A and Class M-8B Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxvi) hereof, in each case for such Distribution Date.

            "Class M-8A Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class M-8A Formula Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-8A Certificate Margin and (b) the Pool Maximum Rate Cap.

            "Class M-8B Formula Rate": For each Distribution Date, the lesser of
(a) [___]% and (b) the Pool Maximum Rate Cap.

            "Class M-9 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, [___]% per annum, and (ii) following the Optional Termination Date, [___]% per annum.

            "Class M-9 Formula Rate": For each Distribution Date, the lesser of
(a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-9 Certificate Margin and (b) the Pool Maximum Rate Cap.

            "Class M-9 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the sum of the Principal Balances of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) [___]% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

            "Class M-9 Realized Loss Amortization Amount": As to the Class M-9 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-9 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxix) hereof, in each case for such Distribution Date.

            "Class M-10 Formula Rate": For each Distribution Date, the lesser of
(a) [___]% and (b) the Pool Maximum Rate Cap.

            "Class M-10 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such

Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the sum of the Principal Balances of the Class M-8A and Class M-8B Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [___]% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

            "Class M-10 Realized Loss Amortization Amount": As to the Class M-10 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-10 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxxii) hereof, in each case for such Distribution Date.

            "Class P Certificate": Any one of the Certificates with a "P" designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class R Certificate": The Class R Certificate executed by the Securities Administrator on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-3 and evidencing the ownership of the Residual Interest in each of REMIC 1 and REMIC 2. The Class R Certificate represents the ownership of the Class R-1 Interest and the Class R-2 Interest.

            "Class R-1 Interest": The uncertificated residual interest in REMIC
1.

            "Class R-2 Interest": The uncertificated residual interest in REMIC
2.

            "Closing Date": [___________], 20 .

            "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

            "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.04(a), which shall be entitled "Collection Account, Wells Fargo Bank, N.A., as Servicer for [____________________], as Trustee, in trust for registered Holders of Wells Fargo Home Equity Asset-Backed Securities 20 - Trust, Home Equity Asset-Backed Certificates, Series 20 - ," and which must be an Eligible Account.

            "Collection Period": With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

            "Commission": The United States Securities and Exchange Commission.

            "Compensating Interest": As defined in Section 3.22 hereof.

            "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

            "Corporate Trust Office": With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at [_____________________], Attention: WFHET 20 - or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator and the Servicer. With respect to the Securities Administrator, the corporate trust office of the Securities Administrator at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) for certificate transfer purposes, [_____________________],
Attention: Client Manager-WFHET, Series 20 - and (ii) for all other purposes, [_____________________], Attention: Client Manager-WFHET, Series 20 - or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Servicer.

            "Corresponding Classes": With respect to REMIC 1 and REMIC 2, the following Classes shall be Corresponding Classes:

--------------------------------------------------------------------------------

 Corresponding REMIC 1 Classes              Corresponding REMIC 2 Classes
--------------------------------------------------------------------------------

            LT1AI1A                                  Class AI-1A Certificates
--------------------------------------------------------------------------------

            LT1AI1B                                  Class AI-1B Certificates
--------------------------------------------------------------------------------

            LT1AI2                                   Class AI-2 Certificates
--------------------------------------------------------------------------------

            LT1AI3                                   Class AI-3 Certificates
--------------------------------------------------------------------------------

            LT1AI4                                   Class AI-4 Certificates
--------------------------------------------------------------------------------

            LT1AI5                                   Class AI-5 Certificates
--------------------------------------------------------------------------------

            LT1AI6                                   Class AI-6 Certificates
--------------------------------------------------------------------------------

            LT1AI7                                   Class AI-7 Certificates
--------------------------------------------------------------------------------

            LT1AI8                                   Class AI-8 Certificates
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            LT1AI9                                   Class AI-9 Certificates
--------------------------------------------------------------------------------

            LT1AII1A                                 Class AII-1A Certificates
--------------------------------------------------------------------------------

            LT1AII1B                                 Class AII-1B Certificates
--------------------------------------------------------------------------------

            LT1AIII1                                 Class AIII-1 Certificates
--------------------------------------------------------------------------------

            LT1AIII2                                 Class AIII-2 Certificates
--------------------------------------------------------------------------------

            LT1AIII3                                 Class AIII-3 Certificates
--------------------------------------------------------------------------------

            LT1M1                                    Class M-1 Certificates
--------------------------------------------------------------------------------

            LT1M2                                    Class M-2 Certificates
--------------------------------------------------------------------------------

            LT1M3                                    Class M-3 Certificates
--------------------------------------------------------------------------------

            LT1M4                                    Class M-4 Certificates
--------------------------------------------------------------------------------

            LT1M5                                    Class M-5 Certificates
--------------------------------------------------------------------------------

            LT1M6                                    Class M-6 Certificates
--------------------------------------------------------------------------------

            LT1M7                                    Class M-7 Certificates
--------------------------------------------------------------------------------

            LT1M8A                                   Class M-8A Certificates
--------------------------------------------------------------------------------

            LT1M8B                                   Class M-8B Certificates
--------------------------------------------------------------------------------

            LT1M9                                    Class M-9 Certificates
--------------------------------------------------------------------------------

            LT1M10                                   Class M-10 Certificates
--------------------------------------------------------------------------------

            "Credit Risk Management Agreement": The Credit Risk Management Agreement between the Servicer and the Credit Risk Manager dated
[______________], 20 .

            "Credit Risk Manager": [__________________], a [________________].

            "Current Interest Shortfall": With respect to any Distribution Date, the sum of (i) the aggregate amount of Relief Act Shortfalls, (ii) the aggregate amount of Prepayment Interest Shortfalls attributable to partial Principal Prepayments and (iii) the amount, if any, by which (x) the aggregate amount of Prepayment Interest Shortfalls attributable to Principal Prepayments in full exceeds (y) the Compensating Interest for such Distribution Date.

            "Credit Risk Manager Fee": The fee payable to the Credit Risk Manager on each Distribution Date for its services as Credit Risk Manager, in an amount equal to the product of

(i) one-twelfth of the Credit Risk Manager Fee Rate and (ii) the Pool Balance as of the opening of business on the first day of the related Collection Period.

            "Credit Risk Manager Fee Rate": With respect to any Distribution Date, [___]% per annum.

            "Custodial Agreement": That certain Custodial Agreement, dated as of [______________], 20 , among the Custodian, the Depositor, the Servicer and the Trustee.

            "Custodian": Wells Fargo Bank, N.A., as custodian pursuant to the Custodial Agreement, and any successor custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.16. The Custodian may (but need not) be the Trustee, the Securities Administrator or the Servicer or any Person directly or indirectly controlling or controlled by or under common control of any of them.

            "Cut-off Date": With respect to each Mortgage Loan, the Due Date occurring in [_____________] 20 .

            "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the applicable Cut-off Date after giving effect to any Monthly Payment due on such date and to the application of funds received or advanced on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan).

            "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

            "Defective Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificates": As defined in Section 5.02(c) hereof.

            "Delinquent": Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

            "Depositor": Wells Fargo Asset Securities Corporation, a Delaware corporation, or any successor in interest.

            "Depository": The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the 17th day of the calendar month in which such Distribution Date occurs or, if such 17th day is not a Business Day, the Business Day immediately preceding such 17th day.

            "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, or (iv) any other Person so designated by the Securities Administrator based upon an Opinion of Counsel provided by nationally recognized counsel to the Securities Administrator that the holding of an ownership interest in the Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

            "Distribution Account": The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.04(b), which shall be entitled "Distribution Account, Wells Fargo Bank, N.A., as Securities Administrator, in trust for the registered Holders of Wells Fargo Home Equity Asset-Backed Securities 20 - Trust, Home Equity Asset-Backed Certificates, Series 20 - ," and which must be an Eligible Account.

            "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in [____________] 20 .

            "Distribution Date Statement": As defined in Section 4.06(a) hereof.

            "Document Transfer Event": The 60th day following the day on which either (i) Wells Fargo Bank, N.A. is no longer the Servicer of any of the Mortgage Loans or (ii) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "[__]" by [__].

            "Due Date": With respect to each Mortgage Loan, the day of the calendar month on which the Monthly Payment for such Mortgage Loan was due in accordance with the terms of the related Mortgage Note, exclusive of any grace period.

            "Effective Notional Amount": With respect to each Distribution Date and each Yield Maintenance Agreement, the notional amount set forth in such Yield Maintenance Agreement multiplied by a scale factor of 100.

            "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "[__]" by [__], "[__]" by [__], "[__]" by [__] and "[__]" by [__] (or
comparable ratings if [__], [__], [__] and [__] are not the Rating Agencies) by each of the Rating Agencies at the time any amounts are held on deposit therein,
(ii) an account or accounts the deposits in which are fully insured by the FDIC,
(iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Securities Administrator, the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

            "Eligible Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Securities Administrator, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee or the Securities Administrator serves as an advisor:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee, the Securities Administrator or their respective agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of [__], [__] and [__] and the highest available rating category of [__] and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

            (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by [__], [__] and [__] and [__] or higher by [__], provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee or the Securities Administrator in exchange for such collateral and (C) be delivered to the Trustee, the Securities Administrator or, if the Trustee or the Securities Administrator is supplying the collateral, an agent for the Trustee or the Securities Administrator, as the case may be, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds registered under the Investment Company Act of 1940 (including funds managed or advised by the Trustee or the Securities Administrator or affiliates thereof) that, if rated by each Rating Agency, are rated in its highest rating category (if so rated by such Rating Agency); and

            (vii) if previously confirmed in writing to the Trustee and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as an eligible investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates;

            provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            "Eligible Substitute Mortgage Loan": A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, the outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate, with respect to a Fixed Rate Mortgage Loan, not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan, (iii) have the same Due Date as the Defective Mortgage Loan; (iv) if an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Interest Rate not less than the Maximum Mortgage Interest Rate for the Defective Mortgage Loan, (v) if an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Interest Rate not less than the Minimum Mortgage Interest Rate of the Defective Mortgage Loan, (vi) if an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Defective Mortgage Loan, (vii) if an Adjustable Rate Mortgage Loan, have the same Index and frequency of adjustment as the Defective Mortgage Loan (viii) if an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Defective Mortgage Loan, (ix) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan, (x) be current as of the date of substitution, (xi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Defective Mortgage Loan as of such date, (xii) have a risk grading at least equal to the risk grading assigned on the Defective Mortgage Loan, (xiii) have the same lien priority as the Defective Mortgage Loan; (xiv) have a Prepayment Penalty at least equal in amount and duration of that of the Defective Mortgage Loan and (xv) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balance, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (ix) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (xi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be. Any Defective Mortgage Loan that is a Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan must be replaced by an Eligible Substitute Mortgage Loan that will be a Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan, as applicable.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA-Restricted Certificates": Any of the Class CE, Class P and Class R Certificates.

            "Escrow Account": The account or accounts created and maintained pursuant to Section 3.06.

            "Escrow Agreement": An agreement between a Mortgagor and the Servicer relating to accounts constituting taxes and/or fire and hazard insurance premiums required to be escrowed.

            "Escrow Payments": The amounts constituting taxes and/or fire and hazard insurance premiums required to be escrowed to an Escrow Agreement.

            "Estate in Real Property": A fee simple estate in a parcel of real property.

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Expense Fee Rate": The sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

            "Extended Period": As defined in Section 9.04(b).

            "Extra Principal Distribution Amount": As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date, after reduction (but not below zero) by any Current Interest Shortfall and (y) the Overcollateralization Deficiency for such Distribution Date.

            "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

            "Fidelity Bond": Shall have the meaning assigned thereto in Section 3.12.

            "Fixed Rate Class": Any of the Class AI-1B, Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8, Class AI-9, Class M-8B or Class M-10 Certificates.

            "Fixed Rate Mortgage Loan": A Mortgage Loan which has a constant annual rate at which interest accrues in accordance with the provisions of the related Mortgage Note.

            "Floating Rate Class": Any of the Class AI-1A, Class AII-1A, Class AII-1B, Class AIII-1, Class AIII-2, Class AIII-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A or Class M-9 Certificates.

            "Foreclosure Price": The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

            "Formula Rate": Any of the Class AI-1A Formula Rate, the Class AI-1B Formula Rate, the Class AI-2 Formula Rate, the Class AI-3 Formula Rate, the Class AI-4 Formula Rate, the Class AI-5 Formula Rate, the Class AI-6 Formula Rate, the Class AI-7 Formula Rate, the Class AI-8 Formula Rate, the Class AI-9 Formula Rate, the Class AII-1A Formula Rate, the Class AII-1B Formula Rate, the Class AIII-1 Formula Rate, the Class AIII-2 Formula Rate, the Class AIII-3 Formula Rate, the Class M-1 Formula Rate, the Class M-2 Formula Rate, the Class M-3 Formula Rate, the Class M-4 Formula Rate, the Class M-5 Formula Rate, the Class M-6 Formula Rate, the Class M-7 Formula Rate, the Class M-8A Formula Rate, the Class M-8B Formula Rate, the Class M-9 Formula Rate and the Class M-10 Formula Rate.

            "Grantor Trust": That portion of the Trust exclusive of REMIC 1 and REMIC 2 consisting of (a) the Prepayment Penalties, any Originator Prepayment Penalty Payment

Amounts, any Servicer Prepayment Penalty Payment Amounts, proceeds thereof in the Custodial Account or Distribution Account and the right of the Class P Certificateholders to receive such Prepayment Penalties, Originator Prepayment Penalty Payment Amounts and Servicer Prepayment Penalty Payment Amounts, (b) the right of the Certificates (other than the Class CE, Class P and Class R Certificates) to receive Cap Carryover Amounts, (c) the Yield Maintenance Agreements, the Reserve Accounts and the beneficial interest of the Class CE Certificates with respect thereto and (d) the obligation of the Class CE Certificates to pay Cap Carryover Amounts.

            "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Mortgage Loan.

            "Group I Cap": As of any Distribution Date and the Class AI Certificates, a per annum rate (adjusted in the case of the Class AI-1A Certificates by multiplying such rate by a fraction equal to 30 over the actual number of days in the related Interest Accrual Period) equal to the Weighted Average Net Mortgage Interest Rate for the Group I Mortgage Loans.

            "Group I Interest Remittance Amount": As of any Distribution Date, the sum, without duplication, of (i) all interest due and collected with respect to the related Collection Period on the Group I Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date and any interest advanced by the Servicer or the Trustee on the Group I Mortgage Loans with respect to the related Collection Period (less the Servicing Fee, amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03, amounts reimbursable or payable to the Trustee pursuant to this Agreement, including, without limitation, Sections 7.01 and 8.05 and amounts reimbursable or payable to the Securities Administrator pursuant to this Agreement, including, without limitation, Sections 8.05 and 9.01(c)), (ii) all Compensating Interest paid by the Servicer on the related Distribution Date with respect to such Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment, substitution, Purchase Price, Termination Price, Insurance Proceeds or Net Liquidation Proceeds relating to interest with respect to such Mortgage Loans received during the related Prepayment Period and (iv) the portion of any Reimbursement Amount relating to such Mortgage Loans received during the related Prepayment Period.

            "Group I Mortgage Loan": Each Mortgage Loan listed on Exhibit D-1 hereto.

            "Group I Parity Amount": With respect to any Distribution Date, the greater of (i) zero and (ii) the excess, if any, of the Principal Balance of the Class AI Certificates immediately prior to such Distribution Date over the aggregate unpaid principal balance of the Group I Mortgage Loans as of the last day of the related Collection Period.

            "Group I Senior Principal Distribution Amount": With respect to any Distribution Date, the lesser of (i) the aggregate Principal Balance of the Class AI Certificates immediately prior to such Distribution Date, (ii) the Senior Principal Distribution Amount and (iii) the greatest of (a) the product of (I) the Senior Principal Distribution Amount for such

Distribution Date and (II) a fraction, the numerator of which is the excess of the aggregate unpaid principal balance of the Group I Mortgage Loans on the first day of the related Collection Period over the aggregate unpaid principal balance of the Group I Mortgage Loans on the last day of the related Collection Period, and the denominator of which is the excess of the aggregate unpaid principal balance of the Mortgage Loans on the first day of the related Collection Period over the aggregate unpaid principal balance of the Mortgage Loans on the last day of the related Collection Period, (b) the Group I Parity Amount for such Distribution Date and (c) the excess of the Senior Principal Distribution Amount for such Distribution Date over the aggregate Principal Balances of the Class AII and Class AIII Certificates immediately prior to such Distribution Date

            "Group II Cap": As of any Distribution Date and the Class AII Certificates, a per annum rate (adjusted by multiplying such rate by a fraction equal to 30 over the actual number of days in the related Interest Accrual Period) equal to the Weighted Average Net Mortgage Interest Rate for the Group II Mortgage Loans.

            "Group II Interest Remittance Amount": As of any Distribution Date, the sum, without duplication, of (i) all interest due and collected with respect to the related Collection Period on the Group II Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date and any interest advanced by the Servicer or the Trustee on the Group II Mortgage Loans with respect to the related Collection Period (less the Servicing Fee, amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03, amounts reimbursable or payable to the Trustee pursuant to this Agreement, including, without limitation, Sections 7.01 and 8.05 and amounts reimbursable or payable to the Securities Administrator pursuant to this Agreement, including, without limitation, Sections 8.05 and 9.01(c)), (ii) all Compensating Interest paid by the Servicer on the related Distribution Date with respect to such Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment, substitution, Purchase Price, Termination Price, Insurance Proceeds or Net Liquidation Proceeds relating to interest with respect to such Mortgage Loans received during the related Prepayment Period and (iv) the portion of any Reimbursement Amount relating to such Mortgage Loans received during the related Prepayment Period.

            "Group II Maximum Rate Cap": With respect to any Distribution Date and for the Class AII Certificates, a per annum rate (adjusted by multiplying such rate by a fraction equal to 30 over the actual number of days in the related Interest Accrual Period) equal to the average of the Net Rate Ceilings for the Adjustable Rate Mortgage Loans which are Group II Mortgage Loans and the Net Mortgage Interest Rates for the Fixed Rate Mortgage Loans which are Group II Mortgage Loans, weighted on the basis of the unpaid principal balances of the Group II Mortgage Loans as of the first day of the related Collection Period.

            "Group II Mortgage Loan": Each Mortgage Loan listed on Exhibit D-2 hereto.

            "Group II Principal Percentage": With respect to any Distribution Date and the Class AII Certificates, the percentage equivalent to a fraction, the numerator of which is the Principal Remittance Amount allocable to the Group II Mortgage Loans for such Distribution Date and the denominator of which is the Principal Remittance Amount allocable to the Group II Mortgage Loans and the Group III Mortgage Loans for such Distribution Date.

            "Group II Senior Principal Distribution Amount": With respect to any Distribution Date means as of any Distribution Date, the lesser of (a) the sum of the Principal Balances of the Class AII Certificates immediately prior to such Distribution Date and (b) the Group II Principal Percentage of the Remaining Senior Principal Distribution Amount.

            "Group III Cap": As of any Distribution Date and the Class AIII Certificates, a per annum rate (adjusted by multiplying such rate by a fraction equal to 30 over the actual number of days in the related Interest Accrual Period) equal to the Weighted Average Net Mortgage Interest Rate for the Group III Mortgage Loans.

            "Group III Interest Remittance Amount": As of any Distribution Date, the sum, without duplication, of (i) all interest due and collected with respect to the related Collection Period on the Group III Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date and any interest advanced by the Servicer or the Trustee on the Group III Mortgage Loans with respect to the related Collection Period (less the Servicing Fee, amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03, amounts reimbursable or payable to the Trustee pursuant to this Agreement, including, without limitation, Sections 7.01 and 8.05 and amounts reimbursable or payable to the Securities Administrator pursuant to this Agreement, including, without limitation, Sections 8.05 and 9.01(c)), (ii) all Compensating Interest paid by the Servicer on the related Distribution Date with respect to such Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment, substitution, Purchase Price, Termination Price, Insurance Proceeds or Net Liquidation Proceeds relating to interest with respect to such Mortgage Loans received during the related Prepayment Period and (iv) the portion of any Reimbursement Amount relating to such Mortgage Loans received during the related Prepayment Period.

            "Group III Maximum Rate Cap": With respect to any Distribution Date and for the Class AIII Certificates, a per annum rate (adjusted by multiplying such rate by a fraction equal to 30 over the actual number of days in the related Interest Accrual Period), equal to the average of the Net Rate Ceilings for the Adjustable Rate Mortgage Loans which are Group III Mortgage Loans and the Net Mortgage Interest Rates for the Fixed Rate Mortgage Loans which are Group III Mortgage Loans, weighted on the basis of the unpaid principal balances of the Group III Mortgage Loans as of the first day of the related Collection Period.

            "Group III Mortgage Loan": Each Mortgage Loan listed on Exhibit D-3 hereto.

            Group III Principal Percentage": With respect to any Distribution Date and the Class AIII Certificates, the percentage equivalent to a fraction, the numerator of which is the Principal Remittance Amount allocable to the Group III Mortgage Loans for such Distribution Date and the denominator of which is the Principal Remittance Amount allocable to the Group II Mortgage Loans and the Group III Mortgage Loans for such Distribution Date.

            "Group III Senior Principal Distribution Amount": With respect to any Distribution Date means as of any Distribution Date, the lesser of (a) the sum of the Principal Balances of the Class AIII Certificates immediately prior to such Distribution Date and (b) the Group III Principal Percentage of the Remaining Senior Principal Distribution Amount.

            "Group Subordinate Amount" for any Distribution Date and (i) Loan Group I, will be equal to the greater of zero and the excess of the aggregate unpaid principal balance of the Group I Mortgage Loans as of the first day of the related Collection Period over the aggregate Principal Balance of the Class AI Certificates immediately prior to such Distribution Date, (ii) Loan Group II, will be equal to the greater of zero and the excess of the aggregate unpaid principal balance of the Group II Mortgage Loans as of the first day of the related Collection Period over the aggregate Principal Balance of the Class AII Certificates immediately prior to such Distribution Date and (iii) Loan Group III, will be equal to the greater of zero and the excess of the aggregate unpaid principal balance of the Group III Mortgage Loans as of the first day of the related Collection Period over the aggregate Principal Balance of the Class AIII Certificates immediately prior to such Distribution Date.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Securities Administrator, the Trustee, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Securities Administrator, the Trustee or the Servicer, or any Affiliate thereof, and (iii) is not connected with the Depositor, the Securities Administrator, the Trustee or the Servicer, or any Affiliate thereof, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Securities Administrator, the Trustee or the Servicer, or any Affiliate thereof, merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Securities Administrator, the Trustee or the Servicer, or any Affiliate thereof, as the case may be.

            "Index": With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

            "Initial Overcollateralization Amount": $[_________________].

            "Initial Principal Balance": With respect to any Certificate of a Class other than a Class CE, Class P or Class R Certificate, the amount designated "Initial Principal Balance" on the face thereof.

            "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

            "Interest Accrual Period": With respect to any Distribution Date and
(i) any Fixed Rate Class, the period from and including the first day of the month preceding the month of such Distribution Date through and including the last day of such month and (ii) any Floating Rate Class, the period from and including the preceding Distribution Date to the day prior to the current Distribution Date (or, in the case of the first Distribution Date, the period from [____________], 20 through [__________], 20 ).

            "Interest Carry Forward Amount": For any Class of Certificates (other than the Class CE, Class P and Class R Certificates) and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate (x) with respect to any Floating Rate Class, for the actual number of days elapsed on the basis of a 360-day year since the prior Distribution Date, and
(y) with respect to any Fixed Rate Class, on the basis of a 360-day year consisting of twelve 30-day months.

            "Interest Percentage": With respect to any Class of Certificates and any Distribution Date, the ratio (expressed as a decimal carried to at least six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes, in each case with respect to such Distribution Date, without regard to Current Interest Shortfalls.

            "Interest Remittance Amount": As of any Determination Date, the sum of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount.

            "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

            "LIBOR Business Day": Any day on which banks in London, England and the City of New York are open and conducting transactions in foreign currency and exchange.

            "LIBOR Determination Date": With respect to any Floating Rate Class,
(i) for the first Distribution Date, the second LIBOR Business Day preceding the Closing Date and (ii) for each subsequent Distribution Date, the second LIBOR Business Day prior to the immediately preceding Distribution Date.

            "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

            "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

            "Liquidation Report": The report with respect to a Liquidated Mortgage Loan in such form as is agreed to by the Servicer, the Trustee and the Securities Administrator listing (i) the sale price of the related Mortgaged Property or amount of the REO Disposition, (ii) the amount of any Realized Loss (or gain) with respect to such Liquidated Mortgage Loan, (iii) the expenses relating to the liquidation of such Liquidated Mortgage Loan and (iv) such other information as is agreed to by the Servicer, the Trustee and the Securities Administrator.

            "Loan Group": Any of Loan Group I, Loan Group II or Loan Group III.

            "Loan Group I": The Group I Mortgage Loans.

            "Loan Group II": The Group II Mortgage Loans.

            "Loan Group III": The Group III Mortgage Loans.

            "Loan-to-Value Ratio": For any Mortgage Loan, the ratio, expressed as a percentage, the numerator of which is the original loan amount (unless otherwise indicated) of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            "Losses": As defined in Section 9.03.

            "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

            "Lower Mezzanine Reserve Account": The trust account created and maintained by the Securities Administrator pursuant to Section 3.04(g) which shall be entitled "Lower Mezzanine Reserve Account, Wells Fargo Bank, N.A., as Securities Administrator for [_____________________], as Trustee, in trust for registered Holders of the Class M-8A and Class M-9 Certificates of Wells Fargo Home Equity Asset-Backed Securities 20 - Trust, Home Equity Asset-Backed Certificates, Series 20 - ," and which must be an Eligible Account. Amounts on deposit in the Lower Mezzanine Reserve Account shall not be invested. The Lower Mezzanine Reserve Account shall not be an asset of any REMIC formed under this Agreement.

            "Lower Mezzanine Yield Maintenance Agreement": The yield maintenance agreement between the Securities Administrator, on behalf of the Trust, and the Yield Maintenance Agreement Provider substantially in the form attached hereto as Exhibit N-6. The Lower Mezzanine Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

            "Lower Mezzanine Yield Maintenance Agreement Payment": On each Distribution Date through the Distribution Date in [___________] 20 , the amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable upper strike rate for such Distribution Date over the lower strike rate for such Distribution Date, in each case as set forth on the schedule attached to the confirmation to the Lower Mezzanine Yield Maintenance Agreement for such Distribution Date, (b) the Effective Notional Amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or the Closing Date, in the case of the first Distribution Date) to but excluding the current Distribution Date and the denominator of which is 360.

            "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Interests.

            "Majority Class CE Certificateholders": The Holders of Class CE Certificates evidencing at least a 51% Percentage Interest in the Class CE Certificates.

            "Marker Rate": With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC Pass-Through Rates for REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1 Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1AII1A, REMIC 1 Regular Interest LT1AII1B, REMIC 1 Regular Interest LT1AIII1, REMIC 1 Regular Interest LT1AIII2, REMIC 1 Regular Interest LT1AIII3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9, REMIC 1 Regular Interest LT1M10 and REMIC 1 Regular Interest LT1ZZ, (i) with the rate on each such REMIC Regular Interest (other than REMIC 1 Regular Interest LT1ZZ) subject to a cap equal to the Pass-Through Rate of its Corresponding Class (taking into account in determining any such Pass-through Rate the imposition of the Group I Cap, the Group II Cap, the Group III Cap or the Pool Cap, as applicable, as described in footnotes (1) through (18) to the table in the Preliminary Statement relating to the Certificates) for the purposes of this calculation and (ii) with the rate on REMIC 1 Regular Interest LT1ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to each REMIC I Regular Interest that has a Corresponding REMIC 2 Class that is a Floating Rate Class shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

            "Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount":
With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LT1ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ minus the REMIC 1 Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1 Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular

Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1AII1A, REMIC 1 Regular Interest LT1AII1B, REMIC 1 Regular Interest LT1AIII1, REMIC 1 Regular Interest LT1AIII2, REMIC 1 Regular Interest LT1AIII3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1M10 each subject to a cap equal to the Pass-Through Rate of the related Corresponding Class for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to Uncertificated Accrued Interest on each REMIC I Regular Interest that has a Corresponding REMIC 2 Class that is a Floating Rate Class shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

            "MERS": The Mortgage Electronic Registration Systems, Inc.

            "MERS Mortgage Loan": Any MOM Mortgage Loan or any other Mortgage Loan as to which MERS is (or is intended to be) the mortgagee of record and as to which a MIN has been assigned.

            "MIN": A MERS Mortgage Identification Number assigned to a Mortgage Loan in accordance with the MERS Procedure Manual.

            "MOM": A Mortgage Loan where the related Mortgage names MERS as the original mortgagee thereof, as to which a MIN has been assigned, and which Mortgage has not been assigned to any other person.

            "Middle Mezzanine Reserve Account": The trust account created and maintained by the Securities Administrator pursuant to Section 3.04(g) which shall be entitled "Middle Mezzanine Reserve Account, Wells Fargo Bank, N.A., as Securities Administrator for [________________________], as Trustee, in trust for registered Holders of the Class M-6 and Class M-7 Certificates of Wells Fargo Home Equity Asset-Backed Securities 20 - Trust, Home Equity Asset-Backed Certificates, Series 20 - ," and which must be an Eligible Account. Amounts on deposit in the Middle Mezzanine Reserve Account shall not be invested. The Middle Mezzanine Reserve Account shall not be an asset of any REMIC formed under this Agreement.

            "Middle Mezzanine Yield Maintenance Agreement": The yield maintenance agreement between the Securities Administrator, on behalf of the Trust, and the Yield Maintenance Agreement Provider substantially in the form attached hereto as Exhibit N-5. The Middle Mezzanine Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

            "Middle Mezzanine Yield Maintenance Agreement Payment": On each Distribution Date through the Distribution Date in [__________] 20 , the amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and
(ii) the applicable upper
strike rate for such Distribution Date over the lower strike rate for such Distribution Date, in each case as set forth on the schedule attached to the confirmation to the Middle Mezzanine Yield Maintenance Agreement for such Distribution Date, (b) the Effective Notional Amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or the Closing Date, in the case of the first Distribution Date) to but excluding the current Distribution Date and the denominator of which is 360.

            "Minimum Mortgage Interest Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

            "Monthly Excess Cashflow Amount": The sum of the Monthly Excess Interest Amount after reduction (but not below zero) by any Current Interest Shortfall, the Overcollateralization Release Amount and (without duplication) any portion of the Principal Distribution Amount remaining after principal distributions on the Certificates (other than the Class CE, Class P and Class R Certificates).

            "Monthly Excess Interest Amount": With respect to each Distribution Date, the amount, if any, by which the Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to paragraphs (i) through (xv) of Section 4.01.

            "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or similar state laws; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

            "Mortgage File": Either of the Owner Mortgage File or Retained Mortgage File.

            "Mortgage Interest Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed Rate Mortgage Loan shall remain constant at the rate set forth in the applicable Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the applicable Cut-off Date and (ii) in the case of each Adjustable Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the applicable Cut-off Date shall be the rate set forth in the applicable Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the applicable Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

            "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedules.

            "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, dated as of [__________], 20 , regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

            "Mortgage Loan Schedule": As of any date with respect to the Mortgage Loans, the lists of such Mortgage Loans included in the Trust Fund on such date, separately identifying the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans, attached hereto as Exhibits D-1, D-2 and D-3. The Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

      (1) the Mortgage Loan identifying number;

      (2) the city, state and zip code of the Mortgaged Property;

      (3) the type of property;

      (4) the Mortgage Interest Rate;

      (5) the Net Mortgage Interest Rate;

      (6) the Monthly Payment;

      (7) the original number of months to maturity;

      (8) the scheduled maturity date;

      (9) the Cut-off Date Principal Balance;

      (10) the Loan-to-Value Ratio at origination;

      (11) whether such Mortgage Loan is covered by primary mortgage insurance;

      (12) the applicable Servicing Fee Rate;

      (13) the Index;

      (14) the Gross Margin;

      (15) the Periodic Cap;

      (16) the first Adjustment Date;

      (17) the Rate Ceiling;

      (18) a code indicating whether the Mortgage Loan has a Prepayment Penalty and the Prepayment Penalty term.

            The Mortgage Loan Schedules shall set forth the following information, as of the applicable Cut-off Date, with respect to the Mortgage Loans in the aggregate, for Loan Group I, Loan Group II and Loan Group III: (1) the number of Mortgage Loans; (2) the current unpaid principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedules shall be amended from time to time in accordance with the provisions of this Agreement. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the applicable date of substitution.

            "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibits D-1, D-2 and D-3 from time to time, and any REO Properties acquired in respect thereof.

            "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

            "Mortgagor": The obligor on a Mortgage Note.

            "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of unreimbursed Advances, unreimbursed Servicing Advances, unpaid Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

            "Net Mortgage Interest Rate": With respect to any Mortgage Loan, the Mortgage Interest Rate borne by such Mortgage Loan minus the Expense Fee Rate.

            "Net Rate Ceiling": With respect to any Adjustable Rate Mortgage Loan, the applicable Rate Ceiling minus the Expense Fee Rate.

            "NIMS Insurer": Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class CE and Class P Certificates.

            "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business judgment of the Servicer (or the Trustee, in the case of any Advance made by the Trustee pursuant to Section 7.01), will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan as provided herein.

            "Notional Amount": With respect to the Class CE Certificates, an amount equal to the aggregate principal balance of the REMIC 1 Regular Interests.

            "NYCEMA": A New York Consolidation, Extension and Modification Agreement.

            "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Securities Administrator, the Trustee or the Depositor, as applicable.

            "One-Month LIBOR": With respect to each Interest Accrual Period, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If no such quotations are available on an LIBOR Determination Date, One-Month LIBOR for the related Interest Accrual Period will be established by the Securities Administrator as follows:

            (i) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.001%);

            (ii) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Depositor, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Principal Balance of the Floating Rate Classes; and

            (iii) If no such quotations can be obtained, One-Month LIBOR for the related Interest Accrual Period shall be One-Month LIBOR for the prior Distribution Date.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor, the Securities Administrator, the Trustee or the Servicer except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

            "Optional Termination Date": The first Distribution Date on which the NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE Certificateholder or, if there is no Majority Class CE Certificateholder, the Depositor, may opt to terminate the Mortgage Pool pursuant to Section 10.01.

            "Original Principal Balance": With respect to each Class of Certificates, the Principal Balance thereof on the Closing Date, as set forth opposite such Class in the Preliminary Statement, except with respect to (i) the Class P and Class R Certificates, which have an Original Principal Balance of zero and (ii) the Class CE Certificates, which, solely for REMIC purposes, have an Original Principal Balance equal to the Initial Overcollateralization Amount.

            "Originator": Wells Fargo Bank, N.A. and its successors.

            "Originator Prepayment Penalty Payment Amount": The amount payable by the Originator pursuant to Section 4 of the Mortgage Loan Purchase Agreement in respect of certain Prepayment Penalties that are not collected from the Mortgagor.

            "Owner Mortgage File": A file maintained by the Custodian for each Mortgage Loan that contains the documents specified in Section 2.01(a) and any additional documents required to be added to the Owner Mortgage File pursuant to this Agreement.

            "Overcollateralization Amount": As of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Principal Balance of all Classes of Certificates (other than the Class CE, Class P and Class R Certificates) after taking into account all distributions of principal on such Distribution Date and the increase of any Principal Balance as a result of Subsequent Recoveries.

            "Overcollateralization Deficiency": As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Principal Balances of all Classes of Certificates (other than the Class CE, Class P and Class R Certificates) resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amount on such Distribution Date.

            "Overcollateralization Floor": As of any Distribution Date, the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) [___]% and (ii) the Pool Balance as of the Cut-off Date.

            "Overcollateralization Release Amount": With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates (other than the Class CE, Class P and Class R Certificates) on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": With respect to any Regular Interest (other than the Class CE Certificates), the Pass-Through Rate described for such Class in the table in the Preliminary Statement. With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (BB) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1 Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1AII1A, REMIC 1 Regular Interest LT1AII1B, REMIC 1 Regular Interest LT1AIII1, REMIC 1 Regular Interest LT1AIII2, REMIC 1 Regular Interest LT1AIII3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9, REMIC 1 Regular Interest LT1M10 and REMIC 1 Regular Interest LT1ZZ. For purposes of calculating the Pass-Through Rate for the Class CE Certificates, the numerator is equal to the sum of the following components:

            (A) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AA;

            (B) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AI1A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AI1A;

            (C) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AI1B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AI1B;

            (D) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AI2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AI2;

            (E) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AI3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AI3;

            (F) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AI4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AI4;

            (G) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AI5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AI5;

            (H) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AI6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AI6;

            (I) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AI7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AI7;

            (J) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AI8 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AI8;

            (K) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AI9 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AI9;

            (L) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AII1A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AII1A;

            (M) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AII1B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AII1B;

            (N) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AIII1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AIII1;

            (O) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AIII2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AIII2;

            (P) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AIII3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AIII3;

            (Q) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M1;

            (R) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M2;

            (S) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M3;

            (T) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M4;

            (U) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M5;

            (V) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M6;

            (W) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M7;

            (X) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M8A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M8A;

            (Y) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M8B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M8B;

            (Z) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M9 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M9;

            (AA) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M10 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M10; and

            (BB) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ.

            "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

            "Percentage Interest": With respect to any Certificate (other than a Class CE, Class P or Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original Principal Balance of the related Class. With respect to a Class CE or Class P Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%. With respect to the Class R Certificate, 100%.

            "Periodic Cap": With respect to each Adjustable Rate Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedules.

            "Permitted Transferee": Any transferee of a Class R Certificate other than a Disqualified Organization, a non-U.S. Person or a U.S. Person with respect to whom income on the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

            "Pool Balance": As of any date of determination, the aggregate unpaid principal balance of the Mortgage Loans.

            "Pool Cap": As of any Distribution Date and for the Class M Certificates, a per annum rate (adjusted by multiplying such rate by a fraction equal to 30 over the actual number of days in the related Interest Accrual Period), equal to the weighted average of the Group I Cap, the Group II Cap and the Group III Cap, weighted on the basis of the related Group Subordinate Amount. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC 1 Remittance Rate on (a) REMIC 1 Regular Interest LT1SUB, subject to a cap and floor equal to the Weighted Average Net Mortgage Interest Rates of the Group I Mortgage Loans, (b) REMIC 1 Regular Interest LT2SUB, subject to a cap and floor equal to the Weighted Average Net Mortgage Interest Rates of the Group II Mortgage Loans and
(c) REMIC 1 Regular Interest LT3SUB, subject to a cap and floor equal to the Weighted Average Net Mortgage Interest Rates of the Group III Mortgage Loans, weighted on the basis of the Uncertificated Balance of such REMIC 1 Regular Interests.

            "Pool Maximum Rate Cap": With respect to any Distribution Date and for the Class M Certificates, a per annum rate (adjusted by multiplying such rate by a fraction equal to 30 over the actual number of days in the related Interest Accrual Period), equal to the weighted average of (i) the average of the Net Mortgage Interest Rates of the Fixed Rate Mortgage Loans in Loan Group I, (ii) Group II Maximum Rate Cap and (iii) the Group III Maximum Rate Cap, weighted on the basis of the related Group Subordinate Amount.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the related Prepayment Period that was applied by the Servicer to reduce the outstanding Principal Balance of such Mortgage Loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the Principal Prepayment is applied and ending on the last day of the calendar month in which applied.

            "Prepayment Penalty": With respect to any Prepayment Period, any Prepayment Penalty, penalty or charge collected by the Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Penalties so held being determined in accordance with the guidelines for Prepayment Penalty provisions set forth in the Seller underwriting standards. The defined term "Prepayment Penalty" shall not include any Servicer Prepayment Penalty Payment Amount or Originator Prepayment Penalty Payment Amount.

            "Prepayment Period": With respect to any Distribution Date, the one month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

            "Principal Balance": With respect to any Class of Certificates (other than the Class CE, Class P and Class R Certificates) and any Distribution Date, the Original Principal Balance (a) reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto for previous Distribution Dates and (b) increased by any Subsequent Recoveries allocated to such Class for previous Distribution Dates. The Class CE, Class P and Class R Certificates do not have a Principal Balance. With respect to any Certificate (other than a Class CE, Class P or Class R Certificate) of a Class and any Distribution Date, the portion of the Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Principal Balance of such Class.

            "Principal Distribution Amount": As to any Distribution Date, the sum of (i) the Principal Remittance Amount minus the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

            "Principal Remittance Amount": With respect to any Distribution Date, to the extent of funds available therefor, the sum (less amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03 and amounts reimbursable or payable to the Securities Administrator or Trustee pursuant to this Agreement, including, without limitation, Sections 8.05 and Section 9.01(c)) of: (i) each payment of principal on a Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all full and partial Principal Prepayments received by the Servicer during the related Prepayment Period, (iii) Subsequent Recoveries, Insurance Proceeds and Net Liquidation Proceeds allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustment Amounts received during the related Prepayment Period and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of principal.

            "Priority Amount": With respect to any Distribution Date, the lesser of (i) the Principal Balance of the Class AI-9 Certificates and (ii) the product of (a) the Priority Percentage, (b) the Shift Percentage and (c) the Group I Senior Principal Distribution Amount.

            "Priority Percentage": With respect to any Distribution Date, (i) the Principal Balance of the Class AI-9 Certificates divided by (ii) the sum of the Principal Balances of the Class AI-1A, Class AI-1B, Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8 and Class AI-9 Certificates.

            "Private Certificates": Any of the Class M-8A, Class M-8B, Class M-9, Class M-10, Class CE, Class P and Class R Certificates.

            "Prospectus Supplement": That certain Prospectus Supplement dated [____________], 20 relating to the public offering of the Class A Certificates and the Class M Certificates (other than the Class M-8A, Class M-8B, Class M-9 and Class M-10 Certificates).

            "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.01, 2.03, 3.16 or 10.01, an amount equal to the sum of (i) 100% of the unpaid principal balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of a Mortgage Loan, accrued interest on such unpaid principal balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.13 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Securities Administrator or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

            "Rate Ceiling": With respect to each Adjustable Rate Mortgage Loan, the maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

            "Rating Agency or Rating Agencies": [__], [__], [__] and [__], or their respective successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Commission and designated by the Depositor, notice of which designation shall be given to the Trustee, the Securities Administrator and the Servicer.

            "Realized Loss": With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. With respect to any Mortgage Loan, a Deficient Valuation or a reduction in the Principal Balance thereof resulting from a Servicer Modification.

            "Realized Loss Amortization Amount": Any of the Class AII-1B Realized Loss Amortization Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class M-7 Realized Loss Amortization Amount, the Class M-8 Realized Loss Amortization Amount, the Class M-9 Realized Loss Amortization Amount and the Class M-10 Realized Loss Amortization Amount.

            "Record Date": With respect to any Distribution Date and (i) any Fixed Rate Class and the Class CE and Class P Certificates, the last Business Day of the preceding month and (ii) any Floating Rate Class, the Business Day immediately preceding such Distribution Date; provided, however, that if any Floating Rate Class becomes a Definitive Certificate, the Record Date for such Class shall be the last Business Day of the immediately preceding month.

            "Reference Banks": Initially, the Reference Banks shall be Deutsche Bank International, Bank of America, N.A., Citibank, N.A., and The Fuji Bank, Limited. If any of these banks are not available, the Securities Administrator shall select from one of the following banks a substitute Reference Bank: Credit Suisse First Boston Corporation, Westdeutsche Landesbank Girozentrale, The J.P. Morgan Chase Bank or National Westminster Bank Plc. If any of these banks are not available, the Securities Administrator shall in its discretion select another Reference Bank.

            "Regular Certificate": Any of the Class A, Class M and Class CE Certificates.

            "Reimbursement Amount": With respect to any Mortgage Loan, any costs or damages incurred by the Trust in connection with a breach of the Depositor's representation set forth in Section 2.04(i) and (dd) hereof.

            "Related Documents": With respect to any Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents.

            "Relief Act": The Servicemembers Civil Relief Act, as it may be amended from time to time.

            "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act or similar state laws, the amount by which (i) interest collectible on such Mortgage Loan during such Collection Period is less than (ii) one month's interest on the principal balance of such Mortgage Loan at the Mortgage Interest Rate for such Mortgage Loan before giving effect to the application of the Relief Act or similar state laws.

            "Remaining Senior Principal Distribution Amount": With respect to any Distribution Date, the excess of the Senior Principal Distribution Amount for such Distribution Date over the Group I Senior Principal Distribution Amount for such Distribution Date.

            "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            "REMIC 1 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the sum of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AA minus the Marker Rate, divided by (b) 12.

            "REMIC 1 Marker Allocation Percentage": 50% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1 Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1AII1A, REMIC 1 Regular Interest LT1AII1B, REMIC 1 Regular Interest LT1AIII1, REMIC 1 Regular Interest LT1AIII2, REMIC 1 Regular Interest LT1AIII3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9, REMIC 1 Regular Interest LT1M10 and REMIC 1 Regular Interest LT1ZZ.

            "REMIC 1 Overcollateralization Target Amount": 0.50% of the Targeted Overcollateralization Amount.

            "REMIC 1 Overcollateralized Amount": With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1 Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1AII1A, REMIC 1 Regular Interest LT1AII1B, REMIC 1 Regular Interest LT1AIII1, REMIC 1 Regular Interest LT1AIII2, REMIC 1 Regular Interest LT1AIII3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1M10, in each case as of such date of determination.

            "REMIC 1 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1 Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1AII1A, REMIC 1 Regular Interest LT1AII1B, REMIC 1 Regular

Interest LT1AIII1, REMIC 1 Regular Interest LT1AIII2, REMIC 1 Regular Interest LT1AIII3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1M10, the denominator of which is aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1 Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1IIIA, REMIC 1 Regular Interest LT1IIIB, REMIC 1 Regular Interest LT1III1, REMIC 1 Regular Interest LT1III2, REMIC 1 Regular Interest LT1III3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9, REMIC 1 Regular Interest LT1M10 and REMIC 1 Regular Interest LT1ZZ.

            "REMIC 1 Regular Interest LT1AA": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AA shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AI1A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AI1A shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AI1B": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AI1B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AI2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AI2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AI3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AI3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AI4": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AI4 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AI5": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AI5 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AI6": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AI6 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AI7": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AI7 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AI8": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AI8 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AI9": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AI9 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AII1A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AII1A shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AII1B": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AII1B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AIII1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AIII1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AIII2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AIII2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1AIII3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AIII3 shall accrue interest at the related

Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1GRP": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1GRP shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1M1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M1 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1M2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1M3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1M4": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M4 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1M5": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M5 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1M6": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M6 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1M7": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M7 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1M8": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M8 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1M9": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M9 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1SUB": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1SUB shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1XX": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1XX shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT1ZZ": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1ZZ shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT2GRP": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT2GRP shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT2SUB": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT2SUB shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT3GRP": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT3GRP shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interest LT3SUB": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT3SUB shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            "REMIC 1 Regular Interests": REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1 Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1AII1A, REMIC 1 Regular Interest LT1AII1B, REMIC 1 Regular Interest LT1AIII1, REMIC 1 Regular Interest LT1AIII2, REMIC 1 Regular Interest LT1AIII3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9, REMIC 1 Regular Interest LT1M10, REMIC 1 Regular Interest LT1SUB, REMIC 1 Regular Interest LT1GRP, REMIC 1 Regular Interest LT2SUB, REMIC 1 Regular Interest LT2GRP, REMIC 1 Regular Interest LT3SUB, REMIC 1 Regular Interest LT3GRP, REMIC 1 Regular Interest LT1XX and REMIC 1 Regular Interest LT1ZZ.

            "REMIC 1 Sub WAC Allocation Percentage": 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC 1 Regular Interest LT1SUB, REMIC 1 Regular Interest LT1GRP, REMIC 1 Regular Interest LT2SUB, REMIC 1 Regular Interest LT2GRP, REMIC 1 Regular Interest LT3SUB, REMIC 1 Regular Interest LT3GRP and REMIC 1 Regular Interest LT1XX.

            "REMIC 1 Subordinated Balance Ratio": The ratio among the Uncertificated Principal Balances of each REMIC 1 Regular Interest ending with the designation "SUB," equal to the ratio among, with respect to each such REMIC 1 Regular Interest, the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Amount of the Class A Certificates in the related Loan Group.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "REMIC Regular Interest": Any REMIC 1 Regular Interest or any of the Certificates (other than the Class P and Class R Certificates).

            "Remittance Report": A report prepared by the Servicer and delivered to the Securities Administrator pursuant to Section 4.07, containing the information attached hereto as Exhibit M.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust.

            "REO Disposition Fee": The REO Disposition Fee shall be the greater of one percent (1%) of the gross sales price of the REO Property or $1,500.00 up to a maximum fee of $10,000 per REO Property.

            "REO Imputed Interest": As to any REO Property, for any Collection Period, an amount equivalent to interest (at the Net Mortgage Interest Rate that would have been applicable to the related Mortgage Loan had it been outstanding) for such Collection Period on the unpaid principal balance of the Mortgage Loan as of the date of acquisition.

            "REO Mortgage Loan": Any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the indebtedness evidenced by the related Mortgage
Note is discharged and the related Mortgaged Property is held as part of the Trust Fund.

            "REO Principal Amortization": With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section
3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section
3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and payable and reimbursable to the Servicer or the Trustee for unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

            "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

            "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

            "Reserve Accounts": Any of the Class AI Reserve Account, the Class AII Reserve Account, the Class AIII Reserve Account, the Upper Mezzanine Reserve Account, the Middle Mezzanine Reserve Account or the Lower-Mezzanine Reserve Account.

            "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, or
(v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

            "Residual Interest": The sole Class of "residual interests" in each REMIC within the meaning of Section 860G(a)(2) of the Code.

            "Responsible Officer": When used with respect to the Trustee or the Securities Administrator, any officer assigned to its Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee or the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

            "Retained Mortgage File": A file maintained by Wells Fargo Bank prior to any Document Transfer Event for each Mortgage Loan that contains the documents specified in Section 2.01(b) and any additional documents required to be added to the Retained Mortgage File pursuant to this Agreement.

            "Sarbanes Oxley Certification": As defined in Section 3.28(b) hereof.

            "Securities Administrator": Wells Fargo Bank, N.A., a national banking association, or any successor Securities Administrator appointed as herein provided.

            "Seller": Wells Fargo Bank, N.A., or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

            "Senior Certificates": The Class A Certificates.

            "Senior Enhancement Percentage": For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Principal Balance of the Subordinated Certificates (other than the Class CE and Class R Certificates) before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount as of the prior Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

            "Senior Principal Distribution Amount": For any Distribution Date
(i) before the Stepdown Date or as to which a Trigger Event is in effect, the lesser of (a) the aggregate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and (b) the Principal Distribution Amount for such Distribution Date and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) [___]% and (2) the Pool Balance as of the last day of the related Collection Period and (y) the Overcollateralization Floor.

            "Senior Specified Enhancement Percentage": On any date of determination thereof, [___]%.

            "Servicer": Wells Fargo Bank, N.A., or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder. Initially the servicing functions performed by Wells Fargo Bank shall be performed by the Wells Fargo Home Mortgage division of Wells Fargo Bank.

            "Servicer Event of Termination": One or more of the events described in Section 7.01.

            "Servicer Modification": A modification to the terms of a Mortgage Loan, in accordance with the terms of Section 3.01, as to which the Mortgagor is in default or as to which, in the judgment of the Servicer, default is reasonably foreseeable.

            "Servicer Prepayment Penalty Payment Amount": The amount payable by the Servicer in respect of any waived Prepayment Penalties pursuant to Section 3.01, which amount shall be equal to the difference between the amount of Prepayment Penalty due by a Mortgagor before any waiver and the actual amount of the Prepayment Penalty that was paid by the Mortgagor.

            "Servicer Remittance Date": With respect to any Distribution Date, one Business Day prior to such Distribution Date.

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer (including reasonable attorneys' fees and disbursements) in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 3.08.

            "Servicing Fee": With respect to each Mortgage Loan (including each REO Property) and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

            "Servicing Fee Rate": With respect to each Mortgage Loan, 0.50% per annum.

            "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee, the Securities Administrator and the Depositor, as such list may from time to time be amended.

            "Servicing Standard": The standards set forth in Section 3.01.

            "Shift Percentage": With respect to any Distribution Date, the percentage indicated below:

          Distribution Date Occurring in             Shift Percentage
-------------------------------------------------- ---------------------
[_________] 20  through [________] 20  ..........        [___]%
[_________] 20  through [________] 20  ..........        [___]%
[_________] 20  through [________] 20  ..........        [___]%
[_________] 20  through [________] 20  ..........        [___]%
[_________] 20  through [________] 20  ..........        [___]%

            "Startup Day": As defined in Section 9.01(b) hereof.

            "Stayed Funds": Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

            "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Principal Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in [________] 20 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

            "Subordinated Certificates": The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A, Class M-8B, Class M-9, Class M-10, Class CE and Class R Certificates.

            "Subsequent Recovery": Any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month.

            "Substitution Adjustment Amount": As defined in Section 2.03(d) hereof.

            "Targeted Overcollateralization Amount": As of any Distribution Date, (x) prior to the Stepdown Date, [___]% of the Cut-off Date Aggregate Principal Balance and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (A) [___]% of the Pool Balance as of the last day of the related Collection Period and (B) [___]% of the Cut-off Date Aggregate Principal Balance and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

            "Tax Matters Person": The tax matters person appointed pursuant to
Section 9.01(e) hereof.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each of the two REMICs created pursuant to this Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

            "Telerate Page 3750": The display page currently so designated on the Moneyline Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

            "Termination Price":  As defined in Section 10.01(a) hereof.

            "Trigger Event": With respect to any Distribution Date, if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds [___]% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the applicable Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the applicable Cut-off Date through the end of the last day of the related Collection Period) divided by the Cut-off Date Aggregate

Principal Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

            Distribution Date Occurring In            Percentage
            ------------------------------            ----------
[_________] 20  through [________] 20  .........       [___]%
[_________] 20  through [________] 20  .........       [___]%
[_________] 20  through [________] 20  .........       [___]%
[_________] 20  through [________] 20  .........       [___]%

            "Trust": Wells Fargo Home Equity Asset-Backed Securities 20 - Trust, the trust created hereunder.

            "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which two REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof,
(iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) the Securities Administrator's rights under each of the Yield Maintenance Agreements and (vi) the Collection Account, the Distribution Account and the Reserve Accounts and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

            "Trustee": [_____________________], a [____________________], in its
capacity as trustee hereunder, or any successor Trustee appointed as herein provided.

            "Uncertificated Accrued Interest": With respect to each REMIC 1 Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution
Date).

            "Uncertificated Principal Balance": The amount of any REMIC 1 Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC 1 Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest shall be reduced by all distributions of principal made on such REMIC 1 Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08(b). The Uncertificated Balance of REMIC 1 Regular Interest LT1ZZ shall be increased by interest deferrals as provided in Section 4.08(a)(i). The Uncertificated Balance of each REMIC 1 Regular Interest shall never be less than zero.

            "Uncertificated REMIC 1 Pass-Through Rate": With respect to REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1 Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1AII1A, REMIC 1 Regular Interest LT1AII1B, REMIC 1 Regular Interest LT1AIII1, REMIC 1 Regular Interest LT1AIII2, REMIC 1 Regular Interest LT1AIII3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9, REMIC 1 Regular Interest LT1M10, REMIC 1 Regular Interest LT1ZZ, REMIC 1 Regular Interest LT1SUB, REMIC 1 Regular Interest LT2SUB, REMIC 1 Regular Interest LT3SUB and REMIC 1 Regular Interest LT1XX, the Weighted Average Net Mortgage Rate of the Mortgage Loans. With respect to REMIC 1 Regular Interest LT1GRP, the Weighted Average Net Mortgage Rate of the Group I Mortgage Loans. With respect REMIC 1 Regular Interest LT2GRP, the Weighted Average Net Mortgage Interest Rate of the Group II Mortgage Loans. With respect REMIC 1 Regular Interest LT3GRP, the Weighted Average Net Mortgage Interest Rate of the Group III Mortgage Loans.

            "United States Person" or "U.S. Person": (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person; provided, that for purposes of the definition of a "Permitted Transferee," a U.S. Person shall not include any person whose income is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person.

            "Unpaid Realized Loss Amount": For any Class AII-1B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A, Class M-8B, Class M-9 and Class M-10 Certificates and as to any Distribution Date, the excess of (x) the aggregate Applied Realized Loss Amounts applied with respect to such Class for all prior Distribution Dates over (y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to such Class and
(b) the aggregate Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

            "Upper Mezzanine Reserve Account": The trust account created and maintained by the Securities Administrator pursuant to Section 3.04(g) which shall be entitled "Upper Mezzanine Reserve Account, Wells Fargo Bank, N.A., as Securities Administrator for [_______________________], as Trustee, in trust for registered Holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates of Wells Fargo Home Equity Asset-Backed Securities 20 - Trust, Home Equity Asset-Backed Certificates, Series 20 - ," and which must be an Eligible Account. Amounts on deposit in the Upper Mezzanine Reserve Account shall not be invested. The Upper Mezzanine Reserve Account shall not be an asset of any REMIC formed under this Agreement.

            "Upper Mezzanine Yield Maintenance Agreement": The yield maintenance agreement between the Securities Administrator, on behalf of the Trust, and the substantially in the form attached hereto as Exhibit N-4. The Upper Mezzanine Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

            "Upper Mezzanine Yield Maintenance Agreement Payment": On each Distribution Date through the Distribution Date in [__________] 20 , the amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and
(ii) the applicable upper strike rate for such Distribution Date over the lower strike rate for such Distribution Date, in each case as set forth on the schedule attached to the confirmation to the Upper Mezzanine Yield Maintenance Agreement for such Distribution Date, (b) the Effective Notional Amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or the Closing Date, in the case of the first Distribution Date) to but excluding the current Distribution Date and the denominator of which is 360.

            "Value": With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available.

            "Voting Interests": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Interests allocated among Holders of the Certificates (other than the Class CE, Class P and Class R Certificates) shall be 98%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Principal Balance of all the Certificates (other than the Class CE, Class P and Class R Certificates) then outstanding. The Voting Interests allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of the Servicer, the Depositor, the Securities Administrator or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Interests; provided that only such Certificates as are known by a Responsible Officer of the Securities Administrator to be so registered will be so excluded. 1% of all the Voting Interests will be allocated to the Holders of each of the Class CE and Class P Certificates. The Class R Certificates shall have no Voting Interests.

            "Weighted Average Net Mortgage Rate": The weighted average (based on the unpaid principal balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the applicable Cut-Off Date) of the Net Mortgage Interest Rates of the Mortgage Loans, the Group I Mortgage Loans, the Group II Mortgage Loans or the Group III Mortgage Loans, as applicable, expressed for each such Mortgage Loan as an annual rate and calculated on the basis of twelve months consisting of 30 days each and a 360-day year.

            "Wells Fargo Bank": Wells Fargo Bank, N.A., or its successor in interest.

            "Wells Fargo Bank Correspondents": The entities identified on a list provided by Wells Fargo Bank to the Servicer, from which Wells Fargo Bank purchased the Mortgage Loans.

            "Written Order to Authenticate": A written order by which the Depositor directing the Securities Administrator to execute, authenticate and deliver the Certificates.

            "Yield Maintenance Agreement": Any of the Class AI Yield Maintenance Agreement, the Class AII Yield Maintenance Agreement, the Class AIII Yield Maintenance Agreement, the Upper Mezzanine Yield Maintenance Agreement, the Middle Mezzanine Yield Maintenance Agreement or the Lower Mezzanine Yield Maintenance Agreement.

            "Yield Maintenance Agreement Payment": Any of the Class AI Yield Maintenance Agreement Payment, the Class AII Yield Maintenance Agreement Payment, the Class AIII Yield Maintenance Agreement Payment, the Upper Mezzanine Yield Maintenance Agreement Payment, the Middle Mezzanine Yield Maintenance Agreement Payment or the Lower Mezzanine Yield Maintenance Agreement Payment.

            "Yield Maintenance Agreement Provider": [_______________], a [_______________], and any successor thereto.

            Section 1.02 Accounting.

            Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedules, including the related Cut-off Date Principal Balance, all interest accruing thereon after the applicable Cut-off Date and all collections in respect of interest and principal due after the applicable Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all other assets included or to be included in the Trust Fund; (v) all proceeds of any of the foregoing; and (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement. Such assignment includes all interest and principal due to the Depositor or the Servicer after the applicable Cut-off Date with respect to the Mortgage Loans. It is agreed and understood by the Depositor and the Trustee that it is not intended that any mortgage loan be included in the Trust Fund that is a "High-Cost Home Loan" as defined in either (i) the New Jersey Home Ownership Act effective November 27, 2003 or (ii) the New Mexico Home Loan Protection Act effective January 1, 2004.

            In connection with such assignment, the Depositor shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Custodian, on or before the Closing Date the following documents or instruments with respect to each Mortgage Loan:

            (i) The original Mortgage Note either (A) endorsed in blank or (B) endorsed as provided in Section 2.01(d), with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements or with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a lost note affidavit with a copy of the Mortgage Note and, in the case of any Mortgage Loan originated in the State of New York documented by a NYCEMA, the NYCEMA, the new Mortgage Note, if applicable, the consolidated Mortgage Note and the consolidated Mortgage;

            (ii) A recorded original assignment of the related Mortgage from Wells Fargo Bank assigning the related Mortgage to the Trustee (which may be assigned in blank), certified by the recording office, or, if such assignment is in the process of being recorded, a copy of the related Mortgage transmitted for recordation certified by an officer of Wells Fargo Bank or applicable Wells Fargo Bank Correspondent to be a true and correct copy of such assignment submitted for recordation; provided, however, if recordation is not required as described below, an assignment in recordable form (which may be assigned in blank) with respect to the related Mortgage;

            (iii) The original of each assumption agreement, modification, written assurance or substitution agreement pertaining to such Mortgage Note, if any; and

            (iv) For each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A) The loan security agreement;

                  (B) The stock certificate;

                  (C) The stock power, executed in blank;

                  (D) The executed proprietary lease;

                  (E) The executed recognition agreement;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) The executed UCC-3 financing statements or other
            appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

            (b) Following a Document Transfer Event, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the corporate trust services division of the Custodian within 60 days copies (which may be in electronic form mutually agreed upon by the Seller and the Custodian) of the following additional documents or instruments with respect to each Mortgage Loan; provided, however, that originals of such documents or instruments shall be delivered to the Custodian if originals are required under the law in which the related Mortgaged Property is located in order to exercise all remedies available to the Trust under applicable law following default by the related Mortgagor:

            (i) The original recorded Mortgage with evidence of recordation noted thereon or attached thereto, together with any addenda or riders thereto, or a copy of such recorded Mortgage with such evidence of recordation certified to be true and correct by the appropriate governmental recording office; or a copy of such recorded Mortgage with such evidence of recordation, or if the original Mortgage has been submitted for recordation but has not been returned from the applicable public recording office, a copy of the Mortgage certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent to be a true and correct copy of the original Mortgage submitted for recordation;

            (ii) The original of each assumption agreement, modification, written assurance or substitution agreement pertaining to such Mortgage, if any, or, if such document is in the process of being recorded, a copy of such document, certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent of such Mortgage Loan or by the applicable title insurance company, closing agent, settlement agent, escrow agent or closing attorney to be a true and correct copy of such document transmitted for recordation, if any;

            (iii) For each MERS Mortgage Loan that is not a MOM Mortgage Loan, the original assignment showing MERS as the assignee of the Mortgage, with evidence of recording thereon or copies thereof certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent to have been submitted for recordation;

            (iv) Each original recorded intervening assignment of the Mortgage as may be necessary to show a complete chain of title from the Mortgage Loan originator to Wells Fargo Bank or Wells Fargo Home Mortgage, Inc., with evidence of recordation noted thereon or attached thereto, or a copy of such assignment with such evidence of recordation to be true and correct by the appropriate governmental recording office, or, if any such assignment has been submitted for recordation but has not been returned from the applicable public recording office or is not otherwise available, a copy of such assignment certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent to be a true and correct copy of the recorded assignment submitted for recordation; and

            (v) The original policy of the title insurance or certificate of title insurance or a written commitment to issue such a title insurance policy or certificate of title insurance, or a copy of such title insurance certified as true and correct by the applicable insurer or any attorney's certificate of title with an Officer's Certificate of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent that such attorney's certificate of title is customarily used in lieu of a title insurance policy in the jurisdiction in which the related mortgage property is located.

            (c) If any assignment of a Mortgage to the Trustee is in the process of being recorded on the Closing Date, the Depositor shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Custodian promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of MERS or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Depositor shall also cause to be delivered to the Custodian any other original mortgage loan document included in the Owner Mortgage File (and, if applicable, the Retained Mortgage File) if a copy thereof has been delivered. The Depositor shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust by reason of the failure of the Depositor to cause to be delivered to the Custodian within one (1) year following the Closing Date any assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Custodian on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Depositor may, deliver or cause to be delivered to the Custodian the assignment of the Mortgage Loan to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Depositor has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of initial issuance of the Certificates. Set forth on Exhibit Q attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The Custodian may rely and shall be protected in relying upon the information contained in such Exhibit Q. In the event that the Custodian receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Custodian shall promptly notify the Trustee and the Custodian shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Custodian and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            (d) Except for Mortgage Notes endorsed in blank, endorsements shall comply with the following format:

                                WITHOUT RECOURSE
                              PAY TO THE ORDER OF:
                         [________________________], AS
                     TRUSTEE under the pooling and servicing
                    agreement dated as of [_______________].
                         and its successors and assigns,

            [Wells Fargo Bank, N.A.][Wells Fargo Home Mortgage, Inc.]
                             [Signature of Officer]
                           [Officer's Name and Title]

            Except where assignments in blank are authorized or in the case of any Mortgage registered in the name of MERS, assignments of any Mortgage shall comply with the following:

                           [_____________________], AS
                                     TRUSTEE
                         and its successors and assigns

            The Depositor hereby agrees to purchase any Mortgage Loan assigned to the Trust pursuant to this Section 2.01 for which the related Mortgagor has failed to make the scheduled Monthly Payment due during [___________] 20 by [_________], 20 (an "EPD Mortgage Loan"); provided that the total unpaid principal balance of the Mortgage Loans purchased by the Depositor pursuant to this sentence shall not exceed 1% of the Cut-off Date Aggregate Principal Balance (the "EPD Limit"). If the aggregate unpaid principal balance of the EPD Mortgage Loans exceeds the EPD Limit, the Depositor shall purchase the EPD Mortgage Loans beginning with those with higher Loan-to Value Ratios to the maximum extent possible before the EPD Limit is exceeded. The Depositor shall repurchase any EPD Mortgage Loan at the Purchase Price. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Custodian, upon receipt of written notice from the Servicer of such deposit, shall release to the Depositor the related Mortgage File and shall execute (as agent of the Trustee) and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan released pursuant hereto and the Custodian and the Trustee shall have no further responsibility with regard to such Mortgage File.

            Section 2.02 Acceptance by Custodian.

            The Custodian, on behalf of the Trustee, acknowledges the receipt of, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting the Owner Mortgage File (and in the case of a Document Transfer Event, the Retained Mortgage File), and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

            The Custodian, for the benefit of the Certificateholders, shall execute and deliver to the Servicer, the Securities Administrator, the Trustee and the Depositor on or prior to the Closing Date an initial certification in the form attached hereto as Exhibit F-1 hereto, to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Notes (described in Section 2.01(a)(i)) relating to each Mortgage Loan listed in the Mortgage Loan Schedules (other than any Mortgage Loan that has been paid in full, liquidated or otherwise released as of the date of such certification, and subject to any exceptions specifically identified in the exception report annexed to such certification).

            The Custodian will review each Owner Mortgage File within 45 days after execution of this Agreement. The Custodian will deliver no later than 30 days after completion of such review to the Seller and the Trustee a final certification in the form of Exhibit F-2 hereto to the effect that, except as may be specified in a list of exceptions attached thereto, all required documents set forth in Section 2.01(a) have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule based on a comparison of the Mortgage Loan identifying number, Mortgagor name and street address, and in so doing the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

            If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Custodian shall so notify the Depositor, the Trustee, the Securities Administrator and the Servicer.

            The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

            The Securities Administrator is hereby directed to execute and deliver, on behalf of the Trust, the Yield Maintenance Agreements.

            Section 2.03 Repurchase or Substitution of Mortgage Loans by the Depositor.

            (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, an Owner Mortgage File (or, if applicable, a Retained Mortgage File) or of a breach of a representation of warranty of the Depositor in Section 2.04 hereof, in respect of any Mortgage Loan and, except for a breach of the representations and warranties set forth in clause (ee) of Section 2.04, such breach materially adversely affects the value of such Mortgage Loan, Prepayment Penalty or the interest therein of the Certificateholders, the Trustee (or the Custodian) shall promptly notify the Depositor and the Servicer of such defect, missing document or breach and request that the Depositor cure such defect or breach or deliver such missing document within 60 days from the date the Depositor was notified of such missing document, breach or defect. If the Depositor does not deliver such missing document or cure such defect or cure such breach in all material respects during such period, the Depositor shall repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such period (subject to Section 2.03(d)). The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Custodian, upon receipt of written notice from the Servicer of such deposit, shall release to the Depositor the related Owner Mortgage File (and, if applicable, Retained Mortgage File). The Trustee shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Servicer shall reflect such assignment on the records of MERS), in each case without recourse, and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan released pursuant hereto and the Custodian and the Trustee shall have no further responsibility with regard to such Owner Mortgage File (and, if applicable, Retained Mortgage File). In lieu of repurchasing any such Mortgage Loan as provided above, the Depositor may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).

            It is understood and agreed that the representations and warranties set forth in Section 2.04 hereof shall survive delivery of the Owner Mortgage Files (and, if applicable, Retained Mortgage Files) to the Custodian and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Depositor set forth in this Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan and to pay the Reimbursement Amount constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties in Section 2.04 hereof.

            (b) In addition to the foregoing, in the case of a breach of the Depositor's representation set forth in Section 2.04(i) and (dd) hereof, the Depositor shall pay to the Trust the Reimbursement Amount. The Reimbursement Amount shall be delivered to the Servicer for deposit into the Collection Account within 10 days from the date the Depositor was notified by the Trustee of the amount of such costs and damages.

            (c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

            (d) Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Defective Mortgage Loan for which the Depositor substitutes an Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Depositor delivering to the Custodian, on the Trustee's behalf for such Eligible Substitute Mortgage Loan or Loans, the documents required by Section 2.01, together with an Officers' Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Custodian shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, the Custodian shall review such documents as specified in Section 2.02 and deliver to the Servicer and the Trustee, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Custodian shall deliver to the Servicer and the Trustee a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Collection Period or Prepayment Period, as applicable, preceding the date of substitution and the Depositor shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the applicable Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement, including all applicable representations and warranties as of the date of substitution.

            For any month in which the Depositor substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Interest Rate. On the date of such substitution, the Depositor will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and notice by the Servicer of such deposit, shall release to the Depositor the related Owner Mortgage

File (and, if applicable, Retained Mortgage File) and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

            In addition, the Depositor shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

            (e) Upon discovery by the Depositor, the Seller, the Servicer, the Securities Administrator, the Custodian or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Depositor shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 60 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury Regulations relating to REMICs, the Depositor shall cure the defect or make the required purchase or substitution no later than 60 days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

            Section 2.04 Representations and Warranties of the Depositor with respect to the Mortgage Loans.

      The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that as of the Closing Date or as of such other date specifically provided herein:

            (a) The information set forth in the Mortgage Loan Schedules was true and correct in all material respects, including, without limitation, the information regarding any Prepayment Penalty, at the date or dates respecting which such information was furnished as specified in the Mortgage Loan Schedules;

            (b) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (c) All payments required to be made up to the Due Date for such Mortgage Loan immediately preceding the Closing Date under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the applicable Cut-off Date;

            (d) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Depositor's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (e) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and neither the Servicer nor the Depositor has advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (f) Neither the Depositor nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

            (g) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (h) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Depositor a valid and subsisting first lien on the property described therein and the Depositor has full right to sell and assign the same to the Trustee;

            (i) Each Mortgage Loan at the time it was originated complied in all material respects with applicable federal, state and local laws including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws and disclosure laws;

            (j) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit, a unit in a planned unit development or a manufacturing housing unit which constitutes real property for purposes of the applicable state law;

            (k) Except for Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Depositor's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (l) With respect to each Mortgage where a lost note affidavit has been delivered to the Custodian on the Trustee's behalf in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (m) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (n) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Depositor is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Depositor's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Depositor, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (o) To the best of the Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Depositor has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (p) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Depositor;

            (q) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (r) To the best of the Depositor's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (s) Each Mortgage Note (other than with respect to any Balloon Loans) is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (t) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (u) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Depositor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Depositor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (v) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (w) To the best of the Depositor's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (x) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land;
(2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (y) None of the Mortgage Loans are classified as "high cost" Mortgage Loans under Section 32 of the Home Ownership and Equity Protection Act of 1994 as amended or any comparable state law;

            (z) With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty shall be enforceable, and each Prepayment Penalty shall be permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount less than or equal to the maximum amount permitted under applicable law;

            (aa) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg. ss.1.860G-2;

            (bb) No Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination;

            (cc) No Mortgage Loan is serviced by the Trustee or an affiliate of the Trustee;

            (dd) No Mortgage Loan (other than a Mortgage Loan that is a New Jersey covered purchase loan) is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in S&P's LEVELS(R) Glossary Version 5.6 Revised, Appendix E), no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act and no Mortgage Loan originated on or after March 7, 2003 is a "high cost home loan" as defined under the Georgia Fair Lending Act; and

            (ee) In addition to the foregoing representations and warranties made in subparagraphs (a) through (dd) above, the Depositor further represents and warrants upon delivery of the Group II Mortgage Loans, as to each, that:

            (i) No mortgage loan is covered by the Home Ownership and Equity Protection Act of 1994;

            (ii) With respect to each Group II Mortgage Loan, none of the proceeds of such Mortgage Loan were used to finance single-premium credit life insurance policies;

            (iii) With respect to each Group II Mortgage Loan, the Servicer has furnished accurate and complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations;

            (iv) The unpaid principal balance of each Group II Mortgage Loan does not exceed the applicable maximum original loan amount limitations with respect to first lien one- to four-family residential mortgage loans as set forth in the Freddie Mac Selling Guide;

            (v) With respect to each Group II Mortgage Loan that has a Prepayment Penalty, no such Prepayment Penalty may be imposed for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October 1, 2002 and three (3) years with respect to Mortgage Loans originated on or after October 1, 2002;

            (vi) No Group II Mortgage Loan is a "high-cost," "high-cost home," "covered" (excluding home loans defined as "covered home loans" pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), "high-risk home" or "predatory" loan under any applicable federal, state or local predatory or abusive lending law; and

            (vii) With respect to any Group II Mortgage Loan originated on or after [_______], 20 , neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Owner Mortgage Files (and, if applicable, Retained Mortgage Files) to the Custodian and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            Section 2.05 Representations, Warranties and Covenants of the Servicer.

            The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of the Certificateholders and to the Depositor and the Securities Administrator that as of the Closing Date or as of such date specifically provided herein:

            (i) The Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

            (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the articles of incorporation or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

            (iii) The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

            (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally (whether considered in a proceeding at law or in equity);

            (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

            (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

            (vii) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained; and

            (viii) No information in this Agreement provided by the Servicer nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee or the Securities Administrator by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

            (ix) The Servicer has fully furnished, and shall continue to fully furnish for so long as it is servicing the Mortgage Loans hereunder, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Custodian and shall inure to the benefit of the Trustee, the Depositor, the Securities Administrator and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Securities Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Penalty or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

            Section 2.06 Representations and Warranties of the Depositor.

            The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders and to the Servicer and Securities Administrator as follows:

            (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

            (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

            (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

            (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

            (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

            (vi) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

            (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

            (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

            (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor;
      (b) asserting
      the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

            Section 2.07 Issuance of Certificates and the Uncertificated Regular Interests.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian on its behalf of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, and the Trustee acknowledges the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the Written Order to Authenticate executed by an officer of the Depositor, has executed, and the Certificate Registrar has authenticated and delivered to or upon the order of the Depositor, the Certificates (other than the Class CE, Class P and Class R Certificates) in minimum dollar denominations of $25,000 and integral dollar multiples of $1 in excess. The Class CE and Class P Certificates are issuable only in minimum Percentage Interests of 10%. The Class R Certificate is issuable only as a single certificate. The Trustee acknowledges the issuance of the uncertificated REMIC 1 Regular Interests and declares that it hold such regular interests as assets of REMIC 2. The Trustee acknowledges the obligation of the Class CE Certificates to pay Cap Carryover Amounts, and declares that it hold the same as assets of the Grantor Trust on behalf of the Holders of the Class AI-1A, Class AII-1A, Class AII-1B, Class AIII-1, Class AIII-2, Class AIII-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A and Class M-9 Certificates, respectively. In addition to the assets described in the preceding sentence, the assets of the Grantor Trust shall also include (i) Prepayment Penalties, any Servicer Prepayment Penalty Payment Amounts, any Originator Prepayment Penalty Payment Amounts and the beneficial interest of the Class P Certificates with respect thereto and (ii) the Yield Maintenance Agreements, the Reserve Accounts and the beneficial interest of the Class CE Certificates with respect thereto, subject to the obligation to pay Cap Carryover Amounts. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer.

            The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of sub-prime mortgage servicers servicing similar mortgage loans in the same respective jurisdictions as the Mortgaged Properties, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement (the "Servicing Standards").

            Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that the Servicer shall not make future advances and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any REMIC as a REMIC or (iii) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G-2(b) of the Treasury Regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. By the execution of this Agreement, the Trustee hereby grants to the Servicer, a power of attorney to enable the Servicer to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Servicer. Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Certificateholders' reliance on the Servicer.

            Notwithstanding anything in this Agreement to the contrary, in the event of a voluntary Principal Prepayment in full of a Mortgage Loan, the Servicer may not waive any Prepayment Penalty or portion thereof required by the terms of the related Mortgage Note unless (i)(a) the Servicer determines that such waiver is standard and customary in servicing similar mortgage loans, (b) such waiver relates to a default or a reasonably foreseeable default and

(c) would, in the reasonable judgment of the Servicer, maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Penalty, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment. If the Servicer has waived or does not collect all or a portion of a Prepayment Penalty relating to a voluntary Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall, on the date on which the Principal Prepayment in full is remitted to the Securities Administrator, deliver to the Securities Administrator the Servicer Prepayment Penalty Amount with respect to such Mortgage Loan for distribution in accordance with the terms of this Agreement.

            In the event that a Prepayment Penalty due with respect to any Mortgage Loan is not timely received by the Servicer, the Servicer shall use commercially reasonable efforts to determine whether the Originator is obligated to pay a related Originator Prepayment Penalty Payment Amount, and if the Servicer determines that a Originator Prepayment Penalty Payment Amount is due, the Servicer shall promptly notify the Originator, and the Servicer shall enforce the Originator's obligations to pay in a timely manner any such Prepayment Penalty Payment Amounts and, to the extent that such amounts are received by the Servicer, shall cause such amounts to be deposited into the Collection Account within one Business Day of receipt.

            Section 3.02 Collection of Mortgage Loan Payments.

            Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full or as long as the Mortgage Loan remains subject to this Agreement, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with the Servicing Standards set forth in this Agreement and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, where applicable, the Servicer will take special care in ascertaining and estimating annual Escrow Payments that, as provided in the Escrow Agreement, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Section 3.03 Realization Upon Defaulted Mortgage Loans.

            In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders.

            In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as it would exercise or use under the circumstances in the conduct of its own affairs and consistent with Applicable Regulations and the Servicing Standards, including, without limitation, advancing funds for the payment of taxes and insurance premiums with respect to first lien Mortgage Loans.

            Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, stating that:

            A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

            B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

            Notwithstanding the foregoing, if such environmental audit reveals, or if the Servicer has actual knowledge or notice, that such Mortgaged Property contains such wastes or substances, the Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer.

            The cost of the environmental audit report contemplated by this
Section 3.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).

            If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).

            Section 3.04 Collection Account, Distribution Account and Reserve Accounts.

            (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"). Each Collection Account shall be an Eligible Account.

            The Servicer shall deposit in the Collection Account within three Business Days of receipt, and retain therein, the following payments and collections received or made by it after the applicable Cut-off Date with respect to the Mortgage Loans, without duplication:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate less the Servicing Fee Rate;

            (iii) all Net Liquidation Proceeds and Subsequent Recoveries;

            (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

            (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

            (vi) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13;

            (vii) all Prepayment Penalties collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans, all Originator Prepayment Penalty Payment Amounts paid by the Originator and all Servicer Prepayment Penalty Payment Amounts required to be paid by the Servicer pursuant to Section 3.01 in connection with any such Principal Prepayment; and

            (viii) all amounts required to be deposited by the Servicer pursuant to Section 2.03.

            Any interest paid on funds deposited in the Collection Account, subject to Section 3.23, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(v). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, bad check fees, prepayment penalties that are not Prepayment

Penalties, Originator Prepayment Penalty Payment Amounts or Servicer Prepayment Penalty Payment Amounts, assumption fees and other similar fees need not be deposited by the Servicer in the Collection Account. Amounts deposited into the Collection Account in error may be withdrawn at any time.

            (b) On behalf of the Trust Fund, the Securities Administrator shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), on behalf of the Trustee, held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Securities Administrator in immediately available funds for deposit in the Distribution Account by 1:00 p.m. New York City time on the Servicer Remittance Date, (i) that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account, (ii) the amount of all Prepayment Penalties collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans then on deposit in the Collection Account (other than any such Prepayment Penalties received after the related Prepayment Period), (iii) any Originator Prepayment Penalty Payment Amount or Servicer Prepayment Penalty Payment Amount that became due during the related Prepayment Period and (iv) amounts reimbursable or payable to the Trustee pursuant to Section 7.01 and Section 8.05 and amounts reimbursable or payable to the Securities Administrator pursuant to Section 8.05 or Section 9.01(c). These amounts may be sent via a single combined wire transfer. Except as otherwise provided in Section 3.04(f), amounts in the Distribution Account shall be deemed to be held on behalf of the related REMICs in accordance with the REMIC distributions set forth in Section 4.08. The Securities Administrator may, from time to time, withdraw from the Distribution Account for the following purposes:

            (i) to pay to itself and to the Trustee any amounts owed to itself and the Trustee pursuant to Section 8.05, any amounts owed to itself pursuant to Section 9.01(c) and any amounts owed to the Trustee pursuant to Section 7.01;

            (ii) to pay to itself as compensation any interest earned on funds in the Distribution Account (all such interest to be withdrawn monthly on each Distribution Date); and

            (iii) to clear and terminate the Distribution Account upon the termination of this Agreement.

            (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.23. The Servicer shall give notice to the Securities Administrator (and the Securities Administrator shall give such notice to the NIMS Insurer and the Trustee) of the location of the Collection Account maintained by it when established and prior to any change thereof. The Securities Administrator shall give notice to the Servicer, the Trustee, the NIMS Insurer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

            (d) In the event the Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Securities Administrator withdraw such amount from the Distribution Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Securities Administrator from time to time for deposit, and the Securities Administrator shall so deposit, in the Distribution Account in respect of REMIC 1:

            (i) any Advances, as required pursuant to Section 4.07;

            (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

            (iii) any Prepayment Penalties or amounts in connection with the waiver of such Prepayment Penalties, in each case required to be deposited pursuant to Section 3.01;

            (iv) any amounts required to be deposited in the Distribution Account pursuant to Sections 2.03, 3.04, 3.16, 3.23 or 4.07; and

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

            (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Securities Administrator shall, unless such funds have been received from the Servicer, notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder. In addition, the Securities Administrator shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.23(b) in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

            (f) Any Prepayment Penalties, Originator Prepayment Penalty Payment Amounts and Servicer Prepayment Penalty Payment Amounts deposited pursuant to
Section 3.04(a)(vii) shall not be assets of any REMIC created hereunder, but shall be considered assets of the Grantor Trust held by the Securities Administrator, on behalf of the Trustee, for the benefit of the Class P Certificateholders. In addition, any Cap Carryover Amounts that are paid with respect to the Class A or Class M Certificates will be treated as first having been distributed with respect to the Class CE Certificates and then having been paid outside of the REMICs to the Class A or Class M Certificateholders.

            (g) The Securities Administrator shall establish and maintain (I) the Class AI Reserve Account, held in trust for the benefit of the Holders of the Class AI-1A Certificates, (II) the Class AII Reserve Account, held in trust for the benefit of the Holders of the Class AII Certificates, (III) the Class AIII Reserve Account, held in trust for the benefit of the Holders of the Class AIII Certificates, (IV) the Upper Mezzanine Reserve Account, held in trust for the benefit of the Holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, (V) the Middle Mezzanine Reserve Account, held in trust for the benefit of the Holders of the Class M-6 and Class M-7 Certificates, (VI) the Lower Mezzanine Reserve Account, held in trust for the benefit of the Holders of the Class M-8A and Class M-9

Certificates. The Securities Administrator shall deposit in the (I) Class AI Reserve Account on the date received by it, any Class AI Yield Maintenance Agreement Payment received from the Yield Maintenance Agreement Provider for the related Distribution Date, (II) Class AII Reserve Account on the date received by it, any Class AII Yield Maintenance Agreement Payment received from the Yield Maintenance Agreement Provider for the related Distribution Date, (III) Class AIII Reserve Account on the date received by it, any Class AIII Yield Maintenance Agreement Payment received from the Yield Maintenance Agreement Provider for the related Distribution Date, (IV) Upper Mezzanine Reserve Account on the date received by it, any Upper Mezzanine Yield Maintenance Agreement Payment received from the Yield Maintenance Agreement Provider for the related Distribution Date, (V) Middle Mezzanine Reserve Account on the date received by it, any Middle Mezzanine Yield Maintenance Agreement Payment received from the Yield Maintenance Agreement Provider for the related Distribution Date and (IV) Lower Mezzanine Reserve Account on the date received by it, any Lower Mezzanine Yield Maintenance Agreement Payment received from the Yield Maintenance Agreement Provider for the related Distribution Date. On each Distribution Date, the Securities Administrator shall withdraw from the (I) Class AI Reserve Account any Class AI Yield Maintenance Agreement Payment, (II) Class AII Reserve Account any Class AII Yield Maintenance Agreement Payment, (III) Class AIII Reserve Account any Class AIII Yield Maintenance Agreement Payment, (IV) Upper Mezzanine Reserve Account any Upper Mezzanine Yield Maintenance Agreement Payment, (V) Middle Mezzanine Reserve Account any Middle Mezzanine Yield Maintenance Agreement Payment and (VI) Lower Mezzanine Reserve Account any Middle Mezzanine Yield Maintenance Agreement Payment and apply them in the following order of priority:

            (i) to the Class AI-1A Certificates from the Class AI Reserve Account, any remaining unpaid Cap Carryover Amounts for such Class for such Distribution Date (after distributions to the Class A Certificates pursuant to Section 4.02(b)(xxxiv) hereof),

            (ii) (a) to the Class AII Certificates, from the Class AII Reserve Account, in each case only up to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amount for such Class for such Distribution Date (after distributions to the Class A Certificates pursuant to Section 4.02(b)(xxxiv) hereof), distributed to the Class AII-1A and Class AII-1B Certificates, pro rata, based on their respective Cap Amounts; and

                  (b) to the Class AIII Certificates, from the Class AIII Reserve Account, in each case only up to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amount for such Class for such Distribution Date (after distributions to the Class A Certificates pursuant to Section 4.02(b)(xxxiv) hereof), distributed to the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates, pro rata, based on their respective Cap Amounts;

            (iii) (a) to the Class AII Certificates, from the Class AII Reserve Account, without regard to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Class for such Distribution Date (after distributions to the Class A Certificates pursuant to Section 4.02(b)(xxxiv) hereof and clause (ii)(a) above), distributed to the Class AII-1A and Class AII-1B Certificates, pro rata, based on their respective Cap Carryover Amounts; and

                  (b) to the Class AIII Certificates, from the Class AIII Reserve Account, without regard to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Class for such Distribution Date (after distributions to the Class A Certificates pursuant to Section 4.02(b)(xxxiv) hereof and clause (ii)(b) above), distributed to the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates, pro rata, based on their respective Cap Carryover Amounts;

            (iv) (a) to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, from the Upper Mezzanine Reserve Account, in each case only up to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions to the Class M Certificates pursuant to Section 4.02(b)(xxxiv) hereof) distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates,

                  (b) to the Class M-6 and Class M-7 Certificates, from the Middle Mezzanine Reserve Account, in each case only up to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions to the Class M Certificates pursuant to Section 4.02(b)(xxxiv) hereof) distributed sequentially to the Class M-6 and Class M-7 Certificates, and

                  (c) to the Class M-8A and Class M-9 Certificates, from the Lower Mezzanine Reserve Account, in each case only up to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions to the Class M Certificates pursuant to Section 4.02(b)(xxxiv) hereof) distributed sequentially to the Class M-8A and Class M-9 Certificates;

            (v) (a) to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, from the Upper Mezzanine Reserve Account, without regard to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions to the Class M Certificates pursuant to Section 4.02(b)(xxxiv) hereof and clause (iv)(a) above) distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates,

                  (b) to the Class M-6 and Class M-7 Certificates, from the Middle Mezzanine Reserve Account, without regard to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions to the Class M Certificates pursuant to Section 4.02(b)(xxxiv) hereof and clause (iv)(b) above) distributed sequentially to the Class M-6 and Class M-7 Certificates, and

                  (c) to the Class M-8A and Class M-9 Certificates, from the Lower Mezzanine Reserve Account, without regard to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions to the Class M Certificates pursuant to Section 4.02(b)(xxxiv) hereof and pursuant to clause (iv)(c) above) distributed sequentially to the Class M-8A and Class M-9 Certificates; and

            (vi) to the Class CE Certificates, any remaining amount on deposit in the Reserve Accounts.

            (h) The Securities Administrator shall account for the Reserve Accounts as assets of a grantor trust under subpart E, part I of subchapter J of the Code and not assets of any REMIC created pursuant to this Agreement. The beneficial owner of the Reserve Accounts is the Class CE Certificateholder. For all federal tax purposes, amounts transferred or reimbursed by REMIC 2 to the Reserve Accounts shall be treated as distributions by the Securities Administrator to the Class CE Certificateholder.

            (i) Any Cap Carryover Amounts paid by the Securities Administrator pursuant to Section 3.04(g) to the Regular Certificates (other than the Class CE Certificates) shall be accounted for by the Securities Administrator as amounts paid first to the Class CE Certificates and then to the respective Class or Classes of Regular Certificates (other than the Class CE Certificates). In addition, the Securities Administrator shall account for the Regular Certificates' (other than the Class CE Certificates) rights to receive payments of Cap Carryover Amounts as rights in a limited recourse interest rate cap contract written by the Class CE Certificates in favor of the Regular Certificates (other than the Class CE Certificates).

            (j) For federal tax return and information reporting, the right of the Holders of the Regular Certificates (other than the Class CE Certificates) to receive payments under the Class AI Yield Maintenance Agreement, the Class AII Yield Maintenance Agreement, the Class AIII Yield Maintenance Agreement Payment, the Upper Mezzanine Yield Maintenance Agreement, the Middle Mezzanine Yield Maintenance Agreement and the Lower Mezzanine Yield Maintenance Agreement in respect of the related Yield Maintenance Agreement Payments shall be assigned a value of zero.

            Section 3.05 Permitted Withdrawals From the Collection Account.

            The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

            (i) to remit to the Securities Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to
      Section 3.04(b) or permitted to be so remitted pursuant to the first sentence of Section 3.04(d);

            (ii) first, to reimburse the Trustee for any unreimbursed Advances made by the Trustee and second, to reimburse itself for any unreimbursed Advances and Servicing Advances; the Servicer's right to reimburse itself and the Trustee pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent payments of (a) principal and/or interest respecting which any such Advance was made or
      (b) Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds respecting which any such Servicing Advance was made;

            (iii) first to reimburse the Trustee for any unreimbursed Advances made by the Trustee and second to reimburse itself for any unreimbursed Servicing Advances, any unpaid Servicing Fees and for unreimbursed Advances, in each case, to the extent that such amounts are deemed to be Nonrecoverable Advances, and to reimburse itself and the Trustee for such amounts to the extent that such amounts are nonrecoverable from the disposition of REO Property pursuant to Section 3.03 or Section 3.13 hereof;

            (iv) to reimburse itself for any amounts paid or expenses incurred pursuant to Section 3.03 (and not otherwise previously reimbursed);

            (v) to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to Section 3.04(ii);

            (vi) to reimburse itself for any amounts paid pursuant to Section
      6.03 (and not otherwise previously reimbursed);

            (vii) to reimburse the NIMS Insurer, the Servicer (if the Servicer is not an Affiliate of the repurchasing party), the Securities Administrator or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

            (viii) to reimburse the Depositor, the Servicer or the NIMS Insurer for expenses and costs reimbursable to them pursuant to Section 3.24(b); and

            (ix) to clear and terminate the Collection Account upon the termination of this Agreement.

            The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

            Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

            The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

            The Servicer shall deposit in the Escrow Account or Accounts within three Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Section 3.07 Permitted Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of Escrow Payments, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, or (viii) to transfer to the Collection Account any Insurance Proceeds. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

            In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

            Section 3.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder; Primary Mortgage Insurance.

            (a) With respect to each Mortgage Loan subject to an Escrow Agreement, the Servicer shall maintain accurate records reflecting the status of taxes, which are or may become a lien upon the Mortgaged Property and the status of fire, flood (if applicable) and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Escrow Agreement or Applicable Regulations. To the extent that a Mortgage Loan is not subject to an Escrow Agreement, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the

Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

            (b) For any Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80%, if the Mortgage Loan Schedule indicates that such Mortgage Loan has primary mortgage insurance, the Servicer shall maintain coverage under a primary mortgage insurance policy until the Loan-to-Value Ratio on any such Mortgage Loan is reduced to 78% or lower as a result of principal payments on such Mortgage Loan or based upon an appraisal of the related Mortgaged Property after the Closing Date. Notwithstanding anything to the contrary herein, the Servicer shall be responsible for the payment of all primary mortgage insurance premiums out of the Servicer's own funds, without any right to reimbursement therefor. The Servicer shall not assign its obligation under any primary mortgage insurance policy without the consent of each Rating Agency. In the event that Wells Fargo Bank, N.A. is no longer Servicer hereunder, Wells Fargo Bank, N.A. agrees to continue pay all primary mortgage insurance premiums for the Mortgage Loans.

            Section 3.09 Transfer of Accounts.

            The Servicer may transfer the Collection Account or the Escrow Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Securities Administrator (and the Securities Administrator shall provide to the Depositor and the Trustee), a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

            Section 3.10 Maintenance of Hazard Insurance.

            The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property and (y) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

            Section 3.11 Maintenance of Mortgage Impairment Insurance Policy.

            In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:VI or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Securities Administrator for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Securities Administrator, the Servicer shall cause to be delivered to the Custodian and the Securities Administrator a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

            Section 3.12 Fidelity Bond, Errors and Omissions Insurance.

            The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be in an amount acceptable to Fannie Mae or Freddie Mac. Upon request of the Trustee or the NIMS Insurer, the Servicer shall cause to be delivered to the Trustee or the NIMS Insurer a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Trustee and the NIMS Insurer.

            Section 3.13 Title, Management and Disposition of REO Property.

            (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee. Pursuant to the power of attorney granted in
Section 3.01, the Servicer is hereby authorized to acquire, transfer and dispose of any REO Property taken in the name of the Trustee pursuant to this Section
3.13 without further documentation of its authority as attorney in fact for the Trustee on behalf of the Trust.

            (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, an extension of the above-mentioned grace period, unless the Servicer obtains an Opinion of Counsel acceptable to the NIMS Insurer, addressed and delivered to the Servicer, the NIMS Insurer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in
Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Collection Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.05.

            Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such

REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

            The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and possession thereof and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written or electronic report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

            With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall deposit or cause to be deposited, on a daily basis, within three Business Days of receipt, into the Collection Account, all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

            The Servicer shall furnish to the Securities Administrator and the Trustee, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month, if applicable. Such operation statement shall be accompanied by such other information as the Securities Administrator or the Trustee shall reasonably request.

            The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders' interests.

            Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The Servicer shall be entitled to an REO Disposition Fee upon each REO Disposition, and may withhold and retain the REO Disposition Fee from Liquidation Proceeds.

The proceeds from the REO Disposition, net of any payments to the Servicer as provided above, shall be deposited in the Collection Account and shall be distributed to the Trust in the month following receipt thereof in accordance with Section 4.01.

            Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

            Section 3.14 Due-on-Sale Clauses; Assumption and Substitution Agreements.

            When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (or the Custodian, as the case may be) the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee (or the Custodian, as the case may be) to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. Except as otherwise provided in
Section 3.01, in connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

            Section 3.15 Duties of the Credit Risk Manager.

            For and on behalf of the Depositor, the Credit Risk Manager shall provide reports and recommendations as to loss mitigation activities concerning Mortgage Loans that are past due, are in default, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies, as to which any obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or which have become REO Properties. Such reports and recommendations will be based upon information provided pursuant to the Credit Risk Management Agreement. The Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) and loan-level information and data relating to the servicing of the Mortgage Loans.

            The Credit Risk Manager may be removed at any time by a vote of Certificateholders holding Certificates evidencing at least 66 2/3% of the aggregate Voting Interests of the Certificates. After any such termination, the Credit Risk Manager shall have no further obligations hereunder, and shall no longer be entitled to the Credit Risk Manager Fee.

            Section 3.16 Optional Purchases of 60+ Day Delinquent Loans.

            (a) The NIMS Insurer may, at its option, purchase a Mortgage Loan which has become 60 or more days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this
Section 3.16(a), the Servicer shall be required to continue to make Advances pursuant to Section 4.07. The NIMS Insurer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The NIMS Insurer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(a) shall be accomplished by remittance to the Servicer for deposit in the Collection Account of the amount of the Purchase Price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan to the NIMS Insurer to the extent necessary to vest in the NIMS Insurer title to such Mortgage Loan, including the prompt delivery of all documentation to the NIMS Insurer.

            (b) The Depositor may, at its option, with the consent of the NIMS Insurer, purchase any 60+ Day Delinquent Loan or any Mortgage Loan or REO Property for which the Servicer has accepted a deed in lieu of foreclosure during the following time periods: (i) beginning on the first day of the second month following the month in which the Servicer has reported that it has initiated foreclosure proceedings with respect to such 60+ Day Delinquent Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Servicer has reported that such defaulted Mortgage Loan has become an REO Property, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which the Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the 60+ Day Delinquent Loan or REO Property, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the 60+ Day Delinquent Loan or REO Property.

                  Prior to purchase pursuant to this Section 3.16, the Servicer shall be required to continue to make monthly Advances pursuant to Section 4.07. The Depositor shall not use any procedure in selecting Mortgage Loans to be purchased which is materially adverse to the interests of the Certificateholders. The Depositor shall purchase any such 60+ Day Delinquent Loan or REO Property that it elects to purchase at a price equal to the Purchase Price. The Purchase Price for the repurchased Mortgage Loan or REO Property shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Depositor of such deposit, shall release to, or at the direction of, the Depositor, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan or REO Property released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File.

            Section 3.17 Trustee to Cooperate; Release of Files.

            (a) Upon the payment in full of any Mortgage Loan (including any liquidation of any Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall confirm to the Trustee and the Securities Administrator that all amounts required to be remitted to the Distribution Account in connection with such Mortgage Loan have been so deposited, and the Servicer shall deliver two copies of such Request for Release to the Custodian. The Custodian shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage File (and Retained Mortgage File, if applicable) to the Servicer, as requested by the Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer shall deliver to the Custodian two copies of a Request for Release. The Custodian shall, within five Business Days, release the related Owner Mortgage File (and Retained Mortgage File, if applicable) to the Servicer. Any such Request for Release shall obligate the Servicer to return the Owner Mortgage File (and Retained Mortgage File, if applicable) to the Custodian by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Distribution Account or (ii) the Owner Mortgage File, Retained Mortgage File, if applicable, or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. Upon receipt of two copies of a Request for Release stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall amend its records.

            Upon written certification of the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Servicer, as directed by the Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            (b) Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, and (iii) removal, demolition or division of properties subject to Mortgages. No application for approval shall be considered by the Servicer unless: (w) either (A) it has received an Opinion of Counsel, addressed to the Trustee (which opinion shall not be an expense of the Trustee or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any REMIC constituting part of the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions or (B) other evidence satisfactory to the Servicer; (x) the provisions of the related Mortgage Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by, and furnished to it by, the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

            Section 3.18 Servicing Compensation.

            As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan (including REO Properties). The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, prepayment penalties that are not Prepayment Penalties, Originator Prepayment Penalty Payment Amounts, Originator Prepayment Penalty Payment Amounts or REO Disposition Fees, or any other service-related fees, Insurance Proceeds and Liquidation Proceeds not required to be deposited in the Collection Account and similar items, to the extent collected from Mortgagors. In addition, the Servicer shall be entitled to the investment income on funds on deposit in the Collection Account.

            Section 3.19 Annual Statement as to Compliance.

            (a) The Servicer, at its own expense, will deliver to the Securities Administrator, not later than February 28 following the end of each calendar year, commencing in [___________] 20 , a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year (or such shorter period in the case of the first such report) and of performance under this Agreement or similar agreements has been made under such officers' supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default. The Securities Administrator shall forward such certificate to the Depositor, the Trustee and the NIMS Insurer immediately upon receipt.

            (b) Delivery of such reports, information and documents to the Securities Administrator is for informational purposes only and the Trustee's, Securities Administrator's and Depositor's receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee, the Securities Administrator and the Depositor are entitled to rely exclusively on Officers' Certificates).

            Section 3.20 Annual Independent Certified Public Accountants'
Reports.

            (a) Not later than February 28 following the end of each calendar year commencing with 20 , the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Securities Administrator a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in either the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America or the Audit Program for Mortgages serviced by FHLMC, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. The Securities Administrator shall furnish a copy of such report to the Trustee, the NIMS Insurer, the Depositor and each Rating Agency immediately upon receipt. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request, provided that such statement has been delivered by the Servicer to the Trustee.

            (b) Delivery of such reports, information and documents to the Trustee and the Securities Administrator is for informational purposes only and the Trustee's and Securities Administrator's receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee and the Securities Administrator are entitled to rely exclusively on Officers' Certificates).

            Section 3.21 Access to Certain Documentation and Information Regarding the Mortgage Loans.

            The Servicer shall provide to the Trustee, the Securities Administrator, the NIMS Insurer, Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the available documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable advance request and during normal business hours at the offices of the Servicer designated by it.

            Upon request, the Servicer shall furnish to the Securities Administrator its most recent financial statements and such other information relating to the Servicer's capacity to perform its obligations under this Agreement as it possesses. The Securities Administrator shall deliver such financial statements to the Depositor, the NIMS Insurer and the Trustee immediately upon receipt. To the extent such information is not otherwise available to the public, the Depositor, the Securities Administrator, the NIMS Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding sentence without the Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, each of the Depositor, the NIMS Insurer, the Securities Administrator or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information.

            Section 3.22 Obligations of the Servicer in Respect of Compensating Interest.

            With respect to each Distribution Date, not later than the close of business on the related Servicer Remittance Date, the Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans for such Distribution Date resulting from Principal Prepayments on the Mortgage Loans during the related Prepayment Period and (B) its aggregate Servicing Fee received in the related Collection Period. The Servicer shall apply Compensating Interest to offset any Prepayment Interest Shortfalls attributable to Principal Prepayments in full on the Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Securities Administrator in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date.

            Section 3.23 Investment of Funds in the Collection Account and the Distribution Account.

            (a) The Servicer may direct in writing any depository institution maintaining the Collection Account and the Securities Administrator may direct in writing any depository institution maintaining the Distribution Account (for purposes of this Section 3.23, each an

"Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator or the Servicer, as applicable (in its capacity as such) or in the name of a nominee of the same. The Servicer or the Securities Administrator, as applicable, shall be entitled to sole possession over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer or the Securities Administrator:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Securities Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) All income and gain realized from the investment of funds in the Collection Account shall be for the benefit of the Servicer. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. All income and gain realized from the investment of funds in the Distribution Account shall be for the benefit of the Securities Administrator. The Securities Administrator shall deposit in the Distribution Account the amount of any loss incurred on Permitted Investments in the Distribution Account.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator may and, subject to Section 8.01 and
Section 8.02(a)(v), upon the request of the NIMS Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.24 Liability of Servicer; Indemnification.

            (a) Subject to clause (b) below and Section 6.03, the Servicer (except the Securities Administrator if it is required to succeed the Servicer hereunder) indemnifies and holds the Trustee, the Securities Administrator, the NIMS Insurer and the Depositor (and their respective officers, directors and Affiliates) and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Securities Administrator, the Depositor, the NIMS Insurer and any Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standards. The Servicer shall immediately notify the Trustee, the Securities Administrator, the Depositor, the NIMS Insurer and each Certificateholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Securities Administrator) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Securities Administrator, the Depositor, the NIMS Insurer and/or Certificateholder in respect of such claim. The provisions of this Section 3.24 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

            (b) None of the Depositor, the NIMS Insurer, the Servicer, or any of the directors, officers, employees or agents of the Depositor, the NIMS Insurer or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the NIMS Insurer or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

            The Depositor, the NIMS Insurer, the Servicer and any director, officer, employee or agent of the Depositor, the NIMS Insurer or the Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the NIMS Insurer, the Servicer and any director, officer, employee or agent of the Depositor, the NIMS Insurer or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or (in the case of the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor, the NIMS Insurer nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that each of the Depositor, the NIMS

Insurer and the Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). In such event, unless the Depositor or the Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the NIMS Insurer and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.05, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

            Section 3.25 Reports of Foreclosure and Abandonment of Mortgaged Properties.

            On or before April 30 of each year beginning in 20 , the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service and provide an Officer's Certificate certifying its compliance with this Section
3.25 to the Trustee. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

            Section 3.26 Limitation of Liability of the Credit Risk Manager.

            Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Securities Administrator, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the Credit Risk Management Agreement or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the applicable Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the applicable Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

            Section 3.27 No Personal Solicitation.

            From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Servicer's counseling services with respect to refinancing mortgage loans.

            Section 3.28 Periodic Filings.

            (a) The Securities Administrator and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended. The Securities Administrator shall prepare on behalf of the Trust any Forms 8-K (except for the Form 8-K for which this Agreement is attached as a exhibit thereto) and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Commission thereunder, and the Securities Administrator shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor. The Servicer shall be responsible for signing all 8-Ks and 10-Ks required to be filed.

            (b) The Securities Administrator shall file a Form 8-K within 15 days after each Distribution Date, including a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), the Securities Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff interpretations. Such Form 10-K shall include as exhibits the Servicer's annual statement of compliance described under Section 3.19 and the accountant's report described under Section 3.20, in each case to the extent they have been timely delivered to the Securities Administrator. The Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Securities Administrator's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K and any amended Form 10-K shall also include a certification of the Servicer in the form attached hereto as Exhibit O (the "Sarbanes Oxley Certification"), which shall be signed by the senior officer of the Servicer in charge of its servicing, and which the Servicer shall deliver to the Securities Administrator prior to March 15th of each year in which a Form 10-K is to be filed with respect to the Trust.

            (c) Not later than 15 calendar days before the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Securities Administrator shall sign and deliver to the Servicer a certification in the form attached hereto as Exhibit P (the "Securities Administrator's Certification") for the benefit of the Servicer and its officers, directors and Affiliates as to items 1 through 3 of the Sarbanes-Oxley Certification; provided, however, that the Securities Administrator shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K. In addition, the Securities Administrator shall indemnify and hold harmless the Servicer and each Person, if any, who "controls" the Servicer within the meaning of the Securities Act and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator's obligations under this Section 3.28(c) or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith or any inaccuracy in the Securities Administrator's Certification. If the indemnification provided for in this Section 3.28(c) is unavailable or insufficient to hold harmless such Persons, then the Securities Administrator shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or the Servicer on the one hand and the Securities Administrator on the other. The Securities Administrator acknowledges that the Servicer is relying on the Securities Administrator's performance of its obligations under this Section 3.28(c) in order to perform its obligations under Section 3.28(b) above.

            (d) Upon any filing with the Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (e) If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, which would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.28, to be conducted differently than as described, the Depositor, the Servicer and the Securities Administrator will reasonably cooperate to amend the provisions of this Section 3.28 in order to comply with such amended reporting requirements and such amendment of this Section 3.28. Any such amendment shall be made in accordance with Section 11.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Securities Administrator on behalf of the Trust under the Exchange Act. Notwithstanding the foregoing, none of the Depositor, the Servicer or the Securities Administrator shall be obligated to enter into any amendment pursuant to this Section 3.28 that adversely affects its obligations and immunities under this Agreement.

            (f) Prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall file a Form 15D Suspension Notification with respect to the Trust.

                                   ARTICLE IV

                                  FLOW OF FUNDS

            Section 4.01 Interest Distributions.

            On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Interest Remittance Amount and apply it in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report, upon which the Securities Administrator may conclusively rely), and the calculations required to be made by the Securities Administrator, to the extent available:

            (i) to the Credit Risk Manager, the Credit Risk Manager Fee for such Distribution Date;

            (ii) concurrently, as follows:

                  (A) concurrently, from the Group I Interest Remittance Amount, to the Class AI-1A, Class AI-1B, Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8 and Class AI-9 Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the applicable Accrued Certificate Interest thereon for such Distribution Date;

                  (B) concurrently, from the Group II Interest Remittance
            Amount, to the Class AII-1A and Class AII-1B Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the applicable Accrued Certificate Interest thereon for such Distribution Date; and

                  (C) concurrently, from the Group III Interest Remittance
            Amount, to the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the Accrued Certificate Interest thereon for such Distribution Date;

            (iii) concurrently, as follows:

                  (A) concurrently, from the Group I Interest Remittance Amount, to the Class AI-1A, Class AI-1B, Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8 and Class AI-9 Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), the applicable Interest Carry Forward Amount thereon for such Distribution Date;

                  (B) concurrently, from the Group II Interest Remittance
            Amount, to the Class AII-1A and Class AII-1B Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), the Interest Carry Forward Amount thereon for such Distribution Date; and

                  (C) concurrently, from the Group III Interest Remittance
            Amount, to the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates, pro rata (based on the

            Interest Carry Forward Amount for each such Class), the Interest Carry Forward Amount thereon for such Distribution Date;

            (iv) concurrently, as follows:

                  (A) from the Group I Interest Remittance Amount, to the Class
            AII and the Class AIII Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), any Accrued Certificate Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to clause (ii) above;

                  (B) from the Group II Interest Remittance Amount, to the Class
            AI and the Class AIII Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), any Accrued Certificate Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to clause (ii) above; and

                  (C) from the Group III Interest Remittance Amount, to the
            Class AI and the Class AII Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), any Accrued Certificate Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to clause (ii) above;

            (v) concurrently, as follows:

            (A) from the Group I Interest Remittance Amount, to the Class AII and the Class AIII Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), any Interest Carry Forward Amount for such Classes for such Distribution Date, to the extent not distributed pursuant to clause (iii) above;

            (B) from the Group II Interest Remittance Amount, to the Class AI and the Class AIII Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), any Interest Carry Forward Amount for such Classes for such Distribution Date, to the extent not distributed pursuant to clause (iii) above; and

            (C) from the Group III Interest Remittance Amount, to the Class AI and the Class AII Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), any Interest Carry Forward Amount for such Classes for such Distribution Date, to the extent not distributed pursuant to clause (iii) above;

      (vi) to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      (vii) to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      (viii) to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      (ix) to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      (x) to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      (xi) to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      (xii) to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      (xiii) concurrently, to the Class M-8A and Class M-8B Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the applicable Accrued Certificate Interest thereon for such Distribution Date;

      (xiv) to the Class M-9 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

      (xv) to the Class M-10 Certificates, the Accrued Certificate Interest thereon for such Distribution Date.

            Section 4.02 Distributions of Principal and Monthly Excess Cashflow Amounts.

            (a) On each Distribution Date, the Securities Administrator shall make the following distributions in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report and the calculations required to be made by the Securities Administrator), to the extent of the Principal Distribution Amount:

            (i) before the Stepdown Date or with respect to which a Trigger Event is in effect, sequentially, as follows:

            first, concurrently, as follows:

                  (i) the Group I Senior Principal Distribution Amount, to the
            Class AI Certificates, in accordance with the Class AI Certificates Principal Allocation;

                  (ii) the Group II Senior Principal Distribution Amount,
            concurrently, to the Class AII-1A and Class AII-1B Certificates, pro rata; and

                  (iii) the Group III Senior Principal Distribution Amount,
            sequentially, to the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates;

            second, concurrently, as follows:

                  (i) the Group I Senior Principal Distribution Amount remaining after priority first (i) above, concurrently, as follows:

                        (a) concurrently, to the Class AII-1A and Class AII-1B
                  Certificates, pro rata; and

                        (b) sequentially, to the Class AIII-1, Class AIII-2 and
                  Class AIII-3 Certificates;

                  (ii) the Group II Senior Principal Distribution Amount
            remaining after priority first (ii) above, sequentially, as follows:

                        (a) sequentially, to the Class AIII-1, Class AIII-2 and
                  Class AIII-3 Certificates; and

                        (b) to the Class AI Certificates, in accordance with the
                  Class AI Certificates Principal Allocation, after giving effect to the distribution made pursuant to priority first (i) above; and

                  (iii) the Group III Senior Principal Distribution Amount
            remaining after priority first (iii) above, sequentially, as follows:

                        (a) concurrently, to the Class AII-1A and Class AII-1B
                  Certificates, pro rata; and

                        (b) to the Class AI Certificates, in accordance with the
                  Class AI Certificates Principal Allocation, after giving effect to the distribution made pursuant to priority first (i) above;

            third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates;

            fourth, concurrently, to the Class M-8A and Class M-8B Certificates, pro rata;

            fifth, sequentially, to the Class M-9 and Class M-10 Certificates;
      and

            sixth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in
      Section 4.02(b).

            (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect:

            first, concurrently, as follows:

                  (i) the Group I Senior Principal Distribution Amount, to the
            Class AI Certificates, in accordance with the Class AI Certificates Principal Allocation;

                  (ii) the Group II Senior Principal Distribution Amount,
            concurrently, to the Class AII-1A and Class AII-1B Certificates, pro rata; and

                  (iii) the Group III Senior Principal Distribution Amount,
            sequentially, to the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates;

            second, concurrently, as follows:

                  (i) the Group I Senior Principal Distribution Amount remaining after priority first (i) above, concurrently, as follows:

                        (a) concurrently, to the Class AII-1A and Class AII-1B
                  Certificates, pro rata; and

                        (b) sequentially, to the Class AIII-1, Class AIII-2 and
                  Class AIII-3 Certificates;

                  (ii) the Group II Senior Principal Distribution Amount
            remaining after priority first (ii) above, sequentially, as follows:

                        (a) sequentially, to the Class AIII-1, Class AIII-2 and
                  Class AIII-3 Certificates; and

                        (b) to the Class AI Certificates, in accordance with the
                  Class AI Certificates Principal Allocation, after giving effect to the distribution made pursuant to priority first (i) above; and

                  (iii) the Group III Senior Principal Distribution Amount
            remaining after priority first (iii) above, sequentially, as follows:

                        (a) concurrently, to the Class AII-1A and Class AII-1B
                  Certificates, pro rata; and

                        (b) to the Class AI Certificates, in accordance with the
                  Class AI Certificates Principal Allocation, after giving effect to the distribution made pursuant to priority first (i) above;

            third, to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount;

            fourth, to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount;

            fifth, to the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount;

            sixth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount;

            seventh, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount;

            eighth, to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount;

            ninth, to the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount;

            tenth, concurrently, to the Class M-8A and Class M-8B Certificates, pro rata, up to the Class M-8 Principal Distribution Amount;

            eleventh, to the Class M-9 Certificates, up to the Class M-9 Principal Distribution Amount;

            twelfth, to the Class M-10 Certificates, up to the Class M-10 Principal Distribution Amount; and

            thirteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in
      Section 4.02(b).

            (b) On each Distribution Date, any Monthly Excess Cashflow Amount remaining after distributions made pursuant to Section 4.02(f) on such Distribution Date shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

            (i) to the Class A Certificates, pro rata, any remaining Accrued Certificate Interest for such Distribution Date;

            (ii) to the Class A Certificates, pro rata, any Interest Carry Forward Amounts for such Classes for such Distribution Date;

            (iii) to the Class AII-1B Certificates, any Class AII-1B Realized Loss Amortization Amount for such Distribution Date;

            (iv) to the Class M-1 Certificates, any remaining unpaid Accrued Certificate Interest for such Distribution Date;

            (v) to the Class M-1 Certificates, any remaining Interest Carry Forward Amount for such Distribution Date;

            (vi) to the Class M-1 Certificates, any Class M-1 Realized Loss Amortization Amount for such Distribution Date;

            (vii) to the Class M-2 Certificates, any remaining unpaid Accrued Certificate Interest for such Distribution Date;

            (viii) to the Class M-2 Certificates, any remaining Interest Carry Forward Amount for such Distribution Date;

            (ix) to the Class M-2 Certificates, any Class M-2 Realized Loss Amortization Amount for such Distribution Date;

            (x) to the Class M-3 Certificates, any remaining unpaid Accrued Certificate Interest for such Distribution Date;

            (xi) to the Class M-3 Certificates, any remaining Interest Carry Forward Amount for such Distribution Date;

            (xii) to the Class M-3 Certificates, any Class M-3 Realized Loss Amortization Amount for such Distribution Date;

            (xiii) to the Class M-4 Certificates, any remaining unpaid Accrued Certificate Interest for such Distribution Date;

            (xiv) to the Class M-4 Certificates, any remaining Interest Carry Forward Amount for such Distribution Date;

            (xv) to the Class M-4 Certificates, any Class M-4 Realized Loss Amortization Amount for such Distribution Date;

            (xvi) to the Class M-5 Certificates, any remaining unpaid Accrued Certificate Interest for such Distribution Date;

            (xvii) to the Class M-5 Certificates, any remaining Interest Carry Forward Amount for such Distribution Date;

            (xviii) to the Class M-5 Certificates, any Class M-5 Realized Loss Amortization Amount for such Distribution Date;

            (xix) to the Class M-6 Certificates, any remaining unpaid Accrued Certificate Interest for such Distribution Date;

            (xx) to the Class M-6 Certificates, any remaining Interest Carry Forward Amount for such Distribution Date;

            (xxi) to the Class M-6 Certificates, any Class M-6 Realized Loss Amortization Amount for such Distribution Date;

            (xxii) to the Class M-7 Certificates, any remaining unpaid Accrued Certificate Interest for such Distribution Date;

            (xxiii) to the Class M-7 Certificates, any remaining Interest Carry Forward Amount for such Distribution Date;

            (xxiv) to the Class M-7 Certificates, any Class M-7 Realized Loss Amortization Amount for such Distribution Date;

            (xxv) to the Class M-8A and Class M-8B Certificates, any remaining unpaid Accrued Certificate Interest for such Distribution Date, pro rata, based on the remaining Accrued Certificate Interest for each such class;

            (xxvi) to the Class M-8A and Class M-8B Certificates, any remaining Interest Carry Forward Amount for such Distribution Date, pro rata, based on the remaining Interest Carry Forward Amount for each such class;

            (xxvii) to the Class M-8A and Class M-8B Certificates, any Class M-8A and Class M-8B Realized Loss Amortization Amount for such Distribution Date, pro rata, in accordance with their Unpaid Realized Loss Amounts;

            (xxviii) to the Class M-9 Certificates, any remaining unpaid Accrued Certificate Interest for such Distribution Date;

            (xxix) to the Class M-9 Certificates, any remaining Interest Carry Forward Amount for such Distribution Date;

            (xxx) to the Class M-9 Certificates, any Class M-9 Realized Loss Amortization Amount for such Distribution Date;

            (xxxi) to the Class M-10 Certificates, any remaining unpaid Accrued Certificate Interest for such Distribution Date;

            (xxxii) to the Class M-10 Certificates, any remaining Interest Carry Forward Amount for such Distribution Date;

            (xxxiii) to the Class M-10 Certificates, any Class M-10 Realized Loss Amortization Amount for such Distribution Date;

            (xxxiv) first, to the Class A Certificates, pro rata (based on the Cap Carryover Amount for each such Class), and then sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A and Class M-8B (pro rata, based on the Principal Balance for each such Class), Class M-9 and Class M-10 Certificates, any Cap Carryover Amount for such Class; and

            (xxxv) to the Class CE Certificates, up to the Class CE Distributable Amount for such Distribution Date.

            On each Distribution Date, there shall be distributed to the Holder of the Class R Certificate in respect of the Class R-1 Interest, any remaining amount in the Distribution Account on such date after the application pursuant to Sections 4.01, 4.02(a) and 4.02(b)(i)-(xxxv).

            (c) On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Penalties collected by the Servicer in connection with the Principal Prepayment in full of any of the Mortgage Loans, any Originator Prepayment Penalty Payment Amounts or Servicer Prepayment Penalty Payment Amounts and shall distribute such amounts to the Holders of the Class P Certificates. Such amounts shall be treated as having been distributed to the Holders of the Class P Certificates from the Grantor Trust.

            (d) Any amounts distributed to the Certificates (other than the Class CE, Class P and Class R Certificates) in respect of interest pursuant to Sections 4.02(b)(xxxiv) which constitute Cap Carryover Amounts shall first be deemed distributed by REMIC 2 as a distribution to the Class CE Certificates, and then distributed to the Certificates (other than the Class CE, Class P and Class R Certificates) from the Grantor Trust as payments on notional principal contracts in the nature of cap contracts. Any remaining amount with respect to the Class CE Certificates or any remaining Yield Maintenance Agreement Payments shall be treated as having been distributed to the Holders of the Class CE Certificates from the Grantor Trust.

            (e) On each Distribution Date, Unpaid Realized Loss Amounts on the Certificates (other than the Class CE, Class P and Class R Certificates) will be reduced by the amount of any Subsequent Recoveries received during the related Prepayment Period in the same order as Realized Loss Amortization Amounts are paid to the Certificates (other than the Class CE, Class P and Class R Certificates) pursuant to Section 4.02(b) above.

            (f) On each Distribution Date, prior to any distributions of the Monthly Excess Cashflow Amount pursuant to Section 4.02(b), any Monthly Excess Interest Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date: (i) concurrently, based on each Class' Interest Percentage of the Current Interest Shortfall for such Distribution Date, to the Class A Certificates, pro rata, and (ii) sequentially, up to each Class' Interest Percentage of the Current Interest Shortfall for such Distribution Date, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A and Class M-8B (pro rata), Class M-9 and Class M-10 Certificates.

            Section 4.03 Allocation of Losses.

            Realized Losses shall be allocated, through the priority of distributions in Section 4.02, first against the Monthly Excess Interest Amount and then against the Overcollateralization Amount until such amount has been reduced to zero. If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date the aggregate Principal Balance of the Certificates (other than the Class CE, Class P and Class R Certificates) exceeds the Pool Balance as of the end of the related Collection Period, the resulting Applied Realized Loss Amount will be allocated against the Class M-10, Class M-9, Class M-8A and Class M-8B (pro rata), Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order and until the respective Principal Balances thereof are reduced to zero. In addition, on any Distribution Date after the Principal Balance of the Class M-1 Certificates has been reduced to zero, if after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date, the aggregate Principal Balance of the Class AII-1A and Class AII-1B Certificates exceeds the aggregate unpaid principal balance of the Group II Mortgage Loans as of the end of the related Collection Period, the resulting Class AII-1B Applied Realized Loss Amount shall be allocated against the Class AII-1B Certificates until their Principal Balance has been reduced to zero.

            Section 4.04 Method of Distribution.

            The Securities Administrator shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in


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Section 10.01 respecting the final distribution), in the case of
Certificateholders of the Certificates, by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

            Section 4.05 Distributions on Book-Entry Certificates.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of Securities Administrator, the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

            Section 4.06 Statements.

            (a) On each Distribution Date, based on the Mortgage Loan information contained in the Remittance Report, the Securities Administrator shall prepare and make available on its website at www.ctslink.com, a statement (the "Distribution Date Statement") as to the distributions made on such Distribution Date:

            (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal, separately identified and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Penalties, Originator Prepayment Penalty Payment Amounts and Servicer Prepayment Penalty Payment Amounts;

            (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest or Class CE Distributable Amount, separately identified;

            (iii) the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency and the Targeted Overcollateralization Amount as of such Distribution Date and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount for such Distribution Date;


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

            (iv) the aggregate amount of servicing compensation received by the Servicer during the related Collection Period;

            (v) the aggregate amount of Advances for the related Collection Period, cumulative unreimbursed Advances and Servicing Advances and cumulative Nonrecoverable Advances;

            (vi) the Pool Balance, at the close of business at the end of the related Collection Period;

            (vii) the number, weighted average remaining term to maturity and weighted average Mortgage Interest Rate of the Mortgage Loans as of the related Due Date;

            (viii) the number and aggregate unpaid principal balance of Mortgage Loans (a) 30 to 59 days past due on a contractual basis, (b) 60 to 89 days past due on a contractual basis, (c) 90 or more days past due on a contractual basis, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (ix) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid Principal Balance of the REO Property as of the close of business on the last Business Day of such calendar month and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

            (x) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Collection Period;

            (xi) separately stated for each Loan Group, the aggregate amount of Principal Prepayments made during the related Prepayment Period;

            (xii) separately stated for each Loan Group, the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses;

            (xiii) the Principal Balance of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses or Applied Realized Loss Amounts, as applicable, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses or Applied Realized Loss Amounts;

            (xiv) the Accrued Certificate Interest in respect of each Class of Certificates for such Distribution Date and any related Cap Carryover Amounts, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

            (xv) the aggregate amount of any Prepayment Interest Shortfalls and of any Compensating Interest for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.23;

            (xvi) the Interest Percentage for each Class of Certificates, the amount of any Current Interest Shortfall and the amount of the distribution made to each Class of Certificates pursuant to Section 4.02(e) for such Distribution Date;

            (xvii) the Cap Carryover Amounts distributed on such Distribution Date, the amounts remaining after giving effect to distributions thereof on such Distribution Date and the amount of all Cap Carryover Amounts covered by withdrawals from the applicable Reserve Account on such Distribution Date;

            (xviii) any Overcollateralization Deficiency after giving effect to the distribution of principal on such Distribution Date;

            (xix) whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original Pool Balance;

            (xx) the Available Funds;

            (xxi) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

            (xxii) the information contained in the Liquidation Report for such Distribution Date;

            (xxiii) the aggregate Principal Balance of Mortgage Loans purchased by the Servicer or the Depositor during the related Prepayment Period and indicating the section of this Agreement requiring or allowing the purchase of each such Mortgage Loan;

            (xxiv) the aggregate Principal Balance of the Mortgage Loans repurchased by the NIMS Insurer or the Depositor during the related Prepayment Period in connection with Section 3.16;

            (xxv) the amount of the Credit Risk Manager Fee paid;

            (xxvi) the Mortgage Loan identifying number of each Mortgage Loan with a Prepayment Penalty that was the subject of a Principal Prepayment in full during the related Collection Period, the Prepayment Penalty listed on each related Mortgage Note and the Prepayment Penalty collected, the Servicer Prepayment Penalty Payment Amount paid by the Servicer or the Originator Prepayment Penalty Payment Amount paid by the Originator with respect to each such Mortgage Loan;

            (xxvii) the amount of any Yield Maintenance Agreement Payments for such Distribution Date; and


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

            (xxviii) the amount of Subsequent Recoveries received during the related Prepayment Period.

            Assistance in using the Securities Administrator's website can be obtained by calling the Securities Administrator's customer service desk at
(301) 815-6600. The Securities Administrator shall provide such information to parties that are unable to use the above distribution option by mailing to them via first class mail a paper copy of the Distribution Date Statement, upon request of any such party made by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

            The Securities Administrator may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the Servicer.

            In the case of information furnished pursuant to subclauses (i),
(ii) and (xiii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Closing Date.

            (b) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii), (xiv) and (xvii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Securities Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

            (c) On each Distribution Date, the Securities Administrator shall forward to the Class R Certificateholder a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Securities Administrator deems necessary or appropriate. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Class R Certificateholder by the Securities Administrator pursuant to any requirements of the Code as from time to time in force.

            Section 4.07 Remittance Reports; Advances.

            (a) On the 15th calendar day of each month, or the following Business Day if such 15th calendar day is not a Business Day, the Servicer shall deliver to the Securities Administrator by telecopy (or by such other means as the Servicer and the Securities Administrator may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall electronically forward to the Securities Administrator in such medium as may be agreed between the Servicer and the Securities

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Administrator the information set forth in such Remittance Report with respect to the related Distribution Date and such information reasonably available to the Servicer necessary in order for the Securities Administrator to perform the calculations necessary to make the distributions and allocations contemplated by
Section 4.01, 4.02 and 4.03 and to prepare the Distribution Date Statement. The Securities Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

            (b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.07(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Collection Period and as to which REO Property an REO Disposition did not occur during the related Collection Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for such Collection Period, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan.

            On or before 2:00 p.m. New York City time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Securities Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.07, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 and
4.02 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Securities Administrator will provide notice to the Servicer by telecopy by 4:00 p.m. New York City time on any Servicer Remittance Date in the event that (i) the Servicer fails to remit the Advances required to be made by the Servicer for the related Distribution Date or (ii) the amount remitted by the Servicer to the Securities Administrator on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

            (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect

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to any Mortgage Loan, shall continue until the earlier of such time as the Trust acquires title to the related Mortgaged Property or such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until the recovery of all Liquidation Proceeds thereon.

            (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Securities Administrator.

            (e) In the event that the Servicer fails to remit any Advances as required pursuant to this Section 4.07, the Securities Administrator shall notify the Trustee by 4:00 p.m. on the Servicer Remittance Date. On or before 11:00 a.m. New York City time on the Distribution Date immediately following the Servicer Remittance Date, the Trustee shall remit in immediately available funds to the Securities Administrator such Advances that the Servicer was required but failed to make for the related Distribution Date; provided that the Trustee may conclusively rely upon any determination by the Servicer that an Advance if made would be a Nonrecoverable Advance; provided further that the Trustee is not obligated to make any Advance that the Trustee, in its good faith business judgment, determines would constitute a Nonrecoverable Advance, such determination to be evidenced by an Officer's Certificate of the Trustee delivered to the Securities Administrator. So long as there is no Servicer Event of Termination as a result of 7.01(a)(i)(A), the Servicer shall pay to the Trustee interest at an annual rate equal to Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law on any Advances made by the Trustee and not reimbursed in accordance with this Agreement. Such interest shall be solely an obligation of the Servicer and shall not be payable or reimbursable form any assets of the Trust Fund.

            Section 4.08 REMIC Distributions.

            (a) On each Distribution Date, the Securities Administrator shall cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

            (i) to Holders of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1 Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1AII1A, REMIC 1 Regular Interest LT1AII1B, REMIC 1 Regular Interest LT1AIII1, REMIC 1 Regular Interest LT1AIII2, REMIC 1 Regular Interest LT1AIII3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1

      Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9, REMIC 1 Regular Interest LT1M10 and REMIC 1 Regular Interest LT1ZZ, pro rata, in an amount equal to
      (A) the Uncertificated Accrued Interest for such Distribution Date, plus
      (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LT1ZZ shall be reduced and deferred when the REMIC 1 Overcollateralized Amount is less than the REMIC 1 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1 Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1AII1A, REMIC 1 Regular Interest LT1AII1B, REMIC 1 Regular Interest LT1AIII1, REMIC 1 Regular Interest LT1AIII2, REMIC 1 Regular Interest LT1AIII3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1M10 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates;

            (ii) to Holders of REMIC 1 Regular Interest LT1SUB, REMIC 1 Regular Interest LT1GRP, REMIC 1 Regular Interest LT2SUB, REMIC 1 Regular Interest LT2GRP, REMIC 1 Regular Interest LT3SUB, REMIC 1 Regular Interest LT3GRP and REMIC 1 Regular Interest LT1XX, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

            (iii) to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the REMIC 1 Marker Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                        (1) to REMIC 1 Regular Interest LT1AA, 98.00% of such
                  remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest is reduced to zero;

                        (2) to REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular
                  Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1 Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1AII1A, REMIC 1 Regular Interest LT1AII1B, REMIC 1 Regular Interest LT1AIII1, REMIC


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

                  1 Regular Interest LT1AIII2, REMIC 1 Regular Interest LT1AIII3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1M10, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero; then

                        (3) to REMIC 1 Regular Interest LT1ZZ, 1.00% of such
                  remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero;

            provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Aggregate Overcollateralization Release Amount shall be allocated to (i) REMIC 1 Regular Interest LT1AA and (ii) REMIC 1 Regular Interest LT1ZZ, respectively; and

            (iv) to the Holders of REMIC 1 Regular Interests, in an amount equal to the REMIC 1 Sub WAC Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, such that distributions of principal shall be deemed to be made to the REMIC 1 Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC 1 Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Principal Balance of the Mortgage Loans in the related group of Mortgage Loans; second, to each REMIC 1 Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is equal to 0.01% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related group of Mortgage Loans over (y) the aggregate current Principal Balance of the Class A Certificates in the related group of Mortgage Loans (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC 1 Regular Interests such that the REMIC 1 Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC 1 Regular Interest LT1XX.

            (b) The Securities Administrator shall cause the following allocation of losses:

            (i) The REMIC 1 Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and the REMIC 1 Marker Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1AI1A, REMIC 1 Regular Interest LT1AI1B, REMIC 1 Regular Interest LT1AI2, REMIC 1 Regular Interest LT1AI3, REMIC 1

      Regular Interest LT1AI4, REMIC 1 Regular Interest LT1AI5, REMIC 1 Regular Interest LT1AI6, REMIC 1 Regular Interest LT1AI7, REMIC 1 Regular Interest LT1AI8, REMIC 1 Regular Interest LT1AI9, REMIC 1 Regular Interest LT1AII1A, REMIC 1 Regular Interest LT1AII1B, REMIC 1 Regular Interest LT1AIII1, REMIC 1 Regular Interest LT1AIII2, REMIC 1 Regular Interest LT1AIII3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8A, REMIC 1 Regular Interest LT1M8B, REMIC 1 Regular Interest LT1M9, REMIC 1 Regular Interest LT1M10 and REMIC 1 Regular Interest LT1ZZ pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest;

            (ii) The REMIC 1 Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and the REMIC 1 Sub WAC Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LT1SUB, REMIC 1 Regular Interest LT1GRP, REMIC 1 Regular Interest LT2SUB, REMIC 1 Regular Interest LT2GRP, REMIC 1 Regular Interest LT3SUB, REMIC 1 Regular Interest LT3GRP and REMIC 1 Regular Interest LT1XX, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest;

            (iii) The REMIC 1 Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date to the following REMIC 1 Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M10 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M10 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M9 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M8A and REMIC 1 Regular Interest LT1M8B (such 1% to be allocated between REMIC 1 Regular Interest LT1M8A and REMIC 1 Regular Interest LT1M8B as described in Section 4.08(c)), and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1M8A and REMIC 1 Regular Interest LT1M8A have been reduced to zero; sixth, to the Uncertificated


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      Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular
      Interest LT1M7 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M7 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M6 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M6 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M5 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M5 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M4 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M4 has been reduced to zero; eleventh to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M3 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M3 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M2 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M2 has been reduced to zero; and thirteenth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M1 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1M1 has been reduced to zero; and

            (iv) The REMIC 1 Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC 1 Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC 1 Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is equal to 0.01% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related Loan Group over (y) the aggregate current Principal Balances of the Class A Certificates in the related group of Mortgage Loans (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC 1 Regular Interests such that the REMIC 1 Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC 1 Regular Interest LT1XX.

            (c) Realized Losses allocated to REMIC 1 Regular Interest LT1M8A and REMIC 1 Regular Interest LT1M8B pursuant to priority fifth of Section 4.08(b)(iii) shall be allocated between REMIC 1 Regular Interest LT1M8A and REMIC 1 Regular Interest LT1M8B based on their Uncertificated Principal Balances.

            (d) With respect to REMIC 1, any increase in principal balance due to a Subsequent Recovery shall be allocated as follows: 50% to REMIC 1 Regular Interest LT1XX;


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

49% to REMIC 1 Regular Interest LT1AA; 0.5% to REMIC 1 Regular Interest LT1ZZ; and 0.5% to each REMIC 1 Regular Interest that is a Corresponding Class to any REMIC 2 Regular Interest that was increased as a result of such Subsequent Recovery (provided, that if more than one REMIC 2 Regular Interest is so increased, such amount shall be allocated to the REMIC 1 Regular Interests that are Corresponding Classes in the same proportion as the increase is allocated to the applicable REMIC 2 Regular Interests).

            (e) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 4.08 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            Each of the Class AI-1A, Class AI-1B, Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8, Class AI-9, Class AII-1A, Class AII-1B, Class AIII-1, Class AIII-2, Class AIII-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A, Class M-8B, Class M-9, Class M-10, Class CE, Class P and Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Certificates (other than the Class CE, Class P and Class R Certificates) shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral multiples of $1,000 in excess thereof. The Class CE and Class P Certificates are issuable only in minimum Percentage Interests of 10%. The Class R Certificate is issuable only as a single certificate.

            The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Securities Administrator by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Certificates (other than the Class CE, Class P and Class R Certificates) shall be Book-Entry Certificates. The Class CE, Class P and Class R Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office of the Securities Administrator a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Securities Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Securities Administrator as Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Securities Administrator, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Certificate Registrar to the same extent as they apply to the Securities Administrator. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Securities Administrator, the Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

            Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of the Class R Certificate, upon satisfaction of the conditions set forth below, the Securities Administrator on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Securities Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the Depository by, or on behalf of, the Depositor; or to, and deposited with the Certificate Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph
(c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Securities Administrator and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

            (c) If the Depository advises the Securities Administrator in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and the Securities Administrator or the Depositor is unable to locate a qualified successor and upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall, at the Trust's expense, execute on behalf of the Trust and the Certificate Registrar shall authenticate definitive, fully registered certificates (the "Definitive Certificates"). None of the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Securities Administrator, the Certificate Registrar, the Servicer, the Securities Administrator, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) Except with respect to a transfer of the Private Certificates between or among the Depositor, the Seller, their affiliates or both, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, the Certificate Registrar and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Certificate Registrar or the Depositor or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter in substantially in the form attached hereto as Exhibit J-1 or J-2 (in the case of the Class P, Class CE or Class R Certificates) or in the form attached hereto as Exhibit J-2 (in the case of the Class M-8A, Class M-8B, Class M-9 or Class M-10 Certificates) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Certificate Registrar or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. For purposes of this Section 5.02(d) the representations required in any transferor certificate (substantially in the form of Exhibit L hereto) and any investment letter (substantially in the form of Exhibit J-2 hereto) shall be deemed to have been made in connection with the transfer of any Private Certificate that is a Book-Entry Certificate.

            No transfer of an ERISA-Restricted Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor, (such requirement is satisfied only by the Certificate Registrar's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) (except in the case of the Class R Certificate) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Certificate Registrar, to the effect that the purchase or holding of such ERISA Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA Section 4975 of the Code on Similar Law and will not subject the Depositor, the Servicer, the Trustee, the Securities Administrator, the NIMS Insurer or the Certificate Registrar to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

            Each Person who has or who acquires any Ownership Interest in the Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in the Class R Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in the Class R Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in the Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in the Class R Certificate, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

            A. an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

            B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificate.

            (iv) Any attempted or purported transfer of any Ownership Interest in the Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become the Holder of the Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of the Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause
      (iii). The Securities Administrator shall be entitled to recover from any Holder of the Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the

      Securities Administrator to the prior Holder of such Class R Certificate that is a Permitted Transferee.

            (v) If any Person other than a Disqualified Organization acquires any Ownership Interest in the Class R Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of the Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of the Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Securities Administrator to the previous Holder of the Class R Certificate that is a Permitted Transferee, except that in the event that the Securities Administrator determines that the Holder of the Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Securities Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Securities Administrator and it shall not be liable to any Person having an Ownership Interest in the Class R Certificate as a result of its exercise of such discretion.

            (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in the Class R Certificate in violation of the restrictions in this Section, then the Securities Administrator will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Securities Administrator shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

            (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any

Certificate and (ii) there is delivered to the Securities Administrator, the Trustee, the Depositor, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Securities Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners.

            The Servicer, the Depositor, the Trustee, the Securities Administrator, the NIMS Insurer, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the NIMS Insurer, the Securities Administrator, the Trustee, the Certificate Registrar or any Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and 4.02 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Trustee, the Securities Administrator, the NIMS Insurer nor any agent of any of them shall be affected by notice to the contrary.

            Section 5.05 Appointment of Paying Agent.

            The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and 4.02 and shall report the amounts of such distributions to the Securities Administrator. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Securities Administrator. The Securities Administrator may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor, the NIMS Insurer and the Rating Agencies. The Securities Administrator as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Securities Administrator, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Paying Agent to the same extent as they apply to the Securities Administrator. Any Paying Agent appointed in accordance with this Section 5.05 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Securities Administrator, the Servicer, the NIMS Insurer and the Depositor, such resignation to become effective upon appointment of a successor Paying Agent.

                                   ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

            Section 6.01 Liability of the Servicer and the Depositor.

            The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

            Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor.

            Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any organization succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor servicer.

            Section 6.03 Limitation on Liability of the Servicer and Others.

            Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor pursuant to Section 3.05. The Servicer's right to indemnity or reimbursement pursuant

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to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

            Section 6.04 Servicer Not to Resign.

            Subject to the provisions of Section 7.01 and Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and the Securities Administrator in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the Securities Administrator; and (b) each Rating Agency shall have delivered a letter to the Trustee and the Securities Administrator prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Securities Administrator.

            Section 6.05 Delegation of Duties.

            In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Servicer shall provide the Trustee and the Rating Agencies with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.


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                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Servicer Events of Termination.

            (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

            (i) (A) The failure by the Servicer to make any Advance, Servicing Advance or to pay Compensating Interest; or (B) any other failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement, which failure continues unremedied for a period of three Business Days after the first date on which written notice of such failure is given to the Servicer; or

            (ii) The failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Securities Administrator or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Interests or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

            (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

            (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or


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            (v) the Servicer becoming ineligible to service for both Fannie Mae and Freddie Mac (unless remedied within 90 days).

            (b) Then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 1:00 p.m. New York City time on the Business Day immediately following the Distribution Date, the Trustee may terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance (such Advance required to be made by the Trustee in accordance with the provisions of Section 4.07(e)) and assume, pursuant to Section 7.02, the duties of a successor servicer and (y) in the case of (i)(B), (ii), (iii), (iv) and (v) above, the Trustee shall, at the direction of the NIMS Insurer or Holders of each Class of Regular Certificates evidencing Voting Interests aggregating not less than 66 2/3%, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to the Securities Administrator, each Rating Agency, the NIMS Insurer and the Depositor. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section or successor servicer appointed in connection with Section 7.02; and, without limitation, the Trustee or successor servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee (or the applicable successor servicer) of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement within twenty Business Days subsequent to such notice, the transfer within two Business Days subsequent to such notice to the Trustee (or the applicable successor servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred in connection with transferring the servicing to the successor servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor servicer (or if the predecessor servicer is the Trustee, the initial servicer) upon presentation of reasonable documentation of such costs and expenses, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

            Notwithstanding any termination of the activities of a Servicer hereunder, the Servicer shall be entitled to receive payment of all accrued and unpaid Servicing Fees and


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


reimbursement for all outstanding Advances and Servicing Advances properly made prior to the date of termination.

            Section 7.02 Trustee to Act; Appointment of Successor.

            (a) Within 90 days of the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to
Section 7.01 or 6.04, the Trustee (or such other successor servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee (or such other successor servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to
Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The successor servicer shall be entitled to withdraw from the Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer, including costs and expenses of the Trustee. The appointment of a successor servicer shall not affect any liability of the predecessor servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.11 or to indemnify the parties indicated in Section 3.24 pursuant to the terms thereof, nor shall any successor servicer be liable for any acts or omissions of the predecessor servicer or for any breach by such servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.


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

            Section 7.03 Waiver of Defaults.

            The Holders of Certificates entitled to at least 66 2/3% of the Voting Interests allocated to the Classes of Certificates affected by a Servicer Event of Termination may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that such Holders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Securities Administrator and the Rating Agencies.

            Section 7.04 Notification to Certificateholders.

            (a) On any termination or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Securities Administrator and the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

            (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the Securities Administrator and all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

            Section 7.05 Survival of Servicer Liabilities.

            Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

            Section 8.01 Duties of Trustee and Securities Administrator.

            The Trustee, prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, and the Securities Administrator, each undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If a Servicer Event of Termination has occurred (which has not been cured), of which a Responsible Officer of the Trustee has knowledge, the Trustee shall exercise such of the rights and powers vested in


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

it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, the Trustee and the Securities Administrator shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee or the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve the Trustee and the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, the Trustee or the Securities Administrator, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator and conforming to the requirements of this Agreement;

            (ii) neither the Trustee nor the Securities Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Securities Administrator, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining or investigating the facts related thereto;

            (iii) neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising or omitting to exercise any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement; and


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

            (iv) neither the Trustee nor the Securities Administrator shall be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or any Servicer Event of Termination unless a Responsible Officer of the Trustee or the Securities Administrator obtains actual knowledge of such failure or the Trustee or the Securities Administrator receives written notice of such failure from the Servicer or the Majority Certificateholders.

            Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Securities Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

            Section 8.02 Certain Matters Affecting the Trustee and the Securities Administrator.

            (a) Except as otherwise provided in Section 8.01:

            (i) the Trustee and the Securities Administrator may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee and the Securities Administrator may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders or the NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee or the Securities Administrator, as the case may be, to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act;


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

            (iv) neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholders or the NIMS Insurer; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee and the Securities Administrator may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee or the Securities Administrator, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

            (vi) neither the Trustee nor the Securities Administrator shall be accountable, have any liability or make any representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02;

            (vii) each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and neither the Trustee nor the Securities Administrator shall be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care; and

            (viii) the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act.

            Section 8.03 Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator assumes any responsibility for the correctness of the same. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and


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

authentication of the Securities Administrator on the Certificates, in the case of the Securities Administrator) or of any Mortgage Loan or Related Document. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than the Trustee's responsibility if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than the Trustee's responsibility if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation (except, in the case of the Trustee, after receipt of notice of any non-compliance therewith or any breach thereof); any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than the Trustee's responsibility if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Mortgagor; any action of the Servicer (other than the Trustee's responsibility if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), taken in the name of the Trust; the failure of the Servicer to act or perform any duties required of it as agent of the Trust hereunder (other than the Trustee's responsibility if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); or any action by the Trustee or the Securities Administrator taken at the instruction of the Servicer (other than the Trustee's responsibility if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee and the Securities Administrator of their obligation to perform their respective duties under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

            Section 8.04 Trustee and Securities Administrator May Own Certificates.

            Each of the Trustee and the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee or Securities Administrator and may transact any banking and trust business with the Servicer, the Depositor or their Affiliates.

            Section 8.05 Trustee and Securities Administrator Fees and Expenses.

            The Securities Administrator shall be entitled to the investment income on funds on deposit in the Distribution Account as set forth in Section
3.23. This shall constitute


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

compensation to the Securities Administrator for its activities hereunder. The fees and expenses of the Trustee shall be paid in accordance with a side letter agreement between the Trustee and the Securities Administrator. The Trust shall reimburse the Trustee and the Securities Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee or Securities Administrator hereunder or that does not constitute an "unanticipated expense" of the REMIC within the meaning of Treasury Regulation
Section 1.860G(b)(3)(ii). In addition, the Trustee, the Securities Administrator and their respective officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee or the Securities Administrator, as applicable, under this Agreement, (ii) incurred by reason of willful misfeasance, bad faith or negligence of the Trustee or Securities Administrator, as applicable, in the performance of its respective duties hereunder or by reason of the Trustee's or the Securities Administrator's, as the case may be, reckless disregard of its obligations and duties hereunder or (iii) or that does not constitute an "unanticipated expense" of the REMIC within the meaning of Treasury Regulation Section 1.860G(b)(3)(ii). The Trustee and its officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, that may be imposed on, incurred by or asserted against the Custodian in any way related to or arising out of the Custodial Agreement or any action taken or not taken by the Custodian and which the Trustee had paid to the Custodian pursuant to the terms of the Custodial Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Custodian under the Custodial Agreement or (ii) or incurred by reason of willful misfeasance, bad faith or negligence of the Custodian in the performance of its duties under the Custodial Agreement or by reason of the Custodian's reckless disregard of its obligations under the Custodial Agreement. Subject to the provisions of this
Article VIII, the Trustee and its officers, directors, employees and agents shall be indemnified by the Securities Administrator from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred by the Trustee in connection with or arising out of the willful misfeasance, bad faith or negligence of the Securities Administrator in the performance of its duties under this Agreement or by reason of the Securities Administrator's reckless disregard of its obligations and duties under this Agreement. Subject to the provisions of this Article VIII, the Securities Administrator and its officers, directors, employees and agents shall be indemnified by the Trustee from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred by the Securities Administrator in connection with or arising out of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties under this Agreement or by reason of the Trustee's reckless disregard of its obligations and duties under this Agreement. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee or Securities Administrator hereunder.


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

            Section 8.06 Eligibility Requirements for Trustee and Securities Administrator.

            Each of the Trustee and the Securities Administrator shall at all times be (i) an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or a member of a bank holding system, the aggregate combined capital surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in
Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a minimum long-term debt rating of [___] by [__] and [__] and [__] by [__] and a long term debt rating of at least [__] or better by [__], and subject to supervision or examination by federal or state authority. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee and the Securities Administrator (other than the initial Trustee or Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee or Securities Administrator at the time such Trustee or Securities Administrator is appointed Trustee or Securities Administrator, at such entity's expense, to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or Securities Administrator shall resign immediately in the manner and with the effect specified in Section 8.07. The Securities Administrator (i) may not be the Originator, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "[__]" by [__] and "[__]" by [__], if [__] and [__], as applicable, is a Rating Agency, or the equivalent rating by [__] (or such other rating acceptable to [__] and [__] pursuant to a ratings confirmation). If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 8.06, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

            Section 8.07 Resignation or Removal of Trustee and Securities Administrator.

            The Trustee or the Securities Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the NIMS Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Securities Administrator, as applicable, reasonably acceptable to the NIMS Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and one copy to the successor Trustee or Securities Administrator, as the case may be. If no successor Trustee or Securities Administrator shall have been so appointed and having


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accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

            If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as the case may be. If the Depositor or the Servicer removes the Trustee or the Securities Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee or Securities Administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed and one copy to the successor Trustee or Securities Administrator.

            The Majority Certificateholders or the NIMS Insurer may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Servicer, the Depositor, the NIMS Insurer, the Securities Administrator and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or Securities Administrator, as the case may be, reasonably acceptable to the NIMS Insurer in accordance with this Section.

            Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or Securities Administrator as provided in Section 8.08.

            Section 8.08 Successor Trustee and Successor Securities
Administrator.

            Any successor Trustee or Securities Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Rating Agencies, the Servicer and to its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities Administrator shall become effective, and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator. The Depositor, the Servicer and the predecessor Trustee or Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee or Securities Administrator all such rights, powers, duties and obligations.

            No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or


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Securities Administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Securities Administrator shall not result in a downgrading of the Regular Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

            Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 8.08, the successor Trustee or Securities Administrator shall mail notice of the appointment of a successor Trustee or Securities Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

            Section 8.09 Merger or Consolidation of Trustee or Securities Administrator.

            Any entity into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any entity succeeding to the business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or Securities Administrator hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the NIMS Insurer. If the Servicer and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:


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

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Securities Administrator and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Securities Administrator, the Rating Agencies and the Servicer.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

            Section 8.11 Limitation of Liability.

            The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as Securities Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust.


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

            Section 8.12 Trustee or Securities Administrator May Enforce Claims Without Possession of Certificates.

            (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Securities Administrator without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee or the Securities Administrator shall be brought in its own name or in its capacity as Trustee or Securities Administrator for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee or Securities Administrator, as the case may be, or their agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            (b) The Trustee shall afford the Depositor, the Servicer, the Securities Administrator and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the NIMS Insurer, the Servicer, the Depositor, the Securities Administrator and such Certificateholder and shall make available to the Servicer, the Depositor, the Securities Administrator and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Depositor, the NIMS Insurer, the Servicer, the Securities Administrator and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            (c) The Securities Administrator shall afford the Depositor, the Trustee, the Servicer, the NIMS Insurer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties. The Securities Administrator shall cooperate fully with the Servicer, the Trustee, the NIMS Insurer, the Depositor and such Certificateholder and shall make available to the Servicer, the Trustee, the NIMS Insurer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Securities Administrator's duties hereunder. The Depositor, the Trustee, the Servicer, the NIMS Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and are not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

            Section 8.13 Suits for Enforcement.

            In case a Servicer Event of Termination or other default by the Servicer hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 8.14 Waiver of Bond Requirement.

            The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 8.15 Waiver of Inventory, Accounting and Appraisal Requirement.

            The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

            Section 8.16 Appointment of Custodian.

            Wells Fargo Bank, N.A., has been appointed Custodian by the Trustee pursuant to the Custodial Agreement. If such entity resigns or is terminated as Custodian pursuant to the Custodial Agreement, the Trustee shall serve as Custodian or the Trustee may, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in the form of the Custodial Agreement or otherwise in a form acceptable to the Depositor and the Servicer. Subject to this Article VIII, the Trustee agrees to comply with the terms of the Custodial Agreement and any such custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian will be a depositary institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and afforded the same protections hereunder as the Trustee.

                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

            Section 9.01 REMIC Administration.

            (a) The Trustee shall make or cause to be made REMIC elections for each of REMIC 1 and REMIC 2 as set forth in the Preliminary Statement on Forms 1066 as prepared by the Securities Administrator or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The Securities Administrator shall prepare such Forms 1066 and any other appropriate federal tax or information return and deliver them to the Trustee on a timely basis for the Trustee's execution. The Trustee shall execute and the Securities Administrator shall file such forms. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

            (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

            (c) The Securities Administrator shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder. The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Trust.

            (d) The Securities Administrator shall prepare or cause to be prepared, and cause the Trustee to sign and file or cause to be filed, each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator. The Securities Administrator will apply for an Employer Identification Number from the Internal Revenue Service via a form SS-4 or any other acceptable method for all REMICs and other tax entities and will also file a Form 8811 with respect to all such REMICs with the Internal Revenue Service.

            (e) The Holder of the Class R Certificate shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each REMIC, and the Securities Administrator is irrevocably designated as and shall act as attorney-in-fact and agent for such Tax Matters Person for each REMIC. The Securities Administrator, as agent for the Tax Matters Person, shall perform, on behalf of each REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Class R Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

            (f) The Trustee, the Securities Administrator, the Servicer, and the Holders of Certificates shall take any action or cause any REMIC formed under this Agreement to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Servicer, the Securities Administrator or the Holder of the Class R Certificate shall take any action or cause any REMIC formed under this Agreement to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Securities Administrator, the Trustee and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC formed under this Agreement or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of the Class R Certificate will consult with the Securities Administrator, the Trustee and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Securities Administrator, the Trustee or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

            (g) The Holder of the Class R Certificate shall pay when due any and all taxes imposed on any REMIC formed under this Agreement by federal or state governmental authorities, but only from amounts, if any, distributable thereon. To the extent that such REMIC taxes are not paid by the Class R Certificateholder, the Securities Administrator shall pay any remaining REMIC taxes out of future amounts otherwise distributable to the Holder of the Class R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of the REMIC Regular Interests or the Certificates, as the case may be.

            (h) The Securities Administrator, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC formed under this Agreement on a calendar year and on an accrual basis.

            (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Loans.

            (j) None of the Trustee, the Securities Administrator or the Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

            (k) On or before April 15 of each calendar year, beginning in 20 , the Securities Administrator shall deliver to each Rating Agency an Officer's Certificate stating the Securities Administrator's compliance with the provisions of this Section 9.01.

            (l) The Securities Administrator shall treat (i) the rights of the Certificates (other than the Class CE, Class P and Class R Certificates) to receive Cap Carryover Amounts as a right in interest rate cap contracts written by the Class CE Certificateholders in favor of the Holders of the Certificates (other than the Class CE, Class P and Class R Certificates) and (ii) the rights of the Class CE Certificates under the Yield Maintenance Agreements in accordance with the terms thereof and shall assign such rights for federal tax return and information reporting a value of zero. The Securities Administrator shall account for such as property held separate and apart from the regular interests it holds in each of the REMICs created hereunder. The provisions of this paragraph are intended to satisfy the requirements of Treasury Regulations Section

1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistent with such regulation. On each Distribution Date, to the extent the Certificates (other than the Class CE, Class P and Class R Certificates) receive interest in excess of their Pass-Through Rate, such interest will be treated as distributed to the Class CE Certificates, together with any amount deposited in the Reserve Accounts in respect of the Yield Maintenance Agreements, and then paid to the respective Classes of Certificates (other than the Class CE, Class P and Class R Certificates) pursuant to the related interest rate cap agreement.

            Section 9.02 Prohibited Transactions and Activities.

            None of the Depositor, the Servicer, the Securities Administrator or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to
Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement, (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement or (vi) an optional purchase by the NIMS Insurer and the Depositor pursuant to Section 3.16 of this Agreement, nor acquire any assets for any REMIC constituting part of the Trust Fund, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC constituting part of the Trust Fund after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than the Class R Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

            Section 9.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

            In the event that any REMIC formed hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer, the Trustee or the Securities Administrator of its duties and obligations set forth herein, such person shall indemnify the Holder of the Class R Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that no such person shall be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Class R Certificate on which such person has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer, the Trustee or the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

            Section 9.04 REO Property.

            (a) Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provision of this Agreement, the Servicer, acting on behalf of the Trust hereunder, shall not rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has advised the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

            (b) The Servicer shall make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Servicer shall dispose of any REO Property before the close of the third calendar year beginning after the year of its acquisition by the Trust Fund unless the Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, any REMIC constituting part of the Trust Fund may hold REO Property for a longer period without adversely affecting its REMIC status or causing the imposition of a Federal or state tax upon any REMIC constituting part of the Trust Fund. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value as determined in good faith by the Servicer for such longer period as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property by September 30th of the third year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the applicable period, (i) purchase such REO Property at a price equal to the REO Property's fair market value as determined in good faith by the Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the applicable period.

            Section 9.05 Grantor Trust Administration.

            The parties intend that the portions of the Trust Fund consisting of the right of the Class P Certificates to receive Prepayment Penalties, Originator Prepayment Penalty Payment Amounts and Servicer Prepayment Penalty Payment Amounts, the right of the Certificates (other than the Class CE, Class P and Class R Certificates) to receive Cap Carryover Amounts, the Reserve Accounts and the right of the Class CE Certificates to receive Yield Maintenance Agreement Payments subject to the obligation of the Class CE Certificates to pay Cap Carryover Amounts, shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall furnish or cause to be furnished (i) the Holders of the Class P Certificates, (ii) to the Holders of the Regular Certificates (other than the Class CE Certificates) and (iii) to the Holders of the Class CE Certificates and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, their allocable shares of income and expenses with respect to the property held by the Grantor Trust, at the time or times and in the manner required by the Code.

                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination.

            (a) The respective obligations and responsibilities of the Servicer, the Depositor, the Trustee, the Securities Administrator and the Certificate Registrar created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Securities Administrator to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE Certificateholders, or if there is no Majority Class CE Certificateholders, the Depositor of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE Certificateholders or Depositor may, at its option, terminate the Trust Fund and retire the Certificates on the next succeeding Distribution Date upon which the aggregate current Pool Balance is less than 10% of the Cut-off Date Aggregate Principal Balance by purchasing all of the outstanding (i) Mortgage Loans in the Trust Fund at a price equal to the sum of the outstanding unpaid principal balance of the Mortgage Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Collection Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and (ii) REO Properties in the Trust Fund at a price equal to their fair market value as determined in good faith by the Servicer (the "Termination Price"). If the NIMS Insurer or the Majority Class CE Certificateholder (or, if there is no Majority Class CE Certificateholder, the Depositor or an affiliate of the Depositor) is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, however, the option may not be exercised unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. Notwithstanding the foregoing, no party may exercise this optional purchase right unless any Reimbursement Amount owed to the Trust pursuant to
Section 2.03 hereof has been paid.

            Any such purchase shall be accomplished by delivery by the party exercising the optional purchase right on the Determination Date before such Distribution Date of the Termination Price to the Securities Administrator for deposit into the Distribution Account as part of Available Funds.

            (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator upon the Securities Administrator receiving notice of such date from the Depositor by letter to the Certificateholders and the Securities Administrator mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Securities Administrator therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Securities Administrator therein specified. Not less than five (5) Business Days prior to such Determination Date relating to such Distribution Date, the Securities Administrator shall notify the Depositor of the amount of any unpaid Reimbursement Amount owed to the Trust.

            (c) Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Sections
4.01 and 4.02 for such Distribution Date.

            (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Securities Administrator shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto (except with respect to the Class CE and Class P Certificates) and the Securities Administrator upon transfer of such funds shall be discharged of any responsibility for such funds, and all other Certificateholders shall look to the Class R Certificateholder for payment.

            Section 10.02 Additional Termination Requirements.

            (a) In the event that the NIMS Insurer, the Majority Class CE Certificateholders or the Depositor exercises its purchase option as provided in
Section 10.01,
the Trust shall be terminated in accordance with the following additional requirements, unless the Securities Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates (other than the Class P Certificates) are outstanding:

            (i) The Securities Administrator shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each of REMIC 1 and REMIC 2 and shall specify such date in the final federal income tax return of each REMIC;

            (ii) After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Securities Administrator shall sell all of the assets of the Trust to the NIMS Insurer, the Majority Class CE Certificateholders or Depositor for cash; and

            (iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited in the order of priority set forth in
      Section 4.02 and then to the Class R Certificateholder, all cash on hand in respect of the REMICs after such payment (other than cash retained to meet claims) and the Trust shall terminate at such time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Securities Administrator as their attorney in fact to: (i) designate such date of adoption of plans of complete liquidation and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            This Agreement may be amended from time to time by the Depositor, the Servicer, the Securities Administrator and the Trustee; with the consent of the NIMS Insurer and without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, (iv) to comply with any requirements imposed by the Code or (v) to provide for the rights of the NIMS Insurer; provided, however, that any such action listed in clause (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) delivery to the Depositor, the Servicer, the Securities Administrator and the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for each outstanding Class of Certificates (other than the Class CE, Class P and Class R

Certificates) to the effect that such amendment will not cause such Rating Agency to lower or withdrawal of the then current rating of such outstanding Classes of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Servicer, the Securities Administrator and the Trustee.

            In addition, this Agreement may be amended from time to time by the Depositor, the Servicer, the Securities Administrator and the Trustee, with the consent of the NIMS Insurer and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class aggregating at least 66 2/3% of the Voting Interests evidenced by such Class, or (z) reduce the percentage of Voting Interests required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee and the Securities Administrator will not consent to any amendment of the applicable Agreement unless it shall first have received an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. Each of the Securities Administrator and Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or Securities Administrator's own rights, duties or immunities under this Agreement.

            Notwithstanding any provision of this Agreement to the contrary, none of the Securities Administrator, the Trustee or the NIMS Insurer shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

            Promptly after the execution of any such amendment the Securities Administrator shall furnish, at the expense of the Person that requested the amendment if such Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

            Section 11.02 Recordation of Agreement; Counterparts.

            To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Interests shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law; Jurisdiction.

            This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

            Section 11.05 Notices.

            All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Trustee, [__________________________], Attention: WFHET 20 - ,
or such other address as may hereafter be furnished to the Depositor, the Securities Administrator and the Servicer in writing by the Trustee, (b) in the case of the Depositor, Wells Fargo Asset Securities Corporation, 7430 New Technology Way, Frederick, Maryland 21703, Attention: Vice President, Structured Finance, or such other address as may be furnished to the Servicer, the Securities Administrator and the Trustee in writing by the Depositor, (c) in the case of the Servicer, Wells Fargo Bank, N.A., 405 Southwest 5th Street, Des Moines, Iowa 50309, Attention: Senior Vice President, Servicing, and Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, Iowa 50328-0001, Attention: John B. Brown, MAC X2401-042, or such other address as may be hereafter furnished to the Depositor, the Trustee and the Securities Administrator by the Servicer in writing and (d) in the case of the Securities Administrator, Wells Fargo Bank, N.A., [_____________________], Attention: Client Manager-WFHET, Series 20 - , or such other address as may be hereafter furnished to the Depositor, the Trustee and the Servicer by the Securities Administrator in writing. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Article and Section References.

            All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

            Section 11.08 Notice to the Rating Agencies.

            (a) Each of the Trustee and the Securities Administrator shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which a Responsible Officer of the Trustee or the Securities Administrator, as the case may be, has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

            (iii) the resignation or termination of the Servicer, the Securities Administrator or the Trustee;

            (iv) the final payment to Holders of the Certificates of any Class;

            (v) any change in the location of any Account; and

            (vi) if the Trustee is acting as successor servicer pursuant to
      Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

            In addition, the Securities Administrator shall promptly furnish to each Rating Agency copies of the following:

                  (A) each annual statement as to compliance described in
            Section 3.19 hereof;

                  (B) each annual independent public accountants' servicing
            report described in Section 3.20 hereof; and

                  (C) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

            Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to: [_______], [_______________________], Attention: [_____________];[_______],
[_______________________], Attention: [_____________];[_______],
[_______________________], Attention: [_____________]; and [_______],
[_______________________], Attention: [_____________].

            Section 11.09 Further Assurances.

            Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders, the Securities Administrator nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

            Section 11.10 Benefits of Agreement.

            Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the NIMS Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except that the Custodian is an express third party beneficiary of this Agreement for purposes of Section 8.05.

            The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

            Section 11.11 Acts of Certificateholders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Securities Administrator and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Securities Administrator, the Trustee and the Trust, if made in the manner provided in this Section 11.11.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

            (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Administrator or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

            IN WITNESS WHEREOF, the Depositor, the Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       WELLS FARGO ASSET SECURITIES
                                          CORPORATION, as Depositor

                                       By:____________________________________
                                          Name:
                                          Title:


                                       WELLS FARGO BANK, N.A., as Servicer

                                       By:____________________________________
                                          Name:
                                          Title:


                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator

                                       By:____________________________________
                                          Name:
                                          Title:

                                       [___________________], as Trustee

                                       By:____________________________________
                                          Name:
                                          Title:

STATE OF                )
                        ) SS.:
COUNTY OF               )

            On the [___] day of [_______], 20 before me, a notary public in and for said State, personally appeared [_____________], known to me to be a [____________] of Wells Fargo Asset Securities Corporation, a Delaware corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       Notary Public

STATE OF                )
                        ) ss.:
COUNTY OF               )

            On the [___] day of [_______], 20 before me, a notary public in and for said State, personally appeared [_____], known to me to be a [_________] of Wells Fargo Bank, N.A., a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       Notary Public

STATE OF                )
                        ) ss.:
COUNTY OF               )

            On the [___] day of [_______], 20 before me, a notary public in and for said State, personally appeared [_______________], known to me to be a [_______] of Wells Fargo Bank, N.A., a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF                )
                        ) ss.:
COUNTY OF               )

            On the [___] day of [_______], 20 before me, a notary public in and for said State, personally appeared [_______________], known to me to be a [_______] of [______________________], a [______________________], that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

                                 EXHIBIT A-AI-1A

                      [FORM OF THE CLASS AI-1A CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS AI-1A

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20  -  , Class AI-1A              Original Principal Balance of the Class
                                         AI-1A Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing:
[__________], 20                         Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],  Trustee:  [_________________]
20

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                    A-AI-1A-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AI-1A Certificates) in that certain beneficial ownership interest evidenced by all the Class AI-1A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AI-1A Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AI-1A Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AI-1A Certificates for each Distribution Date will be the lesser of (i) the Class AI-1A Formula Rate and (ii) the Group I Cap. Interest


                                   A-AI-1A-2
will accrue on the Class AI-1A Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AI-1A Certificates.

            The Class AI-1A Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                   A-AI-1A-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-AI-1A-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                   A-AI-1A-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                   A-AI-1A-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                    A-AI-1A-7

                                 EXHIBIT A-AI-1B

                      [FORM OF THE CLASS AI-1B CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS AI-1B

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AI-1B                Original Principal Balance of the Class
                                         AI-1B Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Fixed
                                         Certificate Interest Rate:  Fixed
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                    A-AI-1B-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AI-1B Certificates) in that certain beneficial ownership interest evidenced by all the Class AI-1B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AI-1B Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AI-1B Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AI-1B Certificates for each Distribution Date will be the lesser of (i) the Class AI-1B Formula Rate and (ii) the Group I Cap. Interest


                                   A-AI-1B-2
will accrue on the Class AI-1B Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1A Certificates.

            The Class AI-1B Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                   A-AI-1B-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-AI-1B-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                   A-AI-1B-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                   A-AI-1B-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                   A-AI-1B-7

                                 EXHIBIT A-AI-2

                      [FORM OF THE CLASS AI-2 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS AI-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AI-2                 Original Principal Balance of the Class
                                         AI-2 Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Fixed
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                    A-AI-2-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AI-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class AI-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AI-2 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AI-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AI-2 Certificates for each Distribution Date will be the lesser of (i) the Class AI-2 Formula Rate and
(ii) the Group I Cap. Interest will


                                    A-AI-2-2
accrue on the Class AI-2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AI-2 Certificates.

            The Class AI-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                    A-AI-2-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                    A-AI-2-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                    A-AI-2-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                    A-AI-2-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                    A-AI-2-7

                                 EXHIBIT A-AI-3

                      [FORM OF THE CLASS AI-3 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS AI-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AI-3                 Original Principal Balance of the Class
                                         AI-3 Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Fixed
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                    A-AI-3-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AI-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class AI-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AI-3 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AI-3 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AI-3 Certificates for each Distribution Date will be the lesser of (i) the Class AI-3 Formula Rate and
(ii) the Group I Cap. Interest will


                                    A-AI-3-2
accrue on the Class AI-3 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AI-3 Certificates.

            The Class AI-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                    A-AI-3-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                    A-AI-3-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                    A-AI-3-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                    A-AI-3-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                    A-AI-3-7

                                 EXHIBIT A-AI-4

                      [FORM OF THE CLASS AI-4 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS AI-4

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AI-4                 Original Principal Balance of the Class
                                         AI-4 Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Fixed
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                    A-AI-4-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AI-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class AI-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AI-4 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AI-4 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AI-4 Certificates for each Distribution Date will be the lesser of (i) the Class AI-4 Formula Rate and
(ii) the Group I Cap. Interest will


                                    A-AI-4-2
accrue on the Class AI-4 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AI-4 Certificates.

            The Class AI-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                    A-AI-4-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                    A-AI-4-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                    A-AI-4-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                    A-AI-4-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                    A-AI-4-7

                                 EXHIBIT A-AI-5

                      [FORM OF THE CLASS AI-5 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS AI-5

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AI-5                 Original Principal Balance of the Class
                                         AI-5 Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Fixed
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                    A-AI-5-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AI-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class AI-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AI-5 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AI-5 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AI-5 Certificates for each Distribution Date will be the lesser of (i) the Class AI-5 Formula Rate and
(ii) the Group I Cap. Interest will


                                    A-AI-5-2
accrue on the Class AI-5 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AI-5 Certificates.

            The Class AI-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                    A-AI-5-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                    A-AI-5-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                    A-AI-5-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                    A-AI-5-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                    A-AI-5-7

                                 EXHIBIT A-AI-6

                      [FORM OF THE CLASS AI-6 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS AI-6

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AI-6                 Original Principal Balance of the Class
                                         AI-6 Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Fixed
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                    A-AI-6-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AI-6 Certificates) in that certain beneficial ownership interest evidenced by all the Class AI-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AI-6 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AI-6 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AI-6 Certificates for each Distribution Date will be the lesser of (i) the Class AI-6 Formula Rate and
(ii) the Group I Cap. Interest will


                                    A-AI-6-2
accrue on the Class AI-6 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AI-6 Certificates.

            The Class AI-6 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                    A-AI-6-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                    A-AI-6-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                    A-AI-6-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                    A-AI-6-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                    A-AI-6-7

                                 EXHIBIT A-AI-7

                      [FORM OF THE CLASS AI-7 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS AI-7

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AI-7                 Original Principal Balance of the Class
                                         AI-7 Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Fixed
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                    A-AI-7-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AI-7 Certificates) in that certain beneficial ownership interest evidenced by all the Class AI-7 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AI-7 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AI-7 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AI-7 Certificates for each Distribution Date will be the lesser of (i) the Class AI-7 Formula Rate and
(ii) the Group I Cap. Interest will


                                    A-AI-7-2
accrue on the Class AI-7 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AI-7 Certificates.

            The Class AI-7 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                    A-AI-7-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                    A-AI-7-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                    A-AI-7-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                    A-AI-7-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                    A-AI-7-7

                                 EXHIBIT A-AI-8

                      [FORM OF THE CLASS AI-8 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS AI-8

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AI-8                 Original Principal Balance of the Class
                                         AI-8 Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Fixed
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                    A-AI-8-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AI-8 Certificates) in that certain beneficial ownership interest evidenced by all the Class AI-8 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AI-8 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AI-8 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AI-8 Certificates for each Distribution Date will be the lesser of (i) the Class AI-8 Formula Rate and
(ii) the Group I Cap. Interest will


                                    A-AI-8-2
accrue on the Class AI-8 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AI-8 Certificates.

            The Class AI-8 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                    A-AI-8-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                    A-AI-8-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                    A-AI-8-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                    A-AI-8-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                    A-AI-8-7

                                 EXHIBIT A-AI-9

                      [FORM OF THE CLASS AI-9 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                  WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS AI-9

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AI-9                 Original Principal Balance of the Class
                                         AI-9 Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Fixed
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                    A-AI-9-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AI-9 Certificates) in that certain beneficial ownership interest evidenced by all the Class AI-9 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AI-9 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AI-9 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AI-9 Certificates for each Distribution Date will be the lesser of (i) the Class AI-9 Formula Rate and
(ii) the Group I Cap. Interest will


                                    A-AI-9-2
accrue on the Class AI-9 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AI-9 Certificates.

            The Class AI-9 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                    A-AI-9-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                    A-AI-9-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                    A-AI-9-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                    A-AI-9-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                    A-AI-9-7

                                EXHIBIT A-AII-1A

                     [FORM OF THE CLASS AII-1A CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                           SERIES 20 - , CLASS AII-1A

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AII-1A               Original Principal Balance of the Class
                                         AII-1A Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                   A-AII-1A-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AII-1A Certificates) in that certain beneficial ownership interest evidenced by all the Class AII-1A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AII-1A Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AII-1A Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AII-1A Certificates for each Distribution Date will be the lesser of (i) the Class AII-1A Formula Rate and (ii) the Group II


                                   A-AII-1A-2

Cap. Interest will accrue on the Class AII-1A Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AII-1A Certificates.

            The Class AII-1A Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                   A-AII-1A-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-AII-1A-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                   A-AII-1A-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                   A-AII-1A-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                   A-AII-1A-7

                                 EXHIBIT AII-1B

                     [FORM OF THE CLASS AII-1B CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                  WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                           SERIES 20 - , CLASS AII-1B

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AII-1B               Original Principal Balance of the Class
                                         AII-1B Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                   A-AII-1B-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AII-1B Certificates) in that certain beneficial ownership interest evidenced by all the Class AII-1B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AII-1B Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AII-1B Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AII-1B Certificates for each Distribution Date will be the lesser of (i) the Class AII-1B Formula Rate and (ii) the Group II


                                   A-AII-1B-2

Cap. Interest will accrue on the Class AII-1B Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            After the Principal Balances of the Subordinate Certificates have been reduced to zero, the Principal Balance of the Class AII-1B Certificates will be reduced by the excess of the total Principal Balance of the Class AII-1A Certificates and the Class AII-1B Certificates over the unpaid principal balance of the Group II Mortgage Loans.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AII-1B Certificates.

            The Class AII-1B Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


                                   A-AII-1B-3

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-AII-1B-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                   A-AII-1B-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                   A-AII-1B-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                   A-AII-1B-7

                                EXHIBIT A-AIII-1

                     [FORM OF THE CLASS AIII-1 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                           SERIES 20 - , CLASS AIII-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AIII-1               Original Principal Balance of the Class
                                         AIII-1 Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                   A-AIII-1-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AIII-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class AIII-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AIII-1 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AIII-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AIII-1 Certificates for each Distribution Date will be the lesser of (i) the Class AIII-1 Formula Rate and (ii) the Group III Cap. Interest


                                   A-AIII-1-2
will accrue on the Class AIII-1 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AIII-1 Certificates.

            The Class AIII-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                   A-AIII-1-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-AIII-1-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                   A-AIII-1-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                   A-AIII-1-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                   A-AIII-1-7

                                EXHIBIT A-AIII-2

                     [FORM OF THE CLASS AIII-2 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                           SERIES 20 - , CLASS AIII-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AIII-2               Original Principal Balance of the Class
                                         AIII-2 Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                   A-AIII-2-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AIII-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class AIII-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AIII-2 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AIII-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AIII-2 Certificates for each Distribution Date will be the lesser of (i) the Class AIII-2 Formula Rate and (ii) the Group III Cap. Interest


                                   A-AIII-2-2
will accrue on the Class AIII-2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AIII-2 Certificates.

            The Class AIII-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                   A-AIII-2-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-AIII-2-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                   A-AIII-2-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                   A-AIII-2-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                   A-AIII-2-7

                                EXHIBIT A-AIII-3

                     [FORM OF THE CLASS AIII-3 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                           SERIES 20 - , CLASS AIII-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class AIII-3               Original Principal Balance of the Class
                                         AIII-3 Certificates as of the Closing
                                         Date: $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement:  [__________], 20             Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date:  [__________], 20

CUSIP:

ISIN:


                                   A-AIII-3-1

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class AIII-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class AIII-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AIII-3 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AIII-3 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class AIII-3 Certificates for each Distribution Date will be the lesser of (i) the Class AIII-3 Formula Rate and (ii) the Group III Cap. Interest


                                   A-AIII-3-2
will accrue on the Class AIII-3 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class AIII-3 Certificates.

            The Class AIII-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                   A-AIII-3-3

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                   A-AIII-3-4

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                   A-AIII-3-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                   A-AIII-3-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                   A-AIII-3-7

                                   EXHIBIT B-1

                         [FORM OF CLASS M-1 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.


                                     B-1-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                             SERIES 20 - , CLASS M-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class M-1                  Original Principal Balance of the
                                         Class M-1 Certificates as of the
                                         Closing Date:  $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement: [__________], 20              Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date: [__________], 20

CUSIP:

ISIN:

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the


                                     B-1-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-1 Certificates for each Distribution Date will be the lesser of (i) the Class M-1 Formula Rate and
(ii) the Pool Cap. Interest will accrue on the Class M-1 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-1 Certificates.

            The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the


                                     B-1-3

Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate


                                     B-1-4

Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-1-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     B-1-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     B-1-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                      B-1-8

                                   EXHIBIT B-2

                         [FORM OF CLASS M-2 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.


                                     B-2-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                             SERIES 20 - , CLASS M-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION

Series 20  -  , Class M-2                Original Principal Balance of the
                                         Class M-2 Certificates as of the
                                         Closing Date:  $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement: [__________], 20              Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date: [__________], 20

CUSIP:

ISIN:

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the


                                     B-2-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-2 Certificates for each Distribution Date will be the lesser of (i) the Class M-2 Formula Rate and
(ii) the Pool Cap. Interest will accrue on the Class M-2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-2 Certificates.

            The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates and Class M-1 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the


                                     B-2-3

Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the


                                     B-2-4

Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-2-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     B-2-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     B-2-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                      B-2-8

                                   EXHIBIT B-3

                         [FORM OF CLASS M-3 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1 AND CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.


                                     B-3-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                             SERIES 20 - , CLASS M-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class M-3                  Original Principal Balance of the
                                         Class M-3 Certificates as of the
                                         Closing Date:  $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement: [__________], 20              Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date: [__________], 20

CUSIP:

ISIN:

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the


                                     B-3-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-3 Certificates for each Distribution Date will be the lesser of (i) the Class M-3 Formula Rate and
(ii) the Pool Cap. Interest will accrue on the Class M-3 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-3 Certificates.

            The Class M-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A, Class M-1 and Class M-2 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the


                                     B-3-3

Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the


                                     B-3-4

Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-3-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     B-3-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     B-3-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     B-3-8

                                   EXHIBIT B-4

                         [FORM OF CLASS M-4 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2 AND CLASS M-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.


                                     B-4-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                             SERIES 20 - , CLASS M-4

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class M-4                  Original Principal Balance of the
                                         Class M-4 Certificates as of the
                                         Closing Date:  $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement: [__________], 20              Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date: [__________], 20

CUSIP:

ISIN:

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the


                                     B-4-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-4 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-4 Certificates for each Distribution Date will be the lesser of (i) the Class M-4 Formula Rate and
(ii) the Pool Cap. Interest will accrue on the Class M-4 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-4 Certificates.

            The Class M-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A, Class M-1, Class M-2 and Class M-3 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the


                                     B-4-3

Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the


                                     B-4-4

Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-4-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     B-4-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     B-4-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                      B-4-8

                                   EXHIBIT B-5

                         [FORM OF CLASS M-5 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3 AND CLASS M-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.


                                     B-5-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                             SERIES 20 - , CLASS M-5

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class M-5                  Original Principal Balance of the
                                         Class M-5 Certificates as of the
                                         Closing Date:  $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement: [__________], 20              Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date: [__________], 20

CUSIP:

ISIN:

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the


                                     B-5-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-5 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-5 Certificates for each Distribution Date will be the lesser of (i) the Class M-5 Formula Rate and
(ii) the Pool Cap. Interest will accrue on the Class M-5 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-5 Certificates.

            The Class M-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the


                                     B-5-3

Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the


                                     B-5-4

Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-5-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     B-5-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     B-5-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     B-5-8

                                   EXHIBIT B-6

                         [FORM OF CLASS M-6 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4 AND CLASS M-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.


                                     B-6-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                             SERIES 20 - , CLASS M-6

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class M-6                  Original Principal Balance of the
                                         Class M-6 Certificates as of the
                                         Closing Date:  $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement: [__________], 20              Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date: [__________], 20

CUSIP:

ISIN:

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-6 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the


                                     B-6-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-6 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-6 Certificates for each Distribution Date will be the lesser of (i) the Class M-6 Formula Rate and
(ii) the Pool Cap. Interest will accrue on the Class M-6 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-6 Certificates.

            The Class M-6 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the


                                     B-6-3

Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the


                                     B-6-4

Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-6-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     B-6-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     B-6-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                      B-6-8

                                   EXHIBIT B-7

                         [FORM OF CLASS M-7 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5 AND CLASS M-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.


                                     B-7-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                             SERIES 20 - , CLASS M-7

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class M-7                  Original Principal Balance of the
                                         Class M-7 Certificates as of the
                                         Closing Date:  $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement: [__________], 20              Servicer: Wells Fargo Bank, N.A.


First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date: [__________], 20

CUSIP:

ISIN:

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-7 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-7 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the


                                     B-7-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-7 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-7 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-7 Certificates for each Distribution Date will be the lesser of (i) the Class M-7 Formula Rate and
(ii) the Pool Cap. Interest will accrue on the Class M-7 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-7 Certificates.

            The Class M-7 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 Certificates and Class M-6 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the


                                     B-7-3

Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the


                                     B-7-4

Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-7-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                      B-7-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     B-7-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                      B-7-8

                                  EXHIBIT B-8A

                        [FORM OF CLASS M-8A CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6 AND CLASS M-7 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.


                                     B-8A-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS M-8A

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class M-8A                 Original Principal Balance of the
                                         Class M-8A Certificates as of the
                                         Closing Date:  $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement: [__________], 20              Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date: [__________], 20

CUSIP:

ISIN:

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-8A Certificates) in that certain beneficial ownership interest evidenced by all the Class M-8A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the


                                     B-8A-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-8A Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-8A Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-8A Certificates for each Distribution Date will be the lesser of (i) the Class M-8A Formula Rate and
(ii) the Pool Cap. Interest will accrue on the Class M-8A Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-8A Certificates.

            The Class M-8A Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the


                                     B-8A-3

Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the


                                     B-8A-4

Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-8A-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     B-8A-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     B-8A-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     B-8A-8

                                  EXHIBIT B-8B

                        [FORM OF CLASS M-8B CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6 AND CLASS M-7 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.


                                     B-8B-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS M-8B

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class M-8B                 Original Principal Balance of the
                                         Class M-8B Certificates as of the
                                         Closing Date:  $
Certificate Interest Rate:  Fixed
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement: [__________], 20              Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date: [__________], 20

CUSIP:

ISIN:

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-8B Certificates) in that certain beneficial ownership interest evidenced by all the Class M-8B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the


                                     B-8B-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-8B Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-8B Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-8B Certificates for each Distribution Date will be the lesser of: (i) the Class M-8B Formula Rate and (ii) the Pool Cap for such Distribution Date. Interest will accrue on the Class M-8B Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-8B Certificates.

            The Class M-8B Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the


                                     B-8B-3

Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the


                                     B-8B-4

Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-8B-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     B-8B-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     B-8B-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     B-8B-8

                                   EXHIBIT B-9

                         [FORM OF CLASS M-9 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7, CLASS M-8A AND CLASS M-8B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.


                                     B-9-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                             SERIES 20 - , CLASS M-9

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class M-9                  Original Principal Balance of the
                                         Class M-9 Certificates as of the
                                         Closing Date:  $
Certificate Interest Rate:  Floating
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement: [__________], 20              Servicer: Wells Fargo Bank, N.A.

First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date: [__________], 20

CUSIP:

ISIN:

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-9 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-9 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the


                                     B-9-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-9 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-9 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-9 Certificates for each Distribution Date will be the lesser of (i) the Class M-9 Formula Rate and
(ii) the Pool Cap. Interest will accrue on the Class M-9 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-9 Certificates.

            The Class M-9 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A and Class M-8B Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the


                                     B-9-3

Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the


                                     B-9-4

Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-9-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     B-9-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     B-9-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     B-9-8

                                  EXHIBIT B-10

                        [FORM OF CLASS M-10 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7, CLASS M-8A, CLASS M-8B AND CLASS M-9 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.


                                     B-10-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 20 - , CLASS M-10

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class M-10                 Original Principal Balance of the
                                         Class M-10 Certificates as of the
                                         Closing Date:  $
Certificate Interest Rate:  Fixed
                                         Initial Principal Balance: $
Date of Pooling and Servicing
Agreement: [__________], 20              Servicer: Wells Fargo Bank, N.A.


First Distribution Date:  [__________],
20                                       Trustee:  [_________________]

No.                                      Closing Date: [__________], 20

CUSIP:

ISIN:

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-10 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-10 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the


                                     B-10-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-10 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-10 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-10 Certificates for each Distribution Date will be the lesser of (i) the Class M-10 Formula Rate and
(ii) the Pool Cap. Interest will accrue on the Class M-10 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-10 Certificates.

            The Class M-10 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A, Class M-8B and Class M-9 Certificates as described in the Pooling and Servicing Agreement referred to herein.


                                     B-10-3

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage


                                     B-10-4

Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-10-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     B-10-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     B-10-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     B-10-8

                                   EXHIBIT C-1

                         [FORM OF CLASS CE CERTIFICATES]

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

      THIS CLASS CE CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS CE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.


                                     C-1-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                             SERIES 20 - , CLASS CE

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class CE                   Servicer:  Wells Fargo Bank, N.A.

Date of Pooling and Servicing            Trustee:  [_________________]
Agreement:  [__________], 20

                                         Closing Date: [__________], 20
First Distribution Date:  [__________],
20

No.

Percentage Interest:  100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class CE Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.


                                     C-1-2

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class CE Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     C-1-3

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the proposed transferee provides the Certificate Registrar the Opinion of Counsel described in the Pooling and Servicing Agreement.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the


                                     C-1-4

Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-1-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     C-1-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     C-1-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     C-1-8

                                   EXHIBIT C-2

                          [FORM OF CLASS P CERTIFICATE]

      THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.


                                     C-2-1

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                              SERIES 20 - , CLASS P

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20  -  , Class P                  Servicer:  Wells Fargo Bank, N.A.

Date of Pooling and Servicing            Trustee:  [_________________]
Agreement:  [__________], 20

                                         Closing Date:  [__________], 20
First Distribution Date:  [__________],
20

No.

Percentage Interest:  100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from Prepayment Charges and Servicer Prepayment Charge Payment Amounts in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.


                                     C-2-2

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class P Certificates are limited in right of payment to Prepayment Charges received on the Mortgage Loans, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     C-2-3

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the proposed transferee provides the Certificate Registrar the Opinion of Counsel described in the Pooling and Servicing Agreement.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the


                                     C-2-4

Trustee, the Securities Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-2-5

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     C-2-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     C-2-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                      C-2-8

                                   EXHIBIT C-3

                          [FORM OF CLASS R CERTIFICATE]

      THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN TWO SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN
      SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX


                                     C-3-1

      IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.


                                     C-3-2

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                              SERIES 20 - , CLASS R

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 20 - , Class R                    Servicer:  Wells Fargo Bank, N.A.

Date of Pooling and Servicing            Trustee:  [_________________]
Agreement:  [__________], 20

                                         Closing Date:  [__________], 20
First Distribution Date:  [__________],
20

No.

Percentage Interest:  100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________________ is the registered owner of 100% Percentage Interest in that certain beneficial ownership interest evidenced by the Class R Certificate in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in the amount required to be distributed to the Holder of Class R Certificate on such Distribution Date pursuant to the Agreement.


                                     C-3-3

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificate, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class R Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     C-3-4

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as two separate REMICs or cause the imposition of a tax upon the Trust.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                     C-3-5

            The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-3-6

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       [__________________], as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       [__________________], as Certificate
                                          Registrar

                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:


                                     C-3-7

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _______________
          of survivorship and not as                             (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed


                                     C-3-8

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     C-3-9

                                   EXHIBIT D-1

                         GROUP I MORTGAGE LOAN SCHEDULE



                                      D-1-1

                                   EXHIBIT D-2

                         GROUP II MORTGAGE LOAN SCHEDULE



                                      D-2-1

                                   EXHIBIT D-3

                        GROUP III MORTGAGE LOAN SCHEDULE



                                      D-3-1

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE

To:   [Custodian]

      Re: Pooling and Servicing Agreement dated as of [________], 20 among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as servicer, [_______________], as securities administrator and [______________], as trustee
            --------------------------------------------------------------------

            All capitalized terms used herein shall have the means ascribed to them in the Pooling and Servicing Agreement (the "Agreement") referenced above.

            In connection with the administration of the Mortgage Loans held by you as Custodian pursuant to the Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one):
-------------------------------------------

_____ 1.    Mortgage Paid in Full

_____ 2.    Foreclosure

_____ 3.    Substitution

_____ 4.    Other Liquidation (Repurchases, etc.)

_____ 5.    Nonliquidation    Reason:__________________

                              By:______________________
                                 (authorized signer)

                              Issuer:__________________

                              Address:_________________

                              _________________________

                              Date:____________________

Custodian

[_______________________________]

            Please acknowledge the execution of the above request by your signature and date below:

_____________________________________       __________________
      Signature                             Date

Documents returned to Custodian:

_____________________________________       __________________
      Custodian                             Date

                                   EXHIBIT F-1

                    FORM OF CUSTODIAN'S INITIAL CERTIFICATION

                                                             Date

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

Wells Fargo Bank, N.A.
7485 New Horizon Way
Frederick, Maryland  21703

[____________________________]

      Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [__________], 20 among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as servicer, [_______________], as securities administrator and [_________________], as trustee, with respect to Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates, Series 20 -
            -------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received original Mortgage Note (as described in Section 2.01(a)(i)) relating to each Mortgage Loan listed on Exhibits D-1, D-2 and D-3 to the Pooling and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this initial certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of
Section 2.02 of the Pooling and Servicing Agreement and the Pooling and Servicing Agreement sections cross-referenced therein.


                                     F-1-1

                                       [________________________],
                                          as Custodian

                                       By:______________________________________
                                          Name:
                                          Title:


                                      F-1-2

                                   EXHIBIT F-2

                     FORM OF CUSTODIAN'S FINAL CERTIFICATION

                                                               [Date]

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

Wells Fargo Bank, N.A.
7485 New Horizon Way
Frederick, Maryland  21703

[____________________________]

      Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [__________], 20 among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as servicer, [_______________], as securities administrator and [_________________], as trustee, with respect to Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates, Series 20 -
            ------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedules attached as Exhibits D-1, D-2 and D-3 to the Pooling and Servicing Agreement (other than any Mortgage Loan paid in full or listed on Schedule I hereto), it has received the applicable documents listed in Section 2.01(a) of the Pooling and Servicing Agreement.

            The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedules, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the applicable documents listed in Section
2.01 of the Pooling and Servicing Agreement and has determined that each such document appears to have been executed and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule based on a comparison of the Mortgage Loan identifying number, Mortgagor name and street address.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this final certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.


                                     F-2-1

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                       [________________________],
                                          as Custodian

                                       By:______________________________________
                                          Name:
                                          Title:


                                      F-2-2

                                    EXHIBIT G

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

            Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says: Deponent is ______________________ of ______________________________,
successor by merger to _________________________________________ ("Seller") and
who has personal knowledge of the facts set out in this affidavit.

            On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

            That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

            Seller executes this Affidavit for the purpose of inducing [_______________________________], as trustee on behalf of Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates, Series 20 - , to accept the transfer of the above described loan from Seller.

            Seller agrees to indemnify and hold harmless
[____________________________] and Wells Fargo Asset Securities Corporation for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

                                        By:____________________________________
                                        _______________________________________


STATE OF                )
                        )  SS:
COUNTY OF               )

            On this ____ day of _______ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

            Witness my hand and Notarial Seal this ____ day of _______ 20__.

________________________________
________________________________

My commission expires___________.

                                    EXHIBIT I

                          FORM OF ERISA REPRESENTATION

[____________________________]

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

      Re:   Wells Fargo Asset Securities Corporation,
            Home Equity Asset Backed Certificates, Series 20 -
            --------------------------------------------------

Ladies and Gentlemen:

            1. [The undersigned is the ______________________ of (the
"Transferee") a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.] [The undersigned,
___________________, is the transferee (the "Transferee").]

            2. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") among Wells Fargo Asset Securities Corporation, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as servicer, [_______________], as securities administrator, and [_________________], as trustee (the "Trustee"), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

            3. The Transferee either (x) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any materially similar provisions of applicable federal, state or local law ("Similar Law"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (y) (except in the case of the Class R Certificate) shall deliver to the Certificate Registrar and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Certificate Registrar, and upon which the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code (or similar provisions of Similar Law) and will not subject the Trustee, the Securities Administrator or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Securities Administrator or the Depositor.

            Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

            IN WITNESS WHEREOF, the Transferee has executed this certificate.

                                       _________________________________________
                                       [Transferee]


                                      By:_______________________________________
                                          Name:
                                          Title:

                                   EXHIBIT J-1

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                        [DATE]

[____________________________]

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

Ladies and Gentlemen:

            In connection with our acquisition of the Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates, Series 20 - (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we agree that the Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of
Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and (h) we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.


                                     J-1-1

                                       Very truly yours,

                                       [NAME OF TRANSFEREE]

                                       By:______________________________________
                                          Authorized Officer


                                     J-1-2

                                   EXHIBIT J-2

                       FORM OF RULE 144A INVESTMENT LETTER
                                     [DATE]

[____________________________]

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

      Re:   Wells Fargo Asset Securities Corporation,
            Home Equity Asset Backed Certificates, Series 20 -
            --------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates, Series 20 - (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.


                                     J-2-1

                                       Very truly yours,


                                       [NAME OF TRANSFEREE]


                                       By:______________________________________
                                          Authorized Officer


                                     J-2-2

                                                          ANNEX 1 TO EXHIBIT J-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ 1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ___ Broker-dealer. The Buyer is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934.


-------------

(1) Buyer must own and/or invest on a discretionary basis at least $__________ in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $__________ in securities.


                                     J-2-3

            ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will


                                     J-2-4
continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        ________________________________________
                                        Print Name of Buyer


                                       By:______________________________________
                                          Name:
                                          Title:


                                       Date:____________________________________


                                     J-2-5

                                                          ANNEX 2 TO EXHIBIT J-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.


                                     J-2-6

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       _________________________________________
                                       Print Name of Buyer or Adviser

                                       By:______________________________________
                                           Name:
                                           Title:


                                       IF AN ADVISER:


                                       _________________________________________
                                       Print Name of Buyer

                                       Date:____________________________________


                                      J-2-7

                                    EXHIBIT K

                 FORM OF CLASS R CERTIFICATE TRANSFER AFFIDAVIT

                    WELLS FARGO ASSET SECURITIES CORPORATION,
               HOME EQUITY ASSET BACKED CERTIFICATES, SERIES 20 -

STATE OF                )
                        ) ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is [an officer of] , the proposed Transferee of an Ownership Interest in the Class R Certificates (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as servicer, [_______________], as securities administrator, and [_______________________________], as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organization; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth in this Exhibit L to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is .

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. That the Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            12. That, if the Transferee is purchasing the Class R Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

            13. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code or a plan or arrangement subject to any materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer, duly attested, this ___ day of ________________, 20__.


                                       [NAME OF TRANSFEREE]


                                       By:______________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:



[Assistant] Secretary

            Personally appeared before me the above-named _________, known or proved to me to be the same person who executed the foregoing instrument and to be the __________of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___day of _________, 20__.



                                        ________________________________________
                                        NOTARY PUBLIC


                                        My Commission expires the __day
                                        of __________, 20__.

                                  ATTACHMENT A

                                       to

                   AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF
                  THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Check the appropriate box:

[ ] The consideration paid to the Transferee to acquire the Class R Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Transferee.

            OR

[ ] The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Class R Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations
      Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

            (iv) the Transferee has determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

            (v) in the event of any transfer of the Class R Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of the transferee's purchase of the Class R Certificate.

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

[DATE]

[____________________________]

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

      Re:   Wells Fargo Asset Securities Corporation,
            Home Equity Asset Backed Certificates, Series 20 -
            --------------------------------------------------

Ladies and Gentlemen:

            In connection with our disposition of the Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates, Series 20 - (the "Certificates"), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of the Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of the Class R Certificate is to impede the assessment or collection of tax.


                                       Very truly yours,


                                       [_____________________]


                                       By: ______________________________

                                    EXHIBIT M

                    MONTHLY INFORMATION PROVIDED BY SERVICER

1. With respect to the Mortgage Pool, the Group I Mortgage Loans and the Group II Mortgage Loans, the number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Prepayment Period.

2. With respect to the Mortgage Pool, the Group I Mortgage Loans and the Group II Mortgage Loans, the amount of all curtailments which were received during the related Prepayment Period.

3. With respect to the Mortgage Pool, the Group I Mortgage Loans and the Group II Mortgage Loans, the aggregate amount of the principal portion of all Monthly Payments received during the related Collection Period.

4. With respect to the Mortgage Pool, the Group I Mortgage Loans and the Group II Mortgage Loans, the amount of interest received on the Mortgage Loans during the related Collection Period.

5. With respect to the Mortgage Pool, the Group I Mortgage Loans and the Group II Mortgage Loans, the aggregate amount of the Advances made and recovered with respect to such Distribution Date.

6. With respect to the Mortgage Pool, the Group I Mortgage Loans and the Group II Mortgage Loans, the aggregate amount of the Servicing Advances made and recovered with respect to such Distribution Date.

7. With respect to the Mortgage Pool, the Group I Mortgage Loans and the Group II Mortgage Loans, the delinquency and foreclosure information and the amount of Mortgage Loan Losses during the related Collection Period.

8. The information contained in the Liquidation Report for the related Collection Period.

9. With respect to the Mortgage Pool, the Group I Mortgage Loans and the Group II Mortgage Loans, the weighted average maturity, the weighted average Mortgage Interest Rate and the weighted average Net Mortgage Interest Rate as of the last day of the Collection Period preceding of the related Interest Accrual Period.

10. The Servicing Fees paid and Servicing Fees accrued during the related Collection Period.

11.   [reserved]

12.   [reserved]

13. The amount of all payments or reimbursements to the Servicer paid or to be paid since the prior Distribution Date (or in the case of the first Distribution Date, since the Closing Date).

14. The Pool Balance, the aggregate Principal Balance of the Group I Mortgage Loan and the aggregate Principal Balance of the Group II Mortgage Loans.

15. With respect to the Mortgage Pool, the Group I Mortgage Loans and the Group II Mortgage Loans, the number of Mortgage Loans outstanding at the beginning and at the end of the related Collection Period.

16. The aggregate interest accrued on the Mortgage Loans, the Group I Mortgage Loans and the Group II Mortgage Loans, at their respective Mortgage Interest Rates for the related Collection Period.

17. The amount deposited in the Collection Account which may not be withdrawn therefrom pursuant to an Order of a United States Bankruptcy Court of competent jurisdiction imposing a stay pursuant to Section 362 of U.S. Bankruptcy Code.

18. The aggregate Realized Losses in the Mortgage Pool, in the Group I Mortgage Loans and in the Group II Mortgage Loans since the Cut-off Date as of the end of the related Collection Period.

19. The amount of Prepayment Charges received and the reason for any Prepayment Charges waived during the related Collection Period.

20. The amount of Yield Maintenance Agreement Payments received with respect to such Distribution Date.

                                   EXHIBIT N-1

                  FORM OF CLASS AI YIELD MAINTENANCE AGREEMENT



                                     N-1-1

                                   EXHIBIT N-2

                  FORM OF CLASS AII YIELD MAINTENANCE AGREEMENT


                                     N-2-1

                                   EXHIBIT N-3

                FORM OF CLASS AIII YIELD MAINTENANCE AGREEMENT


                                      N-3-1

                                   EXHIBIT N-4

               FORM OF UPPER MEZZANINE YIELD MAINTENANCE AGREEMENT


                                     N-4-1

                                   EXHIBIT N-5

              FORM OF MIDDLE MEZZANINE YIELD MAINTENANCE AGREEMENT


                                     N-5-1

                                   EXHIBIT N-6

               FORM OF LOWER MEZZANINE YIELD MAINTENANCE AGREEMENT


                                      N-6-1

                                    EXHIBIT O

                              FORM OF CERTIFICATION

                    WELLS FARGO ASSET SECURITIES CORPORATION,
               HOME EQUITY ASSET BACKED CERTIFICATES, SERIES 20 -

      I, [identify the certifying individual] certify that:

1. I have reviewed the annual report on Form 10-K, and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the Wells Fargo Home Equity Asset-Backed Securities 20 - Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee and the Securities Administrator by the Servicer under the Pooling and Servicing Agreement, dated as of [__________], 20 (the "Agreement"), among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as servicer (the "Servicer"), [_______________], as securities administrator (the "Securities Administrator") and [_________________], as trustee (the "Trustee") for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the Servicer under the Agreement and based on my knowledge and upon the annual compliance statement required to be delivered to the Securities Administrator in accordance with the terms of the Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Agreement; and

5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Agreement, that is included in these reports.

                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT P

             FORM OF CERTIFICATION TO BE PROVIDED BY THE SECURITIES
                          ADMINISTRATOR TO THE SERVICER

                    WELLS FARGO ASSET SECURITIES CORPORATION,
               HOME EQUITY ASSET BACKED CERTIFICATES, SERIES 20 -

      I, [identify the certifying individual], certify to Wells Fargo Bank, N.A. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the calendar year [___] and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by that annual report, of the Wells Fargo Home Equity Asset-Backed Securities 20 - Trust;

2. Based on my knowledge, the distribution information in the Distribution Date Statements contained in all Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3. Based on my knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement, dated as of [__________], 20 (the "Agreement"), among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as servicer (the "Servicer"), [_______________], as securities administrator (the "Securities Administrator") and [_________________], as trustee (the "Trustee"), for inclusion in these reports is included in these reports.

                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT Q

                           List of Recordation States

                                    Maryland

                                     Florida


                                      Q-1